Filed Pursuant to Rule 424(b)(3)
File No. 333-141375

PROSPECTUS

COMMERCEPLANET, INC.

OFFERING UP TO 5,587,500 COMMON SHARES

This prospectus relates to the sale of up to 5,587,500 shares of our common stock by selling stockholders.  We are not selling any securities in this offering and therefore will not receive any proceeds from this offering.  We may receive proceeds from the possible future exercise of warrants. All costs associated with this registration will be borne by us. Our common stock is traded on the Over-The-Counter Bulletin Board under the trading symbol "CPNE.OB". On June 13, 2007, the last reported sale price of our common stock on the Over-The-Counter Bulletin Board was $1.40 per share.

____________________

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE
SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

SEE "RISK FACTORS" BEGINNING ON PAGE 5.
____________________

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this Prospectus is June 14, 2007

PROSPECTUS SUMMARY

COMMERCEPLANET, INC.

The following information is a summary of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

ABOUT US

We are a publicly traded media company that trades on the Over-the-Counter Bulletin Board of the National Quotation Service under the ticker symbol "CPNE.OB." We offer media products, lead generation services and marketing tools to our client partners through a turnkey media solution that utilizes our network of wholly-owned subsidiaries, Consumer Loyalty Group, Inc., Legacy Media, Inc., OS Imaging, Inc., and Interaccurate, Inc.

Each subsidiary specializes in a specific niche of the media industry. Their combined services are designed to address all the needs of their client partners including, membership loyalty offers, consumer marketing data management, affiliate list management, printing and fulfillment services, and Web/Data hosting and software development.

The Consumer Loyalty Group offers a suite of revenue generating consumer loyalty based products. These products encompass home based business opportunities, eCommerce retail sales, educational programs, financial programs and other high yield revenue producing offers. The products are utilized by our client partners on a per acquisition, revenue share or licensed (private branded) basis. Each offer has specifically been designed to generate a significant revenue stream for our client partners while simultaneously satisfying the consumer’s need for high quality products.

Legacy Media is a full service marketing company designed to address all of our client partner needs. There are four operating divisions of Legacy Media that focus on the four main components of lead generation and order acquisition. The four operating divisions are media placement, list management, affiliate network management, and marketing tools. Legacy Media leverages relationships with the other subsidiary companies to create and implement highly productive marketing campaigns on behalf of our client partners.

OS Imaging offers a full range of services including graphic design, printing services, data merge, mailing and finishing. Graphic design and printing capabilities allow OS Imaging to assist our client partners in defining, developing, and creating the most powerful marketing message possible. Additionally, OS Imaging offers a wide array of fulfillment services including: assembly, pick and pack, mailing and warehousing and inventory management services.

Interaccurate, Inc. designs and implements cutting-edge technology for secure electronic payment modules, advanced content search tools, and secure data hosting. Additionally, Interaccurate provides co-location services in its secure, state of the art data center.

HOW TO CONTACT US

The address of our principal executive office is 30 S. LaPatera Lane, Suite 8, Goleta, CA 93117. Our telephone number is (805) 964-9126. Our website address is www.commerceplanet.com. Information contained on our website does not constitute part of this prospectus and our address should not be used as a hyperlink to our website.

THE OFFERING

Common stock outstanding as of March 6, 2007	50,106,252 shares

Common stock to be registered	4,837,500 shares

Common stock underlying warrants to be registered	750,000 shares with a total dollar value of $18,750 at the time the warrant was issued*.

Common stock to be outstanding after this Offering	50,856,252 shares

Use of Proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders.

Stock Symbol	CPNE.OB
* Total dollar value does not include warrants that were issued with an exercise price below the market price of the underlying common stock on the date of issuance. Additionally, this number is only theoretical because the shares underlying the warrants were not registered at the time of issuance and therefore could not be sold.

THE TRANSACTION

JLF Partners I, L.P., JLF Partners II, L.P., JLF Offshore Fund, Ltd., CAMOFI Master LDC, Crestview Capital Master, LLC and Bear Stearns Security Corp. FBO J. Steven Emerson IRA R/O II are selling shares of common stock in this prospectus. We will not receive any proceeds from the selling stockholders. These selling stockholders purchased their shares in two separate transactions. On February 7, 2006, Michael Hill, Ethan Brooks, Miguel Angel Vazquez, Aaron Gravitz, Charles Gugliuzza and David Foucar, all employees of CommercePlanet, Inc., sold a total of 3,037,500 shares of our common stock to JLF Partners I, L.P., JLF Partners II, L.P. and JLF Offshore Fund, Ltd. The shares were sold at a per share price of $1.90. On February 12, 2007, eFund Capital Partners LLC sold a total of 1,800,000 shares of our common stock to CAMOFI Master LDC, Crestview Capital Master, LLC and Bear Stearns Security Corp FBO J. Steven Emerson IRA R/O II. The shares were also sold at a per share price of $1.90.

In connection with the transaction with JLF Partners I, L.P., JLF Partners II, L.P. and JLF Offshore Fund, Ltd., we entered into a Registration Rights Agreement whereby we agreed to prepare and file a registration statement covering the resale of the shares they purchased within the earlier of the (i) 15th calendar day following the date on which we file our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, or (ii) the 60th calendar day following the business day on which all of the conditions set forth in the purchase agreement dated February 7, 2007, by and among Michael Hill, Ethan Brooks, Miguel Angel Vazquez, Aaron Gravitz, Charles Gugliuzza, David Foucar, JLF Partners I, L.P., JLF Partners II, L.P. and JLF Offshore Fund, Ltd are satisfied.

In connection with the eFund Transaction, we entered into a Registration Rights Agreement with CAMOFI Master LDC, Crestview Capital Master, LLC and Bear Stearns Security Corp. FBO J. Steven Emerson IRA R/O II pursuant to which we agreed to prepare and file a registration statement covering the resale of the shares they purchased within the earlier of the (i) 15th calendar day following the date on which we file our Form 10-KSB, or (ii) the 60th calendar day following the business day on which all of the conditions set forth in the purchase agreement by and among eFund Capital Partners LLC, CAMOFI Master LDC, Crestview Capital Master, LLC and Bear Stearns Security Corp FBO J. Steven Emerson IRA R/O II are satisfied. We did not receive any consideration for entering into the Registration Rights Agreement. We entered into the Registration Rights Agreement because we believe the sale of shares to the selling stockholders could facilitate a more orderly disposition of these securities into the market.

eFUND SHARES

We are registering 450,000 shares of common stock underlying warrants for eFund Capital Partners, LLC and 300,000 shares of common stock underlying warrants for eFund Small Cap Fund, L.P. EFund Capital Partners and eFund Small Cap Fund received the following warrants as inducement to purchase convertible promissory notes from us on the same dates the warrants were issued. Following is a list of warrants for which we are registering the underlying shares.

•
225,000 warrants were issued to eFund Capital Partners on April 2, 2004 with an exercise price of $1.53 and an expiration date of April 2, 2009. On April 2, 2004, the market price per share of our common stock was $1.38.

•
225,000 warrants were issued to eFund Capital Partners on May 5, 2004 with an exercise price of $1.53 and an expiration date of May 5, 2009. On May 5, 2004, the market price per share of our common stock was $1.47.

•
150,000 warrants were issued to eFund Small Cap Fund on August 18, 2004 with an exercise price of $1.03 and an expiration date of August 18, 2009. On August 18, 2004, the market price per share of our common stock was $1.05. The total dollar value of the securities underlying the warrant is $3,000.

•
150,000 warrants were issued to eFund Small Cap Fund on September 25, 2004 with an exercise price of $1.25 and an expiration date of September 25, 2009. On September 25, 2004, the market price per share of our common stock was $1.28. The total dollar value of the securities underlying the warrant is $4,500.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information included in this prospectus. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment.

RISKS ABOUT OUR BUSINESS

WE FACE INTENSE COMPETITION, WHICH MAY REDUCE OUR SALES, OPERATING PROFITS, OR BOTH.

The market segments in which we compete are rapidly evolving and intensely competitive. We have many competitors in different industries, including both the retail and eCommerce services industries.

Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition, and significantly greater financial, marketing, and other resources than we have. They may be able to secure merchandise from vendors on more favorable terms and may be able to adopt more aggressive pricing policies. Competitors in both the retail and eCommerce service industries also may be able to devote more resources to technology development and marketing than we do.

Competition in the eCommerce channel may intensify. Other companies in the retail and eCommerce service industries may enter into business combinations or alliances that strengthen their competitive positions. As various internet market segments obtain large, loyal customer bases, participants in those segments may expand into the market segments in which we operate. In addition, new and expanded web technologies may further intensify the competitive nature of online retail. The nature of the internet as an electronic marketplace facilitates competitive entry and comparison shopping and renders it inherently more competitive than conventional retailing formats. This increased competition may reduce our sales, operating profits, or both.

WE DEPEND ON OUR RELATIONSHIPS WITH THIRD PARTIES, THE LOSS OF WHICH MAY RESULT IN LOSS OF CUSTOMERS.

We depend on our merchant and banking relationships, as well as strategic relationships with third parties, who provide payment processing to all our customers. Failure of these financial institutions and third parties to continue to provide services in a satisfactory way to our customers could result in our loss of the business of the merchants to whom we sell products and services. If these financial institutions and third parties do not continue to provide services to our customers, we may not be able to find other third party service providers. In that instance, our customers may terminate their agreements with us and move their business to our competitors, which could adversely affect our revenues and earnings.

IF WE CANNOT PASS ALONG INCREASED FEES FROM VISA AND MASTERCARD TO OUR CUSTOMERS, WE WILL HAVE TO ABSORB THE INCREASES WHICH WOULD INCREASE OUR OPERATING COSTS AND REDUCE OUR PROFIT MARGIN.

From time to time, VISA and MasterCard increase the fees that they charge processors. We may attempt to pass these increases along to our merchant customers, but this might result in the loss of those customers to our competitors who do not pass along the increases.

Our revenues from merchant account processing are dependant upon our continued merchant relationships which are highly sensitive and can be canceled if customer charge-backs escalate and generate concern that the company has not held back sufficient funds in reserve accounts to cover these charge-backs. Cancellation by our merchant providers would most likely result in the loss of new customers and lead to a reduction in our revenues.

We depend on credit card processing for a majority of our membership programs, to include but not be limited to Visa, Mastercard, American Express, and Discover. Significant changes to the merchant operating regulations, merchant rules and guidelines, card acceptance methods and or card authorization methods could significantly impact our revenues. Additionally, our membership programs are accepted under a negative option billing term, change in regulation of negative option billing could significantly impact our revenue.

WE RELY ON CO-MARKETING ALLIANCES TO GENERATE ADDITIONAL REVENUE FROM OUR EXISTING CUSTOMERS. IF WE CANNOT MAINTAIN THESE ALLIANCES, OUR REVENUES MAY DECLINE.

We have co-marketing arrangements with strategic partners in which we agree to market their services to our existing customers. For the year ended December 31, 2006, these "upsell" services accounted for approximately 9.4% of our total current revenue. If these partners either fail to provide adequate services to our customers or decline to renew our agreements, our gross revenue could decline which would affect our overall financial stability.

WE MAY EXPERIENCE BREAKDOWNS IN OUR HOSTING SERVICES, INFRASTRUCTURE OR PAYMENT PROCESSING SYSTEMS, WHICH MAY EXPOSE US TO LIABILITIES AND CAUSE CUSTOMERS TO ABANDON OUR PRODUCTS AND SERVICES.

We may experience interruption in hosting service due to upgrades being implemented into hosting software. In addition, interruption in service, transmission downtime, and/or outages may be caused at the wholesale communication distribution level (i.e. Verizon). This may expose us to liability, which may cause customers to abandon our service.

We would be unable to deliver our payment processing services or hosting services if our system infrastructures break down or are otherwise interrupted. Events that could cause system interruptions are:

-	Acts of God, such as fire or earthquakes,
-	power loss,
-	terrorist attacks,
-	telecommunications failure,
-	unauthorized entry by hackers, or
-	other events.

Although we regularly back up data from operations and take other measures to protect against loss of data, there is still some risk that our services may breakdown or we will lose data. Despite the security measures we maintain, our infrastructure may be vulnerable to computer viruses, hackers, rogue employees or other sources of disruption. Any problem of this nature could result in significant liability to customers or financial institutions and also may deter potential customers from using our services. We attempt to limit this sort of liability through back-up systems, contractual provisions, insurance, and other security measures, however, these contractual limitations on liability may not be enforceable, and our insurance coverage may not be adequate to cover all liabilities we might sustain. Also, a breach of our eCommerce security measures could reduce demand for our services. The eCommerce industry is intensely focused on the need for internet security, particularly with respect to the transmission and storage of confidential personal and financial data. Any compromise or elimination of our security could erode customer confidence in our systems and could result in lower demand for our services or possible litigation.

IF WE ARE UNSUCCESSFUL IN MAKING, INTEGRATING, AND MAINTAINING COMMERCIAL AGREEMENTS, STRATEGIC ALLIANCES, AND OTHER BUSINESS RELATIONSHIPS, OUR BUSINESS COULD SUFFER.

Our business plan contemplates that we will enter into commercial agreements, strategic alliances, and other business relationships with third parties. We have entered into agreements to provide eCommerce services to other businesses and we plan to enter into similar agreements in the future. Under these agreements, we may perform services such as providing our technology services, including search, browse, and personalization services, permitting other businesses and individuals to offer products or services through our websites and powering third-party websites, either with or without providing accompanying fulfillment services. These arrangements are complex and require substantial personnel and resource commitments by us, which may constrain the number of agreements we are able to enter into and may affect our ability to integrate and deliver services under the relevant agreements. If we fail to implement, maintain, and successfully develop the various components of these commercial relationships, that may include fulfillment, customer service, inventory management, tax collection, payment processing, licensing of third party software, hardware, and content, and engaging third parties to perform hosting and other services, these initiatives may not be viable and cause the company to be in default of agreement or planned compensation. The amount of compensation we receive under certain of these agreements is dependent on the volume of sales that the other company makes. Therefore, if the other company's website or product or services offering is not successful, we may not receive all of the compensation we are otherwise due under the agreement, which may cause substantial loss of revenue, or may not be able to maintain the agreement. Moreover, we may not be able to succeed in our plans to enter into additional commercial relationships and strategic alliances on favorable terms, which will not enable us to stay competitive within the industry.

As our commercial agreements expire or otherwise terminate, we may be unable to renew or replace these agreements on comparable terms, or at all. In the past, we amended several of our commercial agreements to reduce future cash proceeds to be received by us, shorten the term of our commercial agreements, or both. Some of our agreements involve high margin services, such as marketing and promotional agreements, and as these agreements expire they may be replaced, if at all, by agreements involving lower margin services. In addition, several past commercial agreements were with companies that experienced business failures and were unable to meet their obligations to us. We may in the future enter into further amendments of these agreements or encounter other parties that have difficulty meeting their contractual obligations to us, which could adversely affect our operating results.

IF WE LOSE KEY SENIOR MANAGEMENT PERSONNEL OUR BUSINESS COULD BE NEGATIVELY AFFECTED.

We depend on the continued services and performance of our senior management and other key personnel, particularly Michael Hill, our Chief Executive Officer and Director, Charlie Gugliuzza, our President and Director, Ethan Brooks, our Chief Technology Officer, David Foucar, our Chief Financial Officer and Aaron Gravitz, our Chief Operations Officer. We do not have "key person" life insurance policies. The loss of any of our executive officers or other key employees could harm our business.

IF OUR WEBSITES ARE NOT CONTINUALLY AVAILABLE TO OUR CUSTOMERS AND THE PUBLIC OR THERE IS LACK OF INTEGRATION AND REDUNDANCY IN OUR SYSTEMS, OUR SALES MAY DECREASE.

Customer access to our websites directly affects the volume of goods we sell and the services we offer and thus affects our net sales. We experience occasional system interruptions that make our websites unavailable or prevent us from efficiently fulfilling orders or providing services to third parties, which may reduce our net sales and the attractiveness of our products and services. If we are unable to continually add additional software and hardware and upgrade our systems and network infrastructure in an effective manner, it could cause system interruptions that adversely affect our operating results.

Our websites could be damaged or interrupted by fire, flood, power loss, telecommunications failure, acts of war or terrorism, acts of God, computer viruses, physical or electronic break-ins, and similar events or disruptions. Any of these events could result in website interruption and delays that could prevent us from accepting and fulfilling customer orders.

If our websites are not continually available to our customers and the public or there is a lack of integration and redundancy in our system, our sales may decrease. We may experience interruption in hosting service due to upgrades, communication downtime, and or outages at the wholesale communication distribution level (i.e. Verizon). This may expose us to liability, which may cause customers to abandon our service. Some of our customers are acquired via internet advertising and interruption in service may extend a decrease in gross sales.

Should these problems occur, it would make our product offerings less attractive to our customers and our service offerings less attractive to third parties. While we do have backup systems for certain aspects of our operations, our systems are not fully redundant and our disaster recovery planning may not be sufficient for all eventualities. In addition, we may have inadequate insurance coverage or insurance limits to compensate us for losses from a major interruption. If any of this were to occur, it could damage our reputation and be expensive to remedy.

WE COULD BE LIABLE IF WE FAIL TO MITIGATE BREACHES OF SECURITY ON OUR WEBSITE AND FRAUDULENT ACTIVITIES OF USERS OF OUR PAYMENTS PROGRAM, WHICH COULD INCREASE OUR EXPENSES AND LOWER OUR OPERATING RESULTS.

A fundamental requirement for eCommerce is the secure transmission of confidential information over public networks. Although we have developed systems and processes that are designed to protect consumer information and prevent fraudulent credit card transactions and other security breaches, failure to mitigate fraud or breaches may adversely affect our operating results. The law relating to the liability of providers of online payment services is currently unsettled. We guarantee payments made through our payments program available to sellers on Marketplace and certain other programs up to certain limits for buyers, and we may be unable to prevent users from fraudulently collecting payments when goods may not be shipped to a buyer. As our payments program grows, our liability risk will increase. Any costs we incur as a result of liability because of our payments program's guarantee or otherwise could harm our business. In addition, the functionality of our payments program depends on certain third-party vendors delivering services. If these vendors are unable or unwilling to provide services, our payments program and our businesses that use it may not be viable.

We could be liable if we fail to mitigate breaches of security on our website and fraudulent activities of users of our payments program, which could increase our expenses and lower our operating results. If an individual or group were to take unauthorized control of our hosting servers to generate "spam" or any other example of fraudulent activity, this could cause situation-specific internet service providers, or ISPs to block communications with our internet service provider not allowing for communications with customers being serviced by the ISPs.

IF GOVERNMENT REGULATION OF THE INTERNET AND ECOMMERCE RESULTS IN UNFAVORABLE CHANGES, OUR BUSINESS COULD BE HARMED.

We are subject to general business regulations and laws, as well as regulations and laws specifically governing the internet and eCommerce. Existing and future laws and regulations may impede the growth of the internet or other online services. These regulations and laws may cover taxation, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband residential Internet access, and the characteristics and quality of products and services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel, and personal privacy apply to the internet and eCommerce. Unfavorable resolution of these issues may harm our business. On November 11, 2004, the Federal Communications Commission ruled that providers of internet-based phone call services fall under jurisdiction of the federal government and cannot be regulated by states.

WE MAY BE SUBJECT TO LIABILITY FOR PAST SALES, THEREFORE DECREASING OUR FUTURE SALES.

In accordance with current industry practice, we do not collect sales taxes or other taxes with respect to shipments of most of our goods into states other than California. Our fulfillment center and customer service center networks, and any future expansion of those networks, along with other aspects of our evolving business, may result in additional sales and other tax obligations. One or more states or foreign countries may seek to impose sales or other tax collection obligations on out-of-jurisdiction companies that engage in eCommerce. A successful assertion by one or more states or foreign countries that we should collect sales or other taxes on the sale of merchandise or services could result in substantial tax liabilities for past sales, decrease our ability to compete with traditional retailers, and otherwise harm our business.

Currently, decisions of the U.S. Supreme Court restrict the imposition of obligations to collect state and local sales and use taxes with respect to sales made over the internet. However, a number of states, as well as the U.S. Congress, have been considering various initiatives that could limit or supersede the Supreme Court's position regarding sales and use taxes on internet sales. If any of these initiatives addressed the Supreme Court's constitutional concerns and resulted in a reversal of its current position, we could be required to collect sales and use taxes in states other than California. The imposition by state and local governments of various taxes upon internet commerce could create administrative burdens for us and could increase our costs and decrease our future sales.

IF WE DO NOT ADAPT QUICKLY ENOUGH TO CHANGING CUSTOMER REQUIREMENTS AND INDUSTRY STANDARDS, OUR EXISTING WEBSITES MAY BECOME OBSOLETE.

Technology in the eCommerce industry changes rapidly. We may not be able to adapt quickly enough to changing customer requirements and preferences and industry standards. Competitors often introduce new products and services with new technologies. These changes and the emergence of new industry standards and practices could render our existing websites and proprietary technology obsolete.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our “Risk Factor” section. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders.  We will not receive proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares.

SELLING SECURITY HOLDERS

Based upon information available to us as of March 7, 2007, the following table sets forth the names of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Name and Address of Selling Security Holder	Number of Shares Beneficially Owned Before Offering	Number of Shares to be Offered Pursuant to this Prospectus (1)	Number of Shares Beneficially Owned After Offering	Percentage of Class Owned After Offering (2)

JLF Partners I, L.P. (3) c/o JLF Asset Management, LLC 2775 Via De La Valle, Suite 204 Del Mar, CA 92014	1,339,100	1,339,100	0	*
JLF Partners II, L.P. (4) c/o JLF Asset Management, LLC 2775 Via De La Valle, Suite 204 Del Mar, CA 92014	94,900	94,900	0	*
JLF Offshore Fund, Ltd. (5) c/o JLF Asset Management, LLC 2775 Via De La Valle, Suite 204 Del Mar, CA 92014	1,603,500	1,603,500	0	*
CAMOFI Master LDC (6) c/o Centrecourt Asset Management LLC 350 Madison Ave., 8th Floor New York, NY 10017	500,000	500,000	0	*
Crestview Capital Master, LLC (7) c/o Crestview Capital 95 Revere Drive, Ste. A Northbrook, IL 60062	300,000	300,000	0	*
Bear Stearns Security Corp. FBO J. Steven Emerson IRA R/O II (8) 1522 Ensley Ave. Los Angeles, CA 90024	1,000,000	1,000,000	0	*
eFund Capital Partners, LLC (9) 301 East Ocean, Suite 640 Long Beach, CA 90802	3,710,457	450,000	3,260,457	6.5%
eFund Small Cap Fund, L.P. (10) 301 East Ocean, Suite 640 Long Beach, CA 90802	3,300,000	300,000	3,000,000	6.0%

* Less than 1%

(1) Assumes all shares sold pursuant to this prospectus.

(2) Percentage calculations are based on 50,106,252 shares issued and outstanding as of March 7, 2007.

(3) Mr. Jeff Feinberg has voting and investment control over the securities held by JLF Partners I, L.P. The shares were purchased on February 7, 2006 from Michael Hill, Ethan Brooks, Miguel Angel Vazquez, Aaron Gravitz, Charles Gugliuzza and David Foucar, all employees of CommercePlanet, Inc. The shares were purchased at a per share price of $1.90.

(4) Mr. Jeff Feinberg has voting and investment control over the securities held by JLF Partners II, L.P. The shares were purchased on February 7, 2006 from Michael Hill, Ethan Brooks, Miguel Angel Vazquez, Aaron Gravitz, Charles Gugliuzza and David Foucar, all employees of CommercePlanet, Inc. The shares were purchased at a per share price of $1.90.

(5) Mr. Jeff Feinberg has voting and investment control over the securities held by JLF Offshore Fund Ltd. The shares were purchased on February 7, 2006 from Michael Hill, Ethan Brooks, Miguel Angel Vazquez, Aaron Gravitz, Charles Gugliuzza and David Foucar, all employees of CommercePlanet, Inc. The shares were purchased at a per share price of $1.90.

(6) Mr. Richard Smithline has voting and investment control over the securities held by CAMOFI Master LDC. The shares were purchased on February 12, 2007 from eFund Capital Partners LLC at a per share price of $1.90.

(7) Mr. Stewart R. Flink, Mr. Robert Hoyt and Mr. Daniel I. Warsh have voting and investment control over the securities held by Crestview Capital Master, LLC. The shares were purchased on February 12, 2007 from eFund Capital Partners LLC at a per share price of $1.90.

(8) Mr. J. Steven Emerson has voting and investment control over the securities held by Bear Stearns Security Corp. FBO J. Steven Emerson IRA R/O II. The shares were purchased on February 12, 2007 from eFund Capital Partners LLC at a per share price of $1.90.

(9) Mr. Barrett Evans has voting and investment control over the securities held by eFund Capital Partners LLC. The shares being registered for eFund Capital Partners underlie warrants that were issued as inducement for investment. 225,000 warrants were issued to eFund Capital Partners on April 2, 2004 with an exercise price of $1.42 and an expiration date of April 2, 2009. 225,000 warrants were issued to eFund Capital Partners on May 5, 2004 with an exercise price of $1.42 and an expiration date of May 5, 2009.

(10) Mr. Barrett Evans has voting and investment control over the securities held by eFund Small Cap Partners L.P. The shares being registered for eFund Capital Partners underlie warrants that were issued as inducement for investment. 150,000 warrants were issued to eFund Small Cap Fund on August 18, 2004 with an exercise price of $1.03 and an expiration date of August 18, 2009. 150,000 warrants were issued to eFund Small Cap Fund on September 25, 2004 with an exercise price of $1.25 and an expiration date of September 25, 2009.

The following table sets forth the total profit or loss eFund (2) could have realized as a result of the discount for the securities underlying the warrants issued to eFund Capital Partners and eFund Small Cap Fund assuming eFund immediately exercised the warrants and sold the common stock on the date it received the warrants. The purpose of this chart is to illustrate potential profits or losses. At the time the warrants were issued, the shares of common stock underlying the warrants were not registered. Therefore, eFund could not have actually sold the shares at the time the warrants were issued.

Date of issuance	Market price per share of common stock on date of issuance *	Exercise price per share on date of warrant issuance *	Amount of shares of common stock underlying warrant *	Combined market price of the total number of shares underlying the warrants (1)	Total possible shares eFund (2) may receive and the combined exercise price of the total number of shares underlying the warrants (3)	Total discount to the market price as of the date of the issuance of the warrants (4)
4/2/2004	$1.38	$1.53	225,000	$310,500	$350,000	No discount (-$38,500)
5/5/2004	$1.47	$1.53	225,000	$330,750	$350,500	No discount (-$19,750)
8/18/2004	$1.05	$1.03	150,000	$157,500	$154,500	$3,000
9/24/2004	$1.28	$1.25	150,000	$192,000	$187,500	$4,500
TOTAL			750,000	$990,750	$1,042,000	$7,500 (5)
* Adjusted for a 1 for 3 forward stock split effectuated on February 18, 2005.

(1)	Calculated using the market price per share of common stock on the date of the issuance multiplied by the amount of shares of common stock underlying the warrants.

(2)	Warrants issued on April 2, 2004 and May 5, 2004 were issued to eFund Capital Partners and warrants issued on on August 18, 2004 and September 24, 2004 were issued to eFund Small Cap Fund.

(3)
Calculated by using the exercise price on the date of the issuance of the warrants, adjusted for a 1 for 3 forward stock split effectuated on February 18, 2005, multiplied by the total possible number of shares eFund could have received.

(4)	Calculated by subtracting the total exercise price on the date of the issuance of the warrants from the combined market price of the total number of shares underlying the warrants on that date.

(5)
The total possible profit eFund could realize as a result of the discount for the securities underlying the warrants included in this Registration Statement. The calculation does not include warrants that were issued with an exercise price below the market price of the underlying common stock on the date of issuance.

PRIOR REGISTRATION STATEMENTS FILED WITH DUTCHESS AND EFUND AS SELLING STOCKHOLDERS

In the last three years, we have only filed one other Registration Statement on Form SB-2 (File No. 333-119658). In that Registration Statement, we registered 1,511,771 shares of common stock for Dutchess and 648,530 shares of common stock for eFund. The SEC declared that Registration Statement effective in February 2005.

PLAN OF DISTRIBUTION

Resales by selling stockholders

We are registering the resale of the shares on behalf of the selling stockholders. The selling stockholders may offer and resell the shares from time to time, either in increments or in a single transaction. They may also decide not to sell all the shares they are allowed to resell under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale.

Donees and pledgees

The term “selling stockholders” includes persons who receive shares from a selling stockholder after the date of this prospectus by gift. The term also includes persons who, upon contractual default by a selling stockholder, may seize shares which the selling stockholder pledged to such person. If a selling stockholder notifies us that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

Costs and commissions

We will pay all costs, expenses, and fees in connection with the registration of the shares. The selling stockholders will pay all brokerage commissions and similar selling expenses, if any, attributable to the sale of shares. These discounts, concessions or commissions as to a particular broker, dealer, underwriter or agent might be greater or less than those customary in this type of transaction.

Underwriters

The selling stockholders and any brokers, dealers or other agents that participate in the distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by the selling stockholders and any brokers, dealers or other agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholder can presently estimate the amount of any compensation. We know of no existing arrangements between any selling stockholder and any other selling stockholder, broker, dealer or other agent relating to the sale or distribution of the shares.

Types of sale transactions

The selling stockholders may sell the shares in one or more of the following types of transactions (which may include block transactions):
-	in the over-the-counter market;
-	in negotiated transactions;

-	through put or call option transactions;
-	through short sales;
-	any combination of such methods of sale; or
-	any other method permitted pursuant to applicable law.

The shares may be sold at market prices prevailing at the time of sale or at negotiated prices. These transactions may or may not involve brokers or dealers. The selling stockholders have informed us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding sale of the shares. They have also informed us that no one is acting as underwriter or coordinating broker in connection with the proposed sale of shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Prospectus delivery requirements

Because they may be deemed underwriters, the selling stockholders may be required to deliver this prospectus and any supplements to this prospectus in the manner required by the Securities Act. Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of any of the shares may not simultaneously engage in market activities with respect to our common stock for the applicable period under Regulation M, to the extent applicable, prior to commencing the distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rule 10b-5 and, to the extent applicable, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of the shares offered hereby.

State requirements

Some states require that any shares sold in that state only be sold through registered or licensed brokers or dealers. In addition, some states require that the shares have been registered or qualified for sale in that state, or that an exemption from the registration or qualification requirement exist and that the registrant has complied with the exemption.

Sales under Rule 144

Selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act. To do so, they must meet the criteria and conform to the requirements of Rule 144.

Distribution arrangements with broker-dealers

If a selling stockholder notifies us that any material arrangement has been entered into with a broker-dealer for the sale of shares through:
-	a block trade;
-	special offering;
-	exchange distribution or secondary distribution; or
-	a purchase by a broker or dealer.

We will then file, if required, a supplement to this prospectus under Rule 424(b) under the Securities Act. The supplement will disclose:

-	the name of each such selling stockholder and of the participating broker-dealer(s);
-	the number of shares involved;
-	the price at which such shares were sold;
-	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
-	that such broker-dealer(s) did not conduct any investigation to verify the information in this prospectus; and
-	any other facts material to the transaction.

Additionally, if a selling stockholder enters into an agreement, after effectiveness of this registration statement, to sell its shares to a broker-dealer as principal and that broker-dealer is acting as an underwriter, we will file a post-effective amendment to this registration statement identifying the broker-dealer, providing information on the plan of distribution, revising the appropriate disclosures in the registration statement and we will file the agreement as an exhibit to the registration statement.

The SEC may deem the selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of the shares of common stock to be “underwriters” within the meaning of the Securities Act. The SEC may deem any profits on the resale of the shares of common stock and any compensation received by any underwriter, broker-dealer or agent to be underwriting discounts and commissions under the Securities Act. Each selling stockholder has purchased the shares of common stock in the ordinary course of its business, and at the time the selling stockholder purchased the shares of common stock, it was not a party to any agreement or other understanding to distribute the securities, directly or indirectly.

LEGAL PROCEEDINGS

We may be involved from time to time in ordinary litigation that will not have a material effect on our operations or finances. We are not aware of any pending or threatened litigation against the Company or our officers and directors in their capacity as such that could have a material impact on our operations or finances.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age, positions and offices or employments for the past five years as of June 6, 2007, of our executive officers and directors. Members of the board are elected and serve for one year terms or until their successors are elected and qualify. All of the officers serve at the pleasure of the Board of Directors of the Company.

NAME	AGE	POSITION
Michael Hill	30	Chief Executive Officer, Chairman of the Board of Directors

David Foucar	46	Chief Financial Officer

Charlie Gugliuzza	32	President, Director

James Crane	30	Director

Dominic Bohnett	42	Director

Chris Cruttenden	38	Director

MICHAEL HILL has been our Chief Executive Officer and Director since January 15, 2004. Mr. Hill was appointed to the position of Chairman of the Board of Directors on August 18, 2006. From 1999 until 2003, Mr. Hill acted as President and Chief Executive Officer of Intravantage Marketing, another Santa Barbara, California based marketing firm, while simultaneously serving as a consultant for several smaller organizations.

DAVID FOUCAR has been our Chief Financial Officer since June 13, 2006. Mr. Foucar served as Director from August 18, 2006 until May 9, 2007. Mr. Foucar has over 20 years of experience in finance and accounting including 10 years in the technology industry. From October 2003 until June 2006, Mr. Foucar was the President and Owner of Malibu West, a Financial Consulting firm. From March 2001 to October 2003, Mr. Foucar served as Director of Financial Planning and Analysis for Intel, Inc.’s Mobile Communications Division. His experience also includes management positions at Xircom, Inc., as well as financial management positions at Intel, Inc., Nestle USA, and Siemens AG. Mr. Foucar received his B.S. in Business Management and Economics from the University of La Verne, and an M.B.A. in Finance from California Lutheran University.

CHARLIE GUGLIUZZA has served as our Director since August 18, 2006. Mr. Gugliuzza has served as our President since September 7, 2006. From May 2006 until September 2006, Mr. Gugliuzza was employed as a consultant with Olive Tree Consulting. Prior to this position, Mr. Gugliuzza was the Chief Executive Officer of American Power Supplies from February 2004 to April 2005. He served as the Chief Operating Officer of Battery—Biz from January 2002 until January 2004. Mr. Gugliuzza received his B.A. in Political Science from the University of California at Irvine, and his J.D. from the University of Loyola—Los Angeles.

JAMES CRANE has served as our director since May 9, 2007. Mr. Crane serves as President of J. Crane & Company, P.C., a professional services firm he founded in 2001. Prior to founding J. Crane & Company, P.C., Mr. Crane worked as an external auditor and business consultant for an international public accounting firm. Mr. Crane focuses his time and efforts on emerging businesses, assisting them with SEC compliance and communication matters, accounting and accounting-related functions and debt and equity financing actions. Mr. Crane is a Certified Public Accountant. Mr. Crane received his Bachelor of Science in Accountancy from Bentley College. Mr. Crane currently also serves as a director on the Board of PlanetLink Communications, Inc., an SEC reporting company and has also served as an officer or director of several private companies.

DOMINIC BOHNETT has served as our director since May 9, 2007. Mr. Bohnett has held multiple executive positions with publicly traded companies, such as President, STAR Telecom and Global Crossing, formerly Frontier. He has founded and operated StarDirect Communication, co-founded TeleSpan Communications, LLC, where he resides on the Board of Directors. Currently, Mr. Bohnett holds the position of President and Chief Executive Officer of TeleSpan Carrier Access, LLC, a private communications company specializing in fiber optics and Voice over Internet Protocol, or VoIP, services to wireless carriers and Internet Service Providers, or ISPs. Mr. Bohnett has a bachelor degree in Industrial Technology from California Polytechnic in San Luis Obispo, California.

CHRIS CRUTTENDEN has served as our director since May 9, 2007. Mr. Cruttenden has worked for such notable advertising agencies as BBDO and DGWB. His branding and marketing talents have been put to use on many accounts such as Qualcomm, FileNET and Budweiser. Mr. Cruttenden has won several national awards for advertising excellence. In addition to his advertising and marketing talents, Mr. Cruttenden has an extensive working knowledge of the corporate finance industry as co-founder and director of marketing for E*OFFERING. Currently he is the President and co-founder of NetChemistry, Inc., an Internet solution and software provider for the Health and Financial Services industries whose systems have handled billions of dollars in transactions. Mr. Cruttenden holds a bachelor’s degree from California Polytechnic in San Luis Obispo, California, and attended the Portfolio Center of Advertising in Atlanta, Georgia.

BOARD OF DIRECTORS

We currently have five members of our Board of Directors, who are elected to annual terms and until their successors are elected and qualified. Executive officers are appointed by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors, officers or key employees.

AUDIT COMMITTEE

We do not have a separate Audit Committee. Our full Board of Directors performs the functions usually designated to an Audit Committee. Messrs. Crane, Bohnett and Cruttenden, directors, are “independent” under the definition established by NASDAQ, and Mr. Crane qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-B.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information concerning the beneficial ownership of our outstanding classes of stock as of June 6, 2007, by each person known by us to (i) own beneficially more than 5% of each class, (ii) by each of our Directors and Executive Officers and (iii) by all Directors and Executive Officers as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that authority is shared by spouses under applicable law.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage (a)
Michael Hill (b) 30 S. La Patera Ln., Suite 8 Goleta, CA 93117	8,694,607	16.6%
David Foucar (c) 30 S. La Patera Ln., Suite 8 Goleta, CA 93117	240,346	*
Charlie Gugliuzza (d) 30 S. La Patera Ln., Suite 8 Goleta, CA 93117	4,508,374	8.6%
James Crane 21 Pleasant Street, Suite 201 Newburyport, MA 01950	-0-	*
Dominic Bohnett (e) 125 E. De La Guerra Street, Suite 201 Santa Barbara, CA 93101	269,300	*
Chris Cruttenden 4600 Campus Drive, Suite 101 Newport Beach, CA 92660	-0-	*
JLF Asset Management, LLC (f) 2775 Via de la Valle, Suite 204 Del Mar, CA 92014	3,037,500	6.1%
Jeffrey L. Feinberg (g) c/o JLF Asset Management, LLC 2775 Via de la Valle, Suite 204 Del Mar, CA 92014	3,037,500	6.1%

Barrett Evans (h) 301 East Ocean Blvd. Long Beach, CA 90802	10,291,250	20.5%
Michael A. Novielli (i) 100 Mill Plain Rd., 3rd Floor Danbury, CT 06811	7,057,750	13.4%
Douglas Leighton (j) 50 Commonwealth Ave. Boston, MA 02116	7,057,750	13.4%
Dutchess Advisors, LLC (k) 50 Commonwealth Ave. Boston, MA 02116	3,600,000	7.3%
eFund Capital Partners, LLC (l) 301 East Ocean Blvd. Long Beach, CA 90802	3,710,457	7.4%
eFund Small Cap Fund (m) 301 East Ocean Blvd. Long Beach, CA 90802	3,300,000	6.6%
All Directors and current Executive Officers as a group	13,712,627	24.9%

* Less than 1%

a) Percentage calculations are based on 49,539,256 shares issued and outstanding as of June 6, 2007.

b) Mr. Hill owns 5,971,500 shares of common stock, 1,445,010 shares of common stock that are issuable within 60 days upon conversion of 7 shares of Series D Convertible Preferred Stock, 1,238,580 shares of common stock that are issuable within 60 days upon the exercise of 6 Series D Convertible Preferred Stock warrants and the subsequent conversion within 60 days of Series D Convertible Preferred Stock and 39,517 shares of common stock that are issuable within 60 days upon the exercise of options. The Series D warrants have an exercise price of $0.01 and expire on January 1, 2010. Each share of Series D Convertible Preferred Stock converts into 0.4167% of the total number of shares issued and outstanding on the date of conversion.

c) Mr. Foucar owns 159,146 shares of common stock outright and 81,200 shares of common stock that are issuable within 60 days upon the exercise of options.

d) Mr. Gugliuzza owns 1,785,267 shares of common stock outright, 1,445,010 shares of common stock that are issuable within 60 days upon conversion of 7 shares of Series D Convertible Preferred Stock, 1,238,580 shares of common stock that are issuable within 60 days upon the exercise of 6 Series D Convertible Preferred Stock warrants and the subsequent conversion of Series D Convertible Preferred Stock and 39,517 shares of common stock that are issuable within 60 days upon the exercise of options. The Series D warrants have an exercise price of $0.01 and expire on January 1, 2010. Each share of Series D Convertible Preferred Stock converts into 0.4167% of the total number of shares issued and outstanding on the date of conversion.

e) Mr. Bohnett owns 269,300 shares of common stock outright.

f) JLF Asset Management’s beneficial ownership is comprised of 1,339,100 shares of common stock through JLF Partners I, L.P. 94,900 shares of common stock through JLF Partners II, L.P. and 1,603,500 shares of common stock through JLF Offshore Fund, Ltd. JLF Asset Management’s beneficial ownership was reported on a Schedule 13G filed on February 20, 2007.

g) Mr. Feinberg’s beneficial ownership is comprised of 1,339,100 shares of common stock through JLF Partners I, LP, 94,900 shares of common stock through JLF Partners II, LP and 1,603,500 shares of common stock through JLF Offshore Fund, Ltd. Mr. Feinberg’s beneficial ownership was reported on a Schedule 13G filed on February 20, 2007.

h) Mr. Evans’s beneficial ownership is comprised of 10,000 shares of common stock, 6,531,250 shares of common stock through eFund Capital Partners, LLC and 3,000,000 shares of common stock through eFund Small Cap Fund, LP. Mr. Evans owns 225,000 shares of common stock through eFund Capital Partners, LLC, that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.42 per share and an expiration date of April 2, 2009. Mr. Evans owns 225,000 shares of common stock through eFund Capital Partners, LLC, that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.42 and an expiration date of May 5, 2009. Mr. Evans owns 150,000 shares of common stock through eFund Small Cap Fund, LP, that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.03 per share and an expiration date of August 18, 2009. Mr. Evans owns 150,000 shares of common stock through eFund Small Cap Fund, LP, that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.25 and an expiration date of September 25, 2009.

i) Mr. Novielli’s beneficial ownership is comprised of 128,000 shares of common stock through Dutchess Private Equities Fund, LP, 179,750 shares of common stock through Dutchess Private Equities Fund II, L.P., 3,600,000 shares of common stock through Dutchess Advisors, LLC. Mr. Novielli owns 540,000 shares of common stock through Dutchess Private Equities Fund, LP that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.25 and an expiration date of September 25, 2008. Mr. Novielli owns 720,000 shares of common stock through Dutchess Private Equities Fund, LP that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.25 and an expiration date of December 18, 2008. Mr. Novielli owns 225,000 shares of common stock through Dutchess Private Equities Fund II, LP that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.42 and an expiration date of April 1, 2008. Mr. Novielli owns 225,000 shares of common stock through Dutchess Private Equities Fund II, LP that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.42 and an expiration date of May 5, 2008. Mr. Novielli owns 450,000 shares of common stock through Dutchess Private Equities Fund II, LP that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.17 and an expiration date of July 7, 2008. Mr. Novielli owns 360,000 shares of common stock through Dutchess Private Equities Fund II, LP that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.03 and an expiration date of August 18, 2008. Mr. Novielli owns 150,000 shares of common stock through Dutchess Private Equities Fund II, LP that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.53 and an expiration date of October 25, 2008. Mr. Novielli owns 480,000 shares of common stock through Dutchess Private Equities Fund II, LP that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.25 and an expiration date of November 11, 2008.

j) Mr. Leighton’s beneficial ownership is comprised of 128,000 shares of common stock through Dutchess Private Equities Fund, LP, 179,750 shares of common stock through Dutchess Private Equities Fund II, LP and 3,600,000 shares of common stock through Dutchess Advisors, LLC. Mr. Leighton owns 540,000 shares of common stock through Dutchess Private Equities Fund, LP that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.25 and an expiration date of September 25, 2008. Mr. Leighton owns 720,000 shares of common stock through Dutchess Private Equities Fund, LP that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.25 and an expiration date of December 18, 2008. Mr. Leighton owns 225,000 shares of common stock through Dutchess Private Equities Fund II, LP that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.42 and an expiration date of April 1, 2008. Mr. Leighton owns 225,000 shares of common stock through Dutchess Private Equities Fund II, LP that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.42 and an expiration date of May 5, 2008. Mr. Leighton owns 450,000 shares of common stock through Dutchess Private Equities Fund II, LP that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.17 and an expiration date of July 7, 2008. Mr. Leighton owns 360,000 shares of common stock through Dutchess Private Equities Fund II, LP that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.03 and an expiration date of August 18, 2008. Mr. Leighton owns 150,000 shares of common stock through Dutchess Private Equities Fund II, LP that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.53 and an expiration date of October 25, 2008. Mr. Leighton owns 480,000 shares of common stock through Dutchess Private Equities Fund II, LP that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.25 and an expiration date of November 11, 2008.

k) Dutchess Advisors, LLC owns 3,600,000 shares of common stock. Michael Novielli and Douglas Leighton have shared voting and dispositive power over the shares held by Dutchess Advisors, LLC.

l) eFund Capital Partners, LLC owns 3,260,457 shares of common stock. eFund Capital Partners owns 225,000 shares of common stock that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.42 per share and an expiration date of April 2, 2009. eFund Capital Partners owns 225,000 shares of common stock that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.42 and an expiration date of May 5, 2009. Barrett Evans has voting and dispositive power over the shares held by eFund Capital Partners, LLC.

m) eFund Small Cap Fund, LP owns 3,000,000 shares of common stock. eFund Small Cap Fund, LP owns 150,000 shares of common stock that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.03 per share and an expiration date of August 18, 2008. eFund Small Cap Fund, L.P. owns 150,000 shares of common stock that are issuable within 60 days upon the exercise of warrants with an exercise price of $1.25 and an expiration date of September 25, 2008. Barrett Evans has voting and dispositive power over the shares held by eFund Small Cap Fund, LP.

DESCRIPTION OF SECURITIES

COMMON STOCK. Our Restated Articles of Incorporation, as amended, authorize us to issue 300,000,000 shares of common stock, par value $0.001 per share.

VOTING RIGHTS. Each share of our common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of stockholders. Our Board of Directors is elected annually at each annual meeting of the stockholders.

DIVIDEND POLICY. All shares of common stock are entitled to participate in dividends when, as and if declared by our Board of Directors out of the funds legally available therefore.

MISCELLANEOUS RIGHTS AND PROVISIONS. Holders of common stock have no preemptive or other subscriptions rights, conversions rights, and redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary each share of common stock is entitled to share in any assets available for distribution to holders of the equity after satisfaction of all liabilities and distributions to preferred shareholders.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel within the meaning of those terms under Item 509 of Regulation S-B will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of CommercePlanet, Inc. nor does any such expert have any contingent based agreement with us or any other interest in or connection to us.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons in accordance with the provisions contained in our Restated Articles of Incorporation, as amended, and By-laws, Utah law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against  public policy as expressed in the Securities Act and we will follow the court's determination.

DESCRIPTION OF BUSINESS

HISTORY

We incorporated in the State of Utah on March 1, 1994 as Utah Clay Technology, Inc. From our formation until January 15, 2004, our business plan included:

-	locating kaolin deposits in Utah;
-	obtaining the legal rights to these deposits;
-	conducting exploratory operations;
-	testing the extracted minerals in the laboratory; and
-	selling samples of the processed form of our kaolin to a commercial company for market evaluation.

Although we did obtain certain legal rights to properties possibly containing kaolin, due to a lack of capital, we never commenced mining operations. As a result, we had no revenues since our inception.

On January 15, 2004, we abandoned the business plan for Utah Clay Technologies. On the same date, pursuant to an Agreement and Plan of Reorganization with NeWave, Inc., a Utah corporation, Utah Clay Technologies, Inc. changed its name to NeWave, Inc. and OnlineSupplier.com became our wholly-owned subsidiary. We own and operate an online membership club that offers a comprehensive line of products and services at wholesale prices through our membership program. As a result of this change in our focus and direction, the entire former management team and Board of Directors resigned and we employed a new management team and appointed a new Board of Directors.

On January 30, 2004, we changed our name to NeWave, Inc. We acquired our operating subsidiary, Onlinesupplier.com on January 15, 2004. In April, 2004, we organized Discount Online Warehouse as a wholly-owned subsidiary to offer heavily discounted products purchased in bulk to consumers. We organized our subsidiary, Auction Liquidator, Inc., in September 2004 and it began to generate immaterial revenues in October 2004.

During 2005, we decided to cease operations at Auction Liquidator, Inc. and Discount Online Warehouse in order to focus our efforts and resources on Onlinesupplier.com. Discontinued operations did not have a material effect on the financial statements.

On June 1, 2006, we acquired all of the assets, both fixed and intangible, of Onesource Imaging, a California corporation. We acquired the assets in exchange for our assumption of certain liabilities. On June 20, 2006, we established three wholly-owned subsidiaries, OS Imaging, Inc., Legacy Media, Inc., and Consumer Loyalty Group, Inc. Effective June 22, 2006, we changed our name from NeWave, Inc. to Commerce Planet, Inc. On October 3, 2006, we acquired the assets of Interaccurate, Inc. including software, intellectual properties and a web hosting facility. On October 11, 2006, our subsidiary, Consumer Loyalty Group, executed an agreement with Datascension, Inc. to establish a Costa Rican call center. The call center began operations on November 27, 2006.

eCOMMERCE INDUSTRY BACKGROUND

We participate in the online retail industry by offering a myriad of consumer products at discount prices through our online memberships. Additionally, we provide tools to facilitate the resale of these products in this space. Business partners purchase online advertising as well as supporting tools, technologies and services to succeed in the online retail and related spaces. Our success is driven by trends in the online retail industry, the online advertising industry, and our ability to capture market share in these industries and provide supporting technologies and products.

Online shopping continues to be a large and rapidly growing channel for consumers and merchants to buy and sell goods and services. According to the U.S. Census Bureau 2007 Statistical Abstract, U.S. online retail sales will grow to $329 billion in 2010. Reaching this number requires a compound average growth rate, or CAGR, of 13% between 2006 and 2010 with growth rates in consumer electronics slightly higher at 14%. Similar research provided by Forrester Research, Inc. indicates that the total number of U.S. online shopping households will reach 55 million in 2010.

While price-driven consumers dominated the landscape of online retail for years, Forrester sees a more lucrative value proposition for online retail in making life easier for time-starved consumers. Forrester reported that nearly 40% of Web shoppers say they are pressed for time, and more than 70% find shopping online easier than through other channels. We believe that the key forces driving the growth of online shopping will continue to be convenience, selection and savings. The internet offers around-the-clock access to millions of products and thousands of stores, unlike in-store shopping. It contains shopping information from a wide variety of sources, including merchant websites, manufacturer websites and other online content providers. Consumers utilize this convenience, selection and information to save time and money.

Online advertising spending is projected to have strong growth over the next several years as well. According to Jupiter Research, online ad spending was $15.7 billion in 2006 and will grow to $25.9 billion by 2011 resulting in a compound annual growth rate of 11%. Their research indicates that search, will dominate online ad spending for the next five years growing from about 41% of spending in 2006 to 43% of spending in 2011. Display advertising contributed 37% of total online ad spending and will decline to about 35% in 2011, while classified advertising spending contributed 22% of the total and will hold that level through 2011.

We believe that individuals and businesses desire an integrated package that is inexpensive, comprehensive and easily navigable. We believe current electronic commerce applications in the market do not generally include complete functionality such as webstore generation, merchant processing capabilities, customer management, online training modules, domain name registration and an array of wholesale products. Accordingly, we believe there will continue to be a large demand for a complete electronic commerce product for individuals and businesses and that demand is not being fully met. Additionally, as the online retail sales industry continues to show strong growth and online advertising spending grows, demand for our marketing services, supporting technology and product offerings has increased.

OUR WEBSITE, PRODUCTS AND SERVICES

We are a progressive internet-based direct marketing company and provider of product fulfillment solutions headquartered in Goleta, CA. We bring value to consumers by designing and implementing membership programs that offer the services and discounts needed to stay competitive in today's online marketplace. As a consumer-driven organization, we offer a program that can fit the needs of today's multi-faceted customer. From payment solutions to product distribution, we give our customers access to every major area of e-commerce and provide a one-stop portal into the world of internet-driven business solutions.

Our membership-based website Onlinesupplier.com, provides our customers access to an array of products and services designed to create or enhance their shopping experience and to promote our customer’s own ecommerce solution. Our services and capabilities include:

-	Automated Webstore Generation and Customization;
-	Merchant Processing Capabilities;
-	Domain Name Registration;
-	Online Training Modules (includes online auction training); and
-	Web hosting.

As of December 31, 2005, we stored approximately 450 unique products in our warehouse for distribution to our customers. As of February 28, 2006, we curtailed operations at our warehouse and decided to focus exclusively on providing products to our members by drop shipping the products from third party suppliers when they are ordered. We provide access to over 30,000 products from our third party suppliers. Our website wholesales products in many categories, including:

-	Consumer Electronics;
-	Audio/Video Equipment;
-	Software;
-	Home/Small Office Electronic Equipment;

-	Automobile Accessories;
-	Travel Accessories; and
-	Networking Equipment.

We generate revenues by:

-	Charging our members a monthly fee for the tools and services needed to create and run a successful internet auction business.
-	Offering our customers access to coaching services provided through a third party arrangement with 20-20 Advisors for a monthly fee. We began to offer this service in February 2005.
-
Offering our customers access to discounted value-added services such as: prescription drug plans, roadside assistance, tax and legal services, real estate listing services, and discounted entertainment packages for a monthly fee. These services are currently offered to our customers through third party arrangements with suppliers such as My Computer Club, Inc., West, Inc. and InQ.

-	Product sales via our website.
-
Providing our customer information to third parties who compensate us with a fee for each customer's contact information acquired, or by sharing the revenues generated from contacting our customer. Revenues generated by the sale of our customer information have been related to offers made to customers in a wide variety of industries. Revenues generated from sharing arrangements have primarily been related to the sale of extended business coaching products and services.

-	Providing businesses with graphic design and printing services, data merge, mailing and finishing.
-	Offering clients fulfillment services including: assembly, pick and pack, mailing, and warehousing and inventory management services.
-	Design and implementation of cutting-edge technology for secure electronic payment modules, advanced content search tools and secure data hosting.

STRATEGIC RELATIONSHIPS AND ALLIANCES

Our wholly-owned subsidiary, Consumer Loyalty Group, Inc., executed an agreement on October 11, 2006 with Datascension, Inc., an unrelated party, that enables Consumer Loyalty Group to operate a state-of-the-art call center in Costa Rica. The call center became operational on November 27, 2006, and is utilized to support Consumer Loyalty Group customer service and sales efforts at dramatically lowered costs in comparison to their U.S. based counterparts. An additional benefit to the cost savings is the highly developed and well-educated Costa Rican labor pool that Consumer Loyalty Group has access to in support of their campaigns. The combination of cost savings and elevated labor resources allows Consumer Loyalty Group to launch higher end sales and support initiatives that we anticipate will generate increased revenue and profits.

CUSTOMERS

As of December 31, 2006, we had approximately 120,000 current members for our core membership product, Onlinesupplier.com, and we have serviced about 600,000 paid members since our inception. Additionally, many of these customers participated in one or more add-on membership programs resulting in approximately another 25,000 memberships for these products current as of December 31, 2006. Customers for these products consist primarily of individuals desiring assistance with organizing their own internet-based business.

We also sell products and services to businesses that require lead generation and/or customer acquisition services, graphic design, printing, fulfillment or secure data hosting. We provided products and/or services to about 50 business clients in these areas.

No single customer comprised more than 10% of revenues during 2006.

SALES AND MARKETING

We primarily identify, sell and market to our membership customers through the internet. We generate traffic to our website using click through campaigns, online search engines, and opt-in e-mail marketing to offer customers the opportunity to become members. At December 31, 2006, we also employed 8 telephone representatives and used third-party partners to sell add-on products to existing customers. In addition, we employed 50 customer service representatives and use the subcontract services of our Costa Rican call center to address any issues that may arise while a customer is utilizing a product or service.

We market our lead generation and customer acquisition services, graphic design, printing, fulfillment, and secure data hosting through our respective subsidiary websites. In addition, we advertise and market in industry magazines, news publications, online search engines, and network marketing.

We primarily market our products throughout the United States.

SUPPLIERS

Although we continue to increase our direct purchasing from manufacturers, we source a significant amount of inventory from relatively few vendors. However, no vendor accounts for 10% or more of our inventory purchases. We do not have long-term contracts or arrangements with most of our vendors to guarantee the availability of merchandise, particular payment terms, or the extension of credit limits. If our current vendors were to stop selling merchandise to us on acceptable terms, we may not be able to acquire merchandise from other suppliers in a timely and efficient manner and on acceptable terms.

COMPETITION

The environment for our products and services is intensely competitive. Our current and potential competitors include:

-
physical-world retailers, catalog retailers, publishers, distributors and manufacturers of the same products that we sell, many of which possess significant brand awareness, sales volume, and customer bases, and some of which sell products or services through the internet, mail order, or direct marketing, such as: Wal-Mart Stores, Target Corporation, Kmart Corporation, Costco Wholesale Corporation, Sam's Club, BJ's Wholesale Club, Inc., and Best Buy, Inc.;

-	other online eCommerce sites such as: Amazon, Sam's Club Online, Wal-Mart.com USA, LLC;
-
a number of indirect competitors, including media companies, Web portals, and Web search engines that are involved in online commerce, either directly or in collaboration with other retailers, such as Yahoo!, AOL and Google; and

-
companies that provide eCommerce services, including website developers and third-party fulfillment and customer-service providers, such as Yahoo!, Go-Daddy, MSN, Network Solutions, Register.com, and Buydomains.

 We believe that the principal competitive factors in our market segments include selection, price, availability, convenience, information, discovery, brand recognition, personalized services, accessibility, customer service, reliability, speed of fulfillment, ease of use, and ability to adapt to changing conditions, as well as our customers' overall trust in the entire experience in transactions with us or facilitated by us on behalf of third-party sellers. For services we offer to businesses and individual sellers, additional competitive factors include the quality of our services and tools, and the speed of performance for our services. As the market segments in which we operate continue to grow, other companies may also enter into business combinations or alliances that strengthen their competitive positions.

Our overall market is intensely competitive, and there are a number of other competitors that are much larger than us and have significantly greater resources at their disposal. We believe that our product offerings are competitive with others in the marketplace; however, we do not have a dominant market share.

INTELLECTUAL PROPERTY

We have received trademarks for Onlinesupplier.com (date of use: August 18, 2003), Tomorrow's Innovations, Today (date of use: August 18, 2003), Auction Liquidator (date of use: September 1, 2004), and Stop, Drop, n' Cash (date of use: September 1, 2004). We have also filed a trademark for MyOnlineChat., (date of use: February 14, 2007) which is still pending registration. We regard our trademarks, copyrights, domain names, trade dress, trade secrets, proprietary technologies, and similar intellectual property as important to our success, and we rely on trademark and copyright law, trade-secret protection, and confidentiality and/or license agreements with our employees, customers, partners, and others to protect our proprietary rights. We have licensed in the past, and expect that we may license in the future, certain proprietary rights, technologies or copyrighted materials, from third parties and we rely on those third parties to defend their proprietary rights, copyrights and technologies.

We also may not be able to acquire or maintain appropriate domain names in all countries in which we intend to do business. Furthermore, regulations governing domain names may not protect our trademarks and similar proprietary rights. We may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon, or diminish the value of our trademarks and other proprietary rights.

Policing unauthorized use of our proprietary rights is inherently difficult, and we may not be able to determine the existence or extent of any unauthorized use. The protection of our intellectual property may require the expenditure of significant financial and managerial resources. Moreover, we cannot be certain that the steps we take to protect our intellectual property will adequately protect our rights or that others will not independently develop or otherwise acquire equivalent or superior technology or other intellectual property rights.

TECHNOLOGY

Using a combination of our own technologies and commercially available, licensed technologies, we have implemented numerous features that simplify and improve the customer shopping experience, enable third parties to generate customized eCommerce solutions on our platform, and facilitate our fulfillment and customer service operations. Our current strategy is to focus our development efforts on creating and enhancing the specialized, proprietary software that is unique to our business, and to license or acquire commercially-developed technology for other applications where available and appropriate.

OPERATIONS

We sublease approximately 20,000 square feet of office space in Goleta and Santa Barbara, California, consisting of three separate locations. These locations house our production, sales, customer services and administrative activities.

Our wholly-owned subsidiary, Consumer Loyalty Group, Inc., executed a cost plus agreement with Datascension, Inc. that enables Consumer Loyalty Group to operate a state-of-the-art call center in Costa Rica. The call center is utilized to support Consumer Loyalty Group customer service and sales efforts at dramatically lowered costs in comparison to their U.S.-based counterparts. An additional benefit to the cost savings is the highly developed and well educated Costa Rican labor pool that Consumer Loyalty Group has access to in support of their campaigns. The combination of cost savings and elevated labor resources allows Consumer Loyalty Group to launch higher end sales and support initiatives that generate increased revenue and profits.

We have no significant need for warehouse space since we decided to focus exclusively on providing products to our members by drop shipping the products from third party suppliers when they are ordered. Accordingly, we curtailed our warehouse operations as of February 28, 2006. The change enables us to provide a wider selection of products while eliminating the need to invest in inventory or incur carrying costs. We provide access to over 30,000 products from our third party suppliers. When we receive an order from our customer, we place a purchase order on our supplier to drop ship the products ordered to the end customer.

Some of the products we sell may expose us to product liability claims relating to personal injury, death, or property damage caused by these products, and may require us to take actions such as product recalls. Certain businesses and individuals also sell products using our eCommerce platform that may increase our exposure to product liability claims, such as if these sellers do not have sufficient resources to protect themselves from these claims. Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. In addition, some of our vendor agreements with our suppliers and third party sellers do not indemnify us from product liability.

EMPLOYEES

As of December 31, 2006, we employ 96 employees, including customer service representatives, telephone sales representatives, production personnel, and administrative and management personnel. We have never experienced work stoppages, and we are not a party to any collective bargaining agreement. We anticipate that our business will continue to grow and that we will be required to hire additional employees to service our customer demand.

In addition to our direct employees, we have access to labor resources through our cost plus agreement with Datascension. The Costa Rican call center operated under this agreement employs 61 employees including sales agents, customer service representatives, and supervisory personnel.

REGULATORY RESTRICTIONS ON OUR BUSINESS

We are subject to general business regulations and laws, as well as regulations and laws specifically governing the internet, telecommunication sales and eCommerce. These existing and future laws and regulations may impede the growth of the internet or other online services. These regulations and laws may cover taxation, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband residential internet access, and the characteristics and quality of products and services.

It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel, and personal privacy apply to the internet, eCommerce and our Company. Unfavorable resolution of these issues may harm our business. Specifically, our inbound telephone center is regulated by the Federal Trade Commission and Federal Communication Commission. Under the Federal Trade Commission's Telemarketing Sales Rule and the Federal Communication Commission's Telephone Consumer Protection Act, we are subject to the Do Not Call Registry, limited in the use of pre-acquired account information, required to get certain authorizations and consents with regard to billing, required to make certain disclosure statements, prohibited from making misrepresentations, limited to when we may call consumers, required to transmit Caller ID information, restricted in the trafficking of data, required to keep certain records, prohibited from abandoning certain outbound calls, and are subject to fines for unlawful activity. Furthermore, some of our merchant, advertising and marketing efforts are regulated by the same organizations and statutes, such as the CAN-SPAM Act limiting the transmission of unsolicited commercial electronic mail via the internet, California Online Privacy Protection Act of 2003 requiring owners of commercial websites or online services to post a privacy policy, the Fair and Accurate Credit Transaction Act of 2003 ensuring that everyone is treated fairly when applying for credit and protecting consumers against identity theft, California Financial Information Privacy Act prohibiting the sharing of nonpublic personal information of a consumer with nonaffiliated third parties without the explicit prior consent of the consumer, California Civil Code Section 1798.82 requiring businesses to notify customers if an unauthorized person may have obtained access to their personal information and California Civil Code Section 1798.83 requiring disclosure of sharing for marketing purposes.

While we believe that we maintain all requisite licenses and permits and are in compliance with all applicable federal, state, local and foreign regulations, we may not be able to maintain all requisite licenses and permits. The failure to satisfy those and other regulatory requirements could have a material adverse effect on our business' financial condition and results of operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

INTRODUCTION

The following is a discussion of our financial condition and results of operations. To the extent that our analysis contains statements that are not of a historical nature, these statements are forward-looking statements, which involve risks and uncertainties. The following should be read in conjunction with our Financial Statements and the related Notes included elsewhere in this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements, including statements regarding our expansion plans. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our "Risk Factor" section and elsewhere in this report. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

OVERVIEW

Commerce Planet is a publicly traded media company which trades on the Over-the-Counter Bulletin Board of the National Quotation Service under the ticker symbol "CPNE.OB." We offer media products, lead generation services and marketing tools to our client partners. We offer a turnkey media solution through our network of wholly-owned subsidiaries, Consumer Loyalty Group, Inc., Legacy Media, Inc., OS Imaging, Inc., and Interaccurate, Inc.

Each subsidiary specializes in a specific niche of the media industry. Their combined services are designed to address all the needs of their client partners including: membership loyalty offers, consumer marketing data management, affiliate list management, printing and fulfillment services and Web/Data hosting and software development.

CRITICAL ACCOUNTING POLICIES

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations are discussed throughout this section where such policies affect our reported and expected financial results. Our preparation of our Consolidated Financial Statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Our accounting policies that are the most important to the portrayal of our financial condition and results, and which require the highest degree of management judgment relate to revenue recognition, the provision for uncollectible accounts receivable, property and equipment, advertising and issuance of shares for service.

We estimate the likelihood of customer payment based principally on a customer's credit history and our general credit experience. To the extent our estimates differ materially from actual results, the timing and amount of revenues recognized or bad debt expense recorded may be materially misstated during a reporting period.

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, e.g. computers (5 years), software (3 years), office equipment and furniture (3-7 years).

Leasehold improvements are amortized over the remaining lease term at the date of installation. Expenditures for maintenance and repairs are charged to expense as incurred.

We expense the media costs of advertising the first time the advertising takes place, except for direct-response advertising that is contracted with our advertising partners on a cost per customer acquired basis, which is capitalized and amortized over its expected period of future benefits. Direct-response advertising consists primarily of on line advertising that includes unique reference codes and URL tracking that are used for purchasing our products and services. The capitalized costs of the advertising are amortized over the three-month period following the receipt of a trial order for our products and services.

At March 31, 2007 and March 31, 2006, capitalized direct-response advertising costs of $2,387,623 and $890,806, respectively, were included in "Prepaid Expenses" in the accompanying Balance Sheets. Advertising expense was $3,466,046 for the three months ended March 31, 2007 and $1,106,616 for the same period in 2006. At December 31, 2006, and December 31, 2005, capitalized direct-response advertising costs of $1,962,466 and $159,182, respectively, were included in "Prepaid Expenses" in the accompanying Balance Sheets. Advertising expense was $6,055,104 in 2006. Advertising expense was $3,098,204 in 2005.

We account for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

We recognize revenue in accordance with the provisions of the SEC Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. Our revenues earned from membership setup fees and monthly charges are recorded when the credit card transaction is processed and the Company has received confirmation that the credit card processing has been successful. Current terms on membership agreements stipulate that the customer pays a nonrefundable fee ranging from $1.95 to $9.95 to setup an account. The customer then has a fourteen day period to review our offerings. If the customer does not cancel the service within the fourteen day window, a charge of $29.95 to $59.95 is billed to the customer's credit card on a monthly basis. The membership terms are agreed to under a negative option and we will continue to bill the customer on a monthly basis until they cancel their account. Bulletin No. 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for the disclosure of revenue recognition policies. Our revenue recognition policy for sale of products is in compliance with Bulletin No. 104. Revenue from the sale of products is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed and collectibility is reasonably assured. Generally, we extend credit to our customers and do not require collateral. We perform ongoing credit evaluations of our customers and historic credit losses have been within management's expectations.

PERIOD ENDED MARCH 31, 2007, AS COMPARED TO PERIOD ENDED MARCH 31, 2006

Revenues

We generated net revenues of $13,235,726 for the three months ended March 31, 2007, as compared to $3,932,343 for the three months ended March 31, 2006. The increase year-over-year resulted in growth of 236.6%.
	Three Months Ended March 31
	2007	2006	% Change
Revenue
Membership Revenue	$11,520,386	$3,307,623	248.3%
Upsell Revenue	984,357	210,521	367.6%
Lead Revenue	649,492	388,827	67.0%
Fulfillment/Other Revenue	81,491	25,372	221.2%

Total Revenue	13,235,726	3,932,343	236.6%

Membership revenues contributed 87.0% to total revenues for the period ending March 31, 2007 as compared to 84.1% for the same period in 2006 while increasing by 248.3%. Increased memberships year-over-year was the primary contributor to the growth in membership revenues driven by record sign-ups in the fourth quarter of 2006.

Upsell revenues contributed 7.4% to total revenues for the three months ending March 31, 2007 as compared to 5.4% for the same period in 2006 while increasing by 367.6%. We provide access to business partners’ product offerings though our website for which they pay fees. Our growth in memberships over the prior periods and increased website traffic drove higher revenues derived from our partners’ offerings.

Lead revenues contributed 4.9% to total revenues for the period ending March 31, 2007 as compared to 9.9% for the same period in 2006 while increasing by 67.0%. Our increasing membership base and website traffic increases the quantity of leads available resulting in higher revenues.

Printing, fulfillment and other revenues contributed 0.6% to total revenues for the period ending March 31, 2007 as compared to 0.7% for the same period in 2006 while increasing by 221.2%. The increases in revenue in this category were driven by the addition of printing and fulfillment services through the acquisition of One Source Imaging.

Costs Of Goods Sold

We incurred costs of sales of $2,556,490 for the three months ended March 31, 2007, as compared to $687,575 for the same period in 2006. Costs of goods sold increased by 271.8% and increased to 19.3% from 17.5% of revenues for the same period last year. The overall increase is primarily due to the increased number memberships generating an increased volume of transaction related costs. Additionally, the rates for transaction related fees as well as higher return and charge back rates resulted in increase in the percentage of costs of good sold proportional to revenue.

Operating Expenses

We incurred costs of $6,574,028 for the three months ended March 31, 2007 as compared to $2,710,181 for the same period in 2006. While operating expenses increased by 142.6% over the prior year period these expenses were spread over much higher revenue resulting in a reduction in operating expenses as a percentage of revenue to 49.7% from 68.9%.
	Three Months Ended March 31
	2007	2006	% Change
Expense
Salaries	$1,616,629	$533,213	203.2%
Stock Compensation	238,022	185,000	28.7%
Advertising	3,466,046	1,106,616	211.4%
Other Expenses	1,273,331	885,352	43.8%

Total Operating Expense	$6,574,028	$2,710,181	142.6%

Expenses for salaries increase by 203.2% during the three months ended March 31, 2007 as compared to the same period in 2005. Salary and related expenses increased as we increased the depth of our management team, and our administrative staff. At the same time, expenses decreased to 12.2% of revenue from 13.6% in the same period last year as result of more efficient operations and the use of our Costa Rica call center operated by Datascension.

Expenses for stock compensation increased by 28.7% for the three months ended March 31, 2007 as compared to the same period in 2006 while falling to 1.8% of revenue verses 4.7% in 2006 for the same period. The increase in this non cash expense is due to the issue of stock to management staff as well as the implementation of our stock option plan for salaried staff.

Advertising expense increased by 211.4% from the year earlier period. The higher gross costs of advertising were lower as a percentage of revenue at 26.0% compared to 28.1% for the same period last year.

Other expenses grew 43.8% as compared to the same period last year. We increased our expenses for outside services including legal and professional fees to support our business growth, as well as travel, facilities, depreciation expense, and we increased our provision for doubtful accounts related to an old customer balance. While gross spending increased, other expenses fell to 9.6% of revenue compared to 22.5% for the same period last year.

Other Income And Expense

Other income and expense for the three months ended March 31, 2007 provided net other income of $16,499 compared to a net expense of $340,207 for the same period in 2006. The elimination of our convertible debt during 2006 resulted in the reduction in interest expense and our cumulating cash balances are provided interest income.

	Three Months Ended March 31
	2007	2006
Other (Income)/Expense
Other Income	$(2,142)	$-
Interest Income	(16,621)	-
Interest Expense	1,461	340,207
Other Expense	803	-
	$(16,499)	$340,207

Income Before Income Taxes

We had income before income taxes of $4,121,708 for the three months ended March 31, 2007, compared to $194,380 for the same period last year. Non-cash charges to income comprised $530,766 and $598,590 for the three months ended March, 2007 and 2006, are summarized as follows:
	Three Months Ended March 31
	2007		2006
Stock issued for services	$		$$104,668
Depreciation and amortization		78,755	44,733
Allowance for doubtful accounts		213989	12,500
Stock Compensation		238,022	185,000
Amortization of debt interest			214,278
Debt conversion feature expense			37,411
		$530,766	$598,590

Income Taxes and Net Income

We recognized income tax expense of $447,972 for the three months ended March 31, 2007 resulting in net income of $3,673,736 compared to net income of $194,380 for the same period last year. No income tax expense was booked in 2006 due to the application of our net operating loss carryforwards. Our tax expense is a combination of our estimated tax liability and the recognition of deferred tax assets and liabilities as described in Note 2 in the financial statement section. Unlike prior periods, because of our improved operating results, we expect to have a continuing income tax obligation.

Basic And Diluted Loss Per Share

Our basic income per share for the three months ended March 31, 2007 was $0.08 as compared to $0.0 for the same period in 2006. Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings per common share was $0.07 compared to $0.0 per common share for the same period in 2006 and is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock warrants and conversion of convertible debt. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Material Trends and Uncertainties

Our membership revenues are generated by charging our members a monthly fee for the tools and services needed to create and run a successful Internet auction business. Members sign-up for our services at our website after having been directed to our website by internet advertising campaigns for which we pay a fee for each sign-up. As we closed the year in 2006 and began 2007 we generated record volumes of sign-ups from orders generated through our affiliate networks which partially contributed to membership revenues during the three months ended March 31, 2007. We also experienced a large amount of poor quality sign-ups and a higher than normal level of potential online fraud in conjunction with the record sign-ups resulting in increases in both our return rate and our chargeback rate.

In response, we have reduced our advertising related to these programs as we implement preventative measures and analyze the results of these measures. We expect that our gross transactions will decline but that our return rates and chargeback percentages will return to normal levels, and that the conversion rate from sign-up to billable membership will improve as a result of our actions. It is not clear how much the second quarter’s performance will be impacted by these changes, but revenues generated from this source will likely be reduced at least temporarily.

The higher chargeback volume as a percentage of gross transaction volume is viewed as a potential credit risk by our merchant processing banks. An unfavorable credit risk assessment may result in increased transactional fees and penalties, and higher reserve requirements. We depend on our banking relationships to provide payment processing to all our customers. If chargeback volumes continue at a high rate as compared to gross transaction volume, our merchant processing banks may determine that we are too high a credit risk and decline to continue to provide payment processing services which would impact our ability to bill and collect payment from our membership customers. In addition, processing rates may increase in relation to the increased risk assessed by our processing banks.

We are aggressively pursuing opportunities to increase traffic at our websites and partner websites to offset these risks and grow long term revenues from memberships as well as, upsell, and lead generation revenues. We expect that increasing our website traffic from sources other than our current affiliate network will improve the volume and quality of sign-ups, and reduce both our return rate and chargeback rate.

Liquidity And Capital Resources

As of March 31, 2007, our Total Current Assets were $16,067,696 and our Total Current Liabilities were $6,703,214. Our Stockholders' Equity at March 31, 2007 was $10,966,785.

During 2006, all of our promissory notes and convertible debt were repaid. During the fourth quarter of 2006 we financed an insurance policy which had a balance of $40,300 which constituted our entire debt at March 31, 2007.

As a result of the higher number of chargebacks as a percentage of billing transactions during the three months ending March 31, 2007 described above, we have been required to increase our merchant card reserves at our merchant processors bank. We deposited $1,000, 000 by wire transfer into our reserve account on May 3, 2007. These funds will be unrestricted and returned if chargeback percentages return to normal levels. We anticipate that the preventative measures we have implemented will cause our chargebacks to return to their previous levels. Merchant reserves are classified on our balance sheet as other receivables.

Because of the favorable results from operations and our expectations that our success will continue we will be required to make tax payments during the quarter ending June 30, 2007. These tax obligations will continue in conjunction with our ongoing profitability in contrast with the prior cumulative loss that resulted in immaterial tax obligations.

We believe that cash generated from operations will be sufficient to fund operations and capital requirements as presently planned over the next twelve months. We anticipate putting a line of credit in place and/or raise funds through the sale of securities to assist with short term cash needs should we identify acquisition opportunities.

Seasonality

Historically, our business has not been susceptible to significant seasonal factors and we anticipate it will not be in the future.

Commitments

Minimum future rental payments under non-cancelable operating leases as of March 31, 2007, for each of the next five years and in the aggregate are as follows:

2007	$214,355
2008	$293,229
2009	$120,976

Total	$628,560

We entered a two year cost plus agreement on October 11, 2006, with Datascension, Inc., an unrelated party, that enables Consumer Loyalty Group to operate a state of the art call center. The call center became operational on November 27, 2006 and is utilized to support Consumer Loyalty Group customer service and sales efforts at dramatically lowered costs in comparison to their U.S. based counterparts.

YEAR ENDED DECEMBER 31, 2006, AS COMPARED TO YEAR ENDED DECEMBER 31, 2005

Segment Results

During 2006, we structured the company into several distinct business entities. Each entity is separately incorporated and a wholly- owned subsidiary of Commerce Planet. Each subsidiary, Consumer Loyalty Group, Inc., Legacy Media, Inc., OS Imaging, Inc., and Interaccurate, Inc., specializes in a specific niche of the media industry. Their combined services are designed to address all the needs of their client partners including: membership loyalty offers; consumer marketing data management; affiliate list management; printing and fulfillment services; and Web/Data hosting and software development. We provide management and administrative services, as well as accounting, finance, and information technology support to the subsidiary companies.

The structure enables the subsidiaries to support each other as well as continue to develop third party revenues and profits. The subsidiary companies have operated since the third quarter of 2006 and generated combined segment revenues of $34,800,283 with the single operating company existing in the first half of the year included.

	Commerce Planet	Consumer Loyalty Group	Legacy Media	OS Imaging	Inter-accurate	Combined Segments

Revenue	$13,161,238	$14,645,907	$5,317,437	$1,480,226	$195,475	$34,800,283

Cost of Goods Sold	1,669,915	1,900,520	3,769,298	1,145,744	45,600	8,531,077

Gross Profit	11,491,323	12,745,387	1,548,139	334,482	149,875	$26,269,206

Operating Expense	8,085,069	6,204,679	1,095,848	644,938	238,293	16,268,827

Other (Income) Expense	1,233,363	2,459	18,471	4,981		1,259,274

Income/(Loss) Before Income Taxes	2,172,891	6,538,249	433,820	(315,437)	(88,418)	8,741,105

Consolidating adjustments

Favorable/(Unfavorable)	Revenue	COGS	Expenses/ Other	Net Income

Combined	$34,800,283	(8,531,077)	(17,528,101)	$8,741,105

Intersegment Adjustments	$(7,312,149)	$4,155,316	$3,156,833	$-

Consolidated	$27,488,134	$(4,375,761)	$(14,371,268)	$8,741,105

Revenues

We generated net revenues of $27,488,134 for the year ended December 31, 2006, as compared to $7,340,399 for the year ended December 31, 2005. The increase year-over-year resulted in growth of 274.5%.

	Year Ended December 31
	2006	2005	% Change
Revenue
Membership Revenue	$22,410,394	$5,493,609	307.9%
Upsell Revenue	2,598,936	415,592	525.4%
Lead Revenue	1,211,526	991,058	22.2%
Fulfillment/Other Revenue	1,267,278	440,140	187.9%

Total Revenue	27,488,134	7,340,399	274.5%

Membership revenues contributed 81.5% to total revenues while increasing by 307.9% over 2005. At the end of 2006, we had approximately 120,000 current members for our core membership product, Onlinesupplier, versus about 30,000 current members at the end of 2005. The increase in membership year-over-year was the primary contributor to the growth in revenues for membership generating approximately 85.0% of the total growth. New product offerings and price increases introduced late in the year contributed approximately 7.0% and 8.0%, respectively, to the total growth in membership revenues.

During the last quarter of 2005, we changed our advertising to direct the majority of our potential customers to our web site to purchase our products and services rather than directing customers to contact us via phone at our call center. This strategy was very successful and resulted in higher new member activations in the fourth quarter of 2005 than any other previous quarter. Our success with this changed strategy has continued into 2006 and combined with robust growth in the online retail sales industry drove significant growth in memberships.

Upsell revenues contributed 9.5% to total revenues while increasing by 525.4% over 2005. We provide access to business partners’ product offerings though our website for which they pay fees. The growth in memberships in 2006 increased revenues for existing offers dramatically and spurred the addition of new affers as well.

Lead revenues contributed 4.4% of revenues while increasing by 22.2% over 2005. Our increasing membership base and website traffic increases the quantity of leads available resulting in higher revenues.

Printing, fulfillment and other revenues contributed 4.6% to total revenue while increasing by 187.9% over 2005. The increases in revenue in this category were driven by the addition of printing and fulfillment services through the acquisition of One Source Imaging.

Costs Of Goods Sold

We incurred costs of sales of $4,375,361 for the year ended December 31, 2006, as compared to $1,744,866 for the year ended December 31, 2005. Costs of sales increased by 150.7% over 2005 which was a much lower rate than the growth of revenues. On a percentage basis, cost of goods sold decreased from 23.7% to 15.9% of revenues. The overall mix of membership revenues to total revenues is improved at 81.5% in 2006 compared to 74.8% in 2005. Additionally, our increase in membership volume has provided economies of scale related to our webstore costs driving costs per unit down while our fulfillment costs have improved on a per unit basis with the acquisition of One Source Imaging. These improvements are slightly offset by an increase in transactional fees for merchant card transactions.

Operating Expenses

We incurred costs of $13,915,202 for the year ended December 31, 2006 as compared to $10,230,994 for the year ended December 31, 2005. While operating expenses increased by 36.0% over the prior year these expenses were spread over much higher revenue resulting in a reduction in operating expenses as a percentage of revenue to 50.6% in 2006 from 139.3% in 2005.
	Year Ended December 31
	2006	2005	% Change
Expense
Salaries	$3,120,927	$3,179,427	-1.8%
Stock Compensation	619,363	305,687	102.6%
Advertising	6,055,104	3,098,204	95.4%
Other Expenses	4,119,808	3,647,676	12.9%

Total Operating Expense	$13,915,202	$10,230,994	36.0%

Expenses for salaries fell slightly by 1.8% during the year ended December 31, 2006 as compared to the prior year. During 2006, we increased the depth of our management team, and our administrative staff. We entered an agreement with Datascension to operate a call center in Costa Rica which enables us to perform customer service activities more efficiently. Additionally, in conjunction with our move to direct customers to our web site we reduced our sales force.

Expenses for stock compensation increased by 102.6% during 2006 as compared to the prior year. The increase in this non cash expense is due to the issue of stock to management staff as well as the implementation of our stock option plan for salaried staff.

Advertising expense increased by 95.4% from the year earlier period. In conjunction with our move to direct customers to our web site our internet and e-mail advertising expenses increased resulting in higher gross costs of advertising but a lower cost as a percentage of revenue at 22.0% compared to 42.2% last year.

Other expenses grew 12.9% as compared to the prior year period. We increased our expenses for outside services including legal and professional fees to support our business growth, as well as travel, facilities, and depreciation expense. These increases were slightly offset by a reduction in investor relation expenses.

Other Income And Expense

Other income and expense totaled $456,066 compared to $1,630,464 from the prior year period. Included in these costs were $1,373,668 in interest expense compared to $1,630,464 last year. Interest expense includes expenses related to beneficial conversion and the amortization of the discounts on notes issued. During the year we retired all of our debt allowing us to recover $837,191 of the beneficial conversion expense taken in 2004 and 2005 which was included in other income. Additionally, we received $80,411 in interest and other income further offsetting the interest expense for the year.

Net Income

We had net income of $8,741,105 for the year ended December 31, 2006 compared to a net loss of $6,265,924 for the year ended December 31, 2005. Non-cash charges to income comprised $1,267,652 and $2,836,132 for the years ended December 31, 2006 and 2005, are summarized as follows:

	Year Ended December 31
	2006	2005

Stock issued for services	$128,103	$563,647
Depreciation and amortization	208,938	173,609
Allowance for doubtful accounts	96,675	50,000
Issuance of warrants	619,363	341,238
Amortization of debt interest	1,014,353	630,865
Debt conversion feature expense	(837,191)	754,238
Debt inducement expense	37,411	322,535
	$1,267,652	$2,836,132

Basic And Diluted Loss Per Share

Our basic income per share for the year ended December 31, 2006 was $0.20 as compared to ($0.17) for the year ended December 31, 2005. Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings per common share was $0.18 and is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock warrants and conversion of convertible debt. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. At December 31, 2005, the total amount of outstanding convertible debentures was $4,203,698 which might be converted into 35,030,817 shares of our common stock, based on the closing price of our common shares on December 31, 2005. At December 31, 2005, there were 4,148,750 warrants outstanding that were eligible for conversion into shares of our common stock. All convertible debentures have been retired as of December 31, 2006 and we had 9,996,722 warrants outstanding that were eligible for conversion into shares of our common stock.

Liquidity And Capital Resources

As of December 31, 2006, our Total Current Assets were $9,475,493 and our Total Current Liabilities were $3,546,413. Our Stockholders' Equity at December 31, 2006 was $7,254,026.

During 2006, all of our promissory notes and convertible debt were repaid as more fully described in the financing section below. At December 31, 2006, we financed an insurance policy with a balance of $69,681 which constituted our entire debt at year end.

Seasonality

Our business is not susceptible to significant seasonal factors.

Financings

On January 5, 2004, we issued convertible debentures of $250,000 to Dutchess Private Equities Fund LP. The debentures convert on January 15, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 6% cumulative interest, payable in cash or stock at our option, at the time of conversion. At December 31, 2006 the debenture was completely repaid.

On January 19, 2004, we issued convertible debentures of $305,000 to eFund Capital Partners, LLC. The debentures convert on January 19, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 6% cumulative interest, payable in cash or stock at our option, at the time of conversion. At December 31, 2006, the debenture was completely repaid.

On January 25, 2004, we issued convertible debentures of $50,000 to Dutchess Private Equities Fund LP. The debentures convert on January 25, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 6% cumulative interest, payable in cash or stock at our option, at the time of conversion. At December 31, 2006, the debenture was completely repaid.

On January 25, 2004, we issued convertible debentures of $50,000 to eFund Capital Partners, LLC. The debentures convert on January 25, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 6% cumulative interest, payable in cash or stock at our option, at the time of conversion. At December 31, 2006, the debenture was completely repaid.

On March 3, 2004, we issued convertible debentures of $28,000 to Preston Capital Partners, LLC. The debentures convert on March 3, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 6% cumulative interest, payable in cash or stock at our option, at the time of conversion. At December 31, 2006, the debenture was completely repaid.

On April 1, 2004, we issued convertible debentures of $90,000 to Dutchess Private Equities Fund, II. The debentures convert on April 1, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. The debenture was issued at a discount of $15,000. On July 9, 2004, we issued a warrant to Dutchess Private Equities Fund, II, to purchase 225,000 of our common shares at an exercise price at $1.42 per share. At December 31, 2006, the debenture was completely repaid.

On April 1, 2004, we issued convertible debentures of $90,000 to eFund Capital Partners, LLC. The debentures convert on April 1, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. The debenture was issued at a discount of $15,000. On April 1, 2004, we issued a warrant to eFund Capital Partners, LLC, to purchase 225,000 of our common shares at an exercise price at $1.42 per share. At December 31, 2006, the debenture was completely repaid.

On May 5, 2004, we issued convertible debentures of $90,000 to Dutchess Private Equities Fund, II. The debentures convert on May 5, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. The debenture was issued at a discount of $15,000. On July 9, 2004, we issued a warrant to Dutchess Private Equities Fund, II, to purchase 225,000 of our common shares at an exercise price at $1.42 per share. At December 31, 2006, the debenture was completely repaid.

On May 5, 2004, we issued convertible debentures of $90,000 to eFund Capital Partners, LLC. The debentures convert on May 5, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. The debenture was issued at a discount of $15,000. On May 5, we issued a warrant to eFund Capital Partners, LLC, to purchase 225,000 of our common shares at an exercise price at $1.42 per share. At December 31, 2006, the debenture was completely repaid.

On July 9, 2004, we issued convertible debentures of $180,000 to Dutchess Private Equities Fund, II. The debentures convert on July 9, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. The debenture was issued at a discount of $30,000. On July 9, 2004, we issued a warrant to Dutchess Private Equities Fund, II, to purchase 450,000 of our common shares at an exercise price at $1.17 per share. At December 31, 2006, the debenture was completely repaid.

On August 15, 2004, we issued convertible debentures of $144,000 to Dutchess Private Equities Fund, II. The debentures convert on August 15, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $24,000. On August 18, 2004, we issued a warrant to Dutchess Private Equities Fund, II, to purchase 360,000 of our common shares at an exercise price at $1.03 per share. At December 31, 2006, the debenture was completely repaid.

On August 15, 2004, we issued convertible debentures of $60,000 to eFund Small Cap Fund, LP. The debentures convert on August 15, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $10,000. On August 18, 2004, we issued a warrant to eFund Capital Partners, to purchase 150,000 of our common shares at an exercise price at $1.03 per share. At December 31, 2006, the debenture was completely repaid.

On September 25, 2004, we issued convertible debentures of $222,000 to Dutchess Private Equities Fund. The debentures convert on September 25, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $37,000. On September 25, 2004, we issued a warrant to Dutchess Private Equities Fund, to purchase 540,000 of our common shares at an exercise price at $1.25 per share. At December 31, 2006, the debenture was completely repaid.

On September 25, 2004, we issued convertible debentures of $60,000 to eFund Small Cap Fund, LP. The debentures convert on September 24, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $10,000. On September 25, 2004, we issued a warrant to eFund Capital Partners, to purchase 150,000 of our common shares at an exercise price at $1.25 per share. At December 31, 2006, the debenture was completely repaid.

On October 25, 2004, we issued convertible debentures of $60,000 to Dutchess Private Equities Fund, II, LP. The debentures convert on October 25, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $10,000. On October 25, 2004, we issued a warrant to Dutchess Private Equities Fund, II, to purchase 150,000 of our common shares at an exercise price at $1.53 per share. At December 31, 2006, the debenture was completely repaid.

On November 11, 2004, we issued convertible debentures of $162,000 to Dutchess Private Equities Fund, II, LP. The debentures convert on November 11, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $27,000. On November 11, 2004, we issued a warrant to Dutchess Private Equities Fund, II, to purchase 480,000 of our common shares at an exercise price at $1.25 per share. At December 31, 2006, the debenture was completely repaid.

On December 28, 2004, we issued convertible debentures of $240,000 to Dutchess Private Equities Fund, II, LP. The debentures convert on December 28, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $40,000. On December 28, 2004, we issued a warrant to Dutchess Private Equities Fund, II, to purchase 720,000 of our common shares at an exercise price at $1.25 per share. At December 31, 2006, the debenture was completely repaid.

On February 11, 2005, we issued a Note to Dutchess Private Equities Fund, II, in the amount of $360,000, at a discount of $60,000. The Note had a 0% interest rate and was repaid during 2005.

On April 18, 2005, we issued a Note to Dutchess Private Equities Fund, II, in the amount of $132,000, at a discount of $22.000. The Note had a 0% interest rate and was repaid on during 2005.

On April 18, 2005, we issued a Note to eFund Capital Partners, in the amount of $132,000, at a discount of $22,000. The Note had a 0% interest rate and was repaid during 2005.

On May 20, 2005, we issued a Note to Dutchess Private Equities Fund, II, in the amount of $402,750, at a discount of $52,750. The Note had a 0% interest rate and $112,500 was repaid prior to December 18, 2005. The remaining amount was exchanged into a four year, convertible debenture bearing interest of 10% effective December 18, 2005. At December 31, 2006, the Note was completely repaid.

On June 2, 2005, we issued a Note to Dutchess Private Equities Fund, II, in the amount of 540,000, at a discount of $80,000. The Note had a 0% interest rate and was exchanged into a four year, convertible debenture bearing interest of 10% effective December 18, 2005. At December 31, 2006, the Note was completely repaid.

On July 22, 2005, we issued a Note to Dutchess Private Equities Fund, II, in the amount of $258,000, at a discount of $33,000. The Note had a 0% interest rate and was exchanged into a four year, convertible debenture bearing interest of 10% effective December 18, 2005. At December 31, 2006 the Note was completely repaid.

On August 4, 2005, we issued a Note to Dutchess Private Equities Fund, II, in the amount of $162,000, at a discount of $17,000. The Note had a 0% interest rate and was exchanged into a four year, convertible debenture bearing interest of 10% effective December 18, 2005. At December 31, 2006, the Note was completely repaid.

On August 17, 2005, we issued a Note to Dutchess Private Equities Fund, II, in the amount of $247,200, at a discount of $41,200. The Note had a 0% interest rate and was exchanged into a four year, convertible debenture bearing interest of 10% effective December 18, 2005. At December 31, 2006, the Note was completely repaid.

On August 18, 2005, we issued Notes to eFund, in the amount of $221,000, at a total discount of $37,000. The notes had a 0% interest rate and $18,211 was repaid prior to December 18, 2005. The remaining outstanding amount was exchanged into a four year, convertible debenture bearing interest of 10% effective December 18, 2005. At December 31, 2006, the Notes were completely repaid.

On August 18, 2005, we issued a Note to a Barrett Evans in the amount of $84,000, at a total discount of $14,000. The notes had a 0% interest rate and were exchanged into a four year, convertible debenture bearing interest of 10% effective December 18, 2005. At December 31, 2006, the Note was completely repaid. At the time the Note was issued, Mr. Evans was on our Board of Directors.

On September 16, 2005, we issued a Note to Dutchess Private Equities Fund, L.P., in the amount of $192,000, at a discount of $32,000. The Note has a 0% interest rate and $162,752 was repaid during 2005, and the remaining $29,248 was outstanding at December 31, 2005. This amount was due and payable on March 15, 2006, and was repaid on March 1, 2006. At December 31, 2006, the Note was completely repaid.

On September 30, 2005, we issued a Note to Dutchess Private Equities Fund, LP, in the amount of $276,000, at a discount of $46,000. The Note has a 0% interest rate and is due and payable on March 30, 2006. At December 31, 2006, the Note was completely repaid.

On October 11, 2005, we issued a Note to Dutchess Private Equities Fund, LP, in the amount of $30,000, at a discount of $5,000. The Note has a 0% interest rate and is due and payable on April 11, 2006. At December 31, 2006, the Note was completely repaid.

Effective November 1, 2005, we agreed to issue a convertible debenture to eFund Capital Partners, in the amount of $180,000, at a discount of $176,200. The debenture has a 10% interest rate and is due and payable November 1, 2009. The debentures are convertible into shares of our common stock at a price equal to the lesser of; (i) seventy-five percent of the average of the closing bid price of the stock for the five days prior to conversion or (ii) the average of the closing bid price of the stock on the five days immediately preceding the date of the of debenture agreement. At December 31, 2006, the debenture was completely repaid.

Effective December 18, 2005, we entered into a Convertible Debenture Exchange Agreement with Dutchess Private Equities Fund, LP and eFund Capital Partners, LLC, majority shareholders, to exchange the unpaid balance of promissory notes issued in 2005 worth $1,784,239 into 10%, 4-year term, Convertible Debentures. The debentures are convertible at the lesser of (i) 75% of the average of the lowest closing bid price during fifteen immediately preceding the conversion date or (ii) 100% of the average of the closing bid price of the stock for the twenty days immediately preceding the closing date of the debenture agreement. At December 31, 2006, the debenture was completely repaid.

The following table sets forth the dollar amount of each payment made in connection each of the above-described transactions we made with eFund, any affiliate of, or any person with whom eFund has a contractual relationship regarding the transaction. We did not make any payments that were for liquidated damages, paid to finders or placement agents.

Name of eFund entity or affliate with whom financing instrument was entered into	Date of issuance	Face value	Cash the Company received from the financing instrument	Amount paid by the Company to eFund	Interest paid (discount amount on face of the note, if any)	Date of payment	Shares issued as payment	Market price of common stock at day of issue	Amount ($) of each payment (1)	Date warrant issued, if any	Value of warrant, if any (6)	Amount of interest payments, if any (9) ($)	Percentage calculated by dividing the total potential profit eFund could have gotten by the funds the Company received
eFund Capital Partners, LLC	1/19/2004	$305,000	$305,000			1/13/2006	100,000	$0.319	$12,000			$36,600
eFund Capital Partners, LLC	1/19/2004					1/19/2006	150,000	$0.280	$18,000
eFund Capital Partners, LLC	1/19/2004					2/3/2006	32,000	$0.250	$5,528
eFund Capital Partners, LLC	1/19/2004					3/31/2006			$48,500
eFund Capital Partners, LLC	1/19/2004					4/13/2006	619,118	$0.330	$79,433
eFund Capital Partners, LLC	1/19/2004					6/30/2006			$141,539

Subtotal for 1/19/2004 instrument		$305,000	$305,000	$341,600 (10)					$305,000			$36,600	112.00%

eFund Capital Partners, LLC	1/25/2004	$50,000	$50,000			2/2/2006			$10,433			$6,000
eFund Capital Partners, LLC	1/25/2004					3/7/2006	68,000	$0.265	$39,567

Subtotal for 1/25/2004 instrument		$50,000	$50,000	$56,000 (10)					$50,000			$6,000	112.00%

eFund Capital Partners, LLC	4/2/2004	$90,000	$75,000			3/7/2006	330,000	$0.265	$23,000	4/2/2004	$0(7)
eFund Capital Partners, LLC	4/2/2004				$15,000	6/30/2006	170,000	$0.550	$67,000

Subtotal for 4/2/2004 instrument		$90,000	$75,000	$90,000	$15,000				$90,000				120.00%

eFund Capital Partners, LLC	5/5/2004	$90,000	$75,000		$15,000	6/8/2006			$90,000	5/5/2004	$0(8)

Subtotal for 5/5/2004 instrument		$90,000	$75,000	$90,000	$15,000				$90,000				120.00%

eFund Capital Partners, LP	8/15/2004	$60,000	$50,000		$10,000	3/31/2006	439,794	$0.235	$60,000	8/18/2004	$3,000(4)

Subtotal for 8/15/2004 instrument		$60,000	$50,000	$60,000	$10,000				$60,000				120.00%

eFund Capital Partners, LP	9/25/2004	$60,000	$50,000		$10,000	4/13/2006	467,654	$0.330	$60,000	9/25/2004	$0(5)	$4,950

Subtotal for 9/25/2004 instrument		$60,000	$50,000	$64,950 (10)	$10,000				$60,000			$4,950	129.90%

eFund Capital Partners, LLC	4/18/2005	$132,000	$110,000		$22,000	6/30/2005			$13,812
eFund Capital Partners, LLC	4/18/2005					9/30/2005			$118,188

Subtotal for 4/18/2005 instrument		$132,000	$110,000	$132,000	$22,000				$132,000				120.00%

eFund Capital Partners, LLC	8/18/2005	$48,000	$40,000		$8,000	9/30/2005			$5,000
eFund Capital Partners, LLC	8/18/2005					12/31/2005			$13,211
eFund Capital Partners, LLC	8/18/2005					12/31/2005			$29,789	(2)
eFund Capital Partners, LLC	8/18/2005	$125,000	$104,000		$21,000	12/31/2005			$125,000	(2)
eFund Capital Partners, LLC	8/18/2005	$48,000	$40,000		$8,000	12/31/2005			$48,000	(2)

Subtotal for 8/18/2005 instruments		$221,000	$184,000	$18,211	$37,000(3)				$221,000				120.11%

Barrett Evans	8/18/2005	$84,000	$70,000		$14,000	12/31/2005			$84,000	(2)

Subtotal for 8/18/2005 instrument		$84,000	$70,000	$-	$14,000				$84,000				120.00%

eFund Capital Partners, LLC	11/1/2005	$180,000	$176,200		$3,800	3/31/2006			$132,400
eFund Capital Partners, LLC	11/1/2005					6/30/2006			$47,600

Subtotal for 11/1/2005 instrument		$180,000	$176,200	$180,000	$3,800				$180,000				102.16%

eFund Capital Partners, LLC	12/18/2005	$286,789			None.	9/30/2006			$286,789

Subtotal for 12/18/2005 instrument		$286,789		$286,789	$-				$286,789

TOTAL OF ALL EFUND
AND AFFILIATE INSTRUMENTS:		$1,558,789	$1,145,200	$1,319,550	$126,800				$1,398,789			$47,550

(1)
Payments made in common stock have been given a value based on a contractual formula in the instrument to which the payments relate, generally a percentage of market price. The aggregate of all payments total the face value of the instrument including interest in the form of discounts.

(2)
New note issued on December 18, 2005 in the amount $286,789 restructured existing notes issued on August 18, 2005 with face values of $48,000, $125,000, $48,000, and $84,000. The note balances of $29,789, $125,000, $48,000, and $84,000 totalling $286,789 constituted the face value of the new note. The restructure of existing debt issued with the new note included interest in the form of discounts of $8,000, $21,000, $8,000, and $14,000 respectively.

(3)	The total discout amount for all Notes issued on August 18, 2005 is $37,000.

(4)
On August 18, 2004, we issued a warrant to eFund Capital Partners to purchase 150,000 of our common shares at an exercise price of $1.03 per share. The closing price of our stock on August 18, 2004 was $1.05 per share.

(5)
On September 25, 2004, we issued a warrant to eFund Capital Partners to purchase 150,000 of our common shares at an exercise price of $1.25 per share. The closing price of our stock on September 25, 2004 was $1.283 per share.

(6)	Caluculated by subtracting the total exercise price on the date of the issuance of the warrants from the combined market price of the total number of shares underlying the warrants on that date.

(7)	On April 2, 2004, we issued a warrant to eFund Capital Partners to purchase 225,000 of our common shares at an exercise price of $1.53. The market price of our stock on April 2, 2004 was $1.38.

(8)	On May 5, 2004, we issued a warrant to eFund Capital Partners to purchase 225,000 of our common shares at an exercise price of $1.53. The market price of our stock on May 5, 2004 was $1.47.

(9)	Unless indicated in this column, interest amounts are included in the face value of the instrument and listed in the column titled "Interest Paid."

(10)	Includes interest payments not included in the face amount of the instrument.

Commitments

Minimum future rental payments under non-cancelable operating leases as of December 31, 2005 for each of the next five years and in the aggregate are as follows:

2007	$285,807
2008	$293,229
2009	$120,976

TOTAL	$700,012

We entered a two year cost plus agreement on October 11, 2006, with Datascension, Inc. that enables our subsidiary, Consumer Loyalty Group, to operate a state of the art call center. The call center became operational on November 27, 2006 and is utilized to support Consumer Loyalty Group customer service and sales efforts at dramatically lowered costs in comparison to their U.S. based counterparts. An additional benefit to the cost savings is the highly developed and well educated Costa Rican labor pool that Consumer Loyalty Group has access to in support of their campaigns. The combination of cost savings and elevated labor resources allows Consumer Loyalty Group to launch higher end sales and support initiatives that generate increased revenue and profits.

DESCRIPTION OF PROPERTY

The address of our principal executive office is 30 S. LaPatera Lane, Suite 8, Goleta, CA 93117.

We sublease approximately 20,000 square feet of office space in Goleta and Santa Barbara, California consisting of three separate locations. These locations house our production, sales, customer services and administrative activities. The combined base rent for these locations is $24,470 per month plus expenses, estimated at $0.22 per square foot, plus a pro rata share of utilities payable monthly in advance on the first day of each calendar month of the term of the sublease. The subleases expire in April and November of 2009.

We operate, through a cost plus agreement, a Costa Rican call center which currently houses 61 sales agents, customer service representatives, and supervisory personnel. We do not own or lease this property but have a two-year obligation to reimburse lease related costs and own all furniture and equipment housed within the location.

In February 2006, we terminated our lease for 10,500 square feet of warehouse and office space in Signal Hill, California. This space was no longer required to support our growth because we ceased operations of our subsidiaries, Auction Liquidator, Inc. and Discount OnlineWarehouse.

We believe our existing leased facilities are adequate for our current requirements. We evaluate our facility requirements as business needs change. Should additional space be required to support growth we would be able to acquire property as needed through lease or purchase since no shortages of available properties exist.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 11, 2005, we issued a Note to Dutchess Private Equities Fund, II, in the amount of $360,000, at a discount of $60,000. The Note has a 0% interest rate. During the year ended December 31, 2005, this Note was repaid, and the balance at December 31, 2005 was zero. We issued 37,500 shares to the Holder as an inducement to provide financing. The shares were valued at $40,219. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on our Board of Directors. At December 31, 2006 the Note was completely repaid.

In February 2005, we entered into a software agreement with Discount Solutions, Inc. to purchase certain software license rights to software that is used to provide web based stores to our customers. We agreed to purchase a perpetual license for use of the software of $52,500, and to compensate Discount Solutions $24,000 monthly for the full service hosting and maintenance of our customers' web stores. Our Chief Executive Officer is a majority owner of Discount Solutions. This agreement automatically renews monthly unless notice is provided be either party. We intend to renegotiate and extend the terms of this agreement.

On April 18, 2005, we issued a $132,000 non-interest bearing Convertible Promissory Note, due August 18, 2005 at a discount of $44,000, to eFund Capital Partners, LLC and Dutchess Private Equities Fund, II, LP. The Notes have a 0% interest rate. During the year ended December 31, 2005, this Note was repaid, and the balance at December 31, 2005 was zero. We issued 13,750 shares to eFund Capital Partners and Dutchess Private Equities Fund, II, LP as an inducement to provide financing. The shares were valued at $31,968. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on our Board of Directors. At December 31, 2006, the Note was completely repaid.

On May 20, 2005, we issued a $402,750 non-interest bearing Convertible Promissory Note, due December 20, 2005 at a discount of $52,750, to Dutchess Private Equities Fund, II, LP. The Note has a 0% interest rate. During the year ended December 31, 2005, $112,500 of this Note was repaid, and the balance was exchanged into a Convertible Debenture effective December 18, 2005. The balance at December 31, 2005 was zero. We issued 40,000 shares to Dutchess Private Equities Fund, II, LP as an inducement to provide financing. The shares were valued at $46,500. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on our Board of Directors. At December 31, 2006, the Note was completely repaid.

On June 2, 2005, we issued a $540,000 non-interest bearing Convertible Promissory Note, due December 20, 2005 at a discount of $80,000, to Dutchess Private Equities Fund, II, LP. The Note has a 0% interest rate. During the year ended December 31, 2005, none of this Note was repaid, and the balance was exchanged into a Convertible Debenture effective December 18, 2005. The balance at December 31, 2005 was zero. We issued 54,000 shares to Dutchess Private Equities Fund, II, LP as an inducement to provide financing. The shares were valued at $50,700. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on our Board of Directors. At December 31, 2006, the Note was completely repaid.

On July 22, 2005, we issued a $258,000 non-interest bearing Convertible Promissory Note, due December 22, 2005 at a discount of $33,000, to Dutchess Private Equities Fund, II, LP. The Note has a 0% interest rate. During the year ended December 31, 2005, none of this Note was repaid, and the balance was exchanged into a Convertible Debenture effective December 18, 2005. The balance at December 31, 2005 was zero. We issued 10,000 shares to Dutchess Private Equities Fund, II, LP as an inducement to provide financing. The shares were valued at $8,925. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on our Board of Directors. At December 31, 2006, the Note was completely repaid.

We awarded seven hundred and fifty thousand warrants to our Chief Financial Officer upon his hiring during July 2005. Five hundred thousand of the warrants vest one year after his date of hire, and two hundred fifty thousand vest two years after his date of hire. Five hundred thousand of the warrants are priced at $1.12 per share, and two hundred fifty thousand are priced at $0.10 per share. The warrants have been cancelled.

On August 4, 2005, we issued a $162,000 non-interest bearing Convertible Promissory Note, due January 4, 2006 at a discount of $17,000, to Dutchess Private Equities Fund, II, LP. The Note has a 0% interest rate. During the year ended December 31, 2005, none of this Note was repaid, and the balance was exchanged into a Convertible Debenture effective December 18, 2005. The balance at December 31, 2005 was zero. We issued 25,000 shares to Dutchess Private Equities Fund, II, LP as an inducement to provide financing. The shares were valued at $15,937. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on our Board of Directors. At December 31, 2006, the Note was completely repaid.

On August 17, 2005, we issued a $247,200 non-interest bearing Convertible Promissory Note, due January 17, 2006 at a discount of $40,200, to Dutchess Private Equities Fund, II, LP. The Note has a 0% interest rate. During the year ended December 31, 2005, none of this Note was repaid, and the balance was exchanged into a Convertible Debenture effective December 18, 2005. The balance at December 31, 2005 was zero. We issued 37,000 shares to Dutchess Private Equities Fund, II, LP as an inducement to provide financing. The shares were valued at $24,975. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on our Board of Directors. At December 31, 2006, the Note was completely repaid.

On August 18 2005, we issued a $221,000 non-interest bearing Convertible Promissory Note, due December 18, 2005 at a discount of $37,000, to eFund Capital Partners. The Note has a 0% interest rate. During the year ended December 31, 2005, $18,211 of this Note was repaid, and the balance was exchanged into a Convertible Debenture effective December 18, 2005. The balance at December 31, 2005 was zero. We issued 30,000 shares to eFund Capital Partners as an inducement to provide financing. The shares were valued at $19,125. At the time the Note was issued, Barrett Evans, the Managing Member of eFund Capital Partners, was on our Board of Directors. At December 31, 2006, the Note was completely repaid.

On August 18 2005, we issued a $84,000 non-interest bearing Convertible Promissory Note, due December 18, 2005 at a discount of $14,000, to Barrett Evans. The Note has a 0% interest rate. During the year ended December 31, 2005, none of this Note was repaid, and the balance was exchanged into a Convertible Debenture effective December 18, 2005. The balance at December 31, 2005 was zero. We issued 10,000 shares to Barrett Evans as an inducement to provide financing. At the time the Note was issued, Barrett Evans was on our Board of Directors. The shares were valued at $6,375. At December 31, 2006, the Note was completely repaid.

On September 16, 2005, we issued a $192,000 non-interest bearing Convertible Promissory Note, due March 15, 2006 at a discount of $32,000, to Dutchess Private Equities Fund, II, LP. The Note has a 0% interest rate. During the year ended December 31, 2005, $162,752 of this Note was repaid, and the balance at December 31, 2005 was $29,248. We issued 50,000 shares to Dutchess Private Equities Fund, II, LP as an inducement to provide financing. The shares were valued at $31,500. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on our Board of Directors. At December 31, 2006, the Note was completely repaid.

On September 30, 2005, we issued a $276,000 non-interest bearing Convertible Promissory Note, due March 30, 2006 at a discount of $46,000, to Dutchess Private Equities Fund, LP. The Note has a 0% interest rate. During the year ended December 31, 2005, none of this Note was repaid, and the balance at December 31, 2005 was $276,000. We issued 70,000 shares to Dutchess Private Equities Fund, LP as an inducement to provide financing. The shares were valued at $42,000. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on our Board of Directors. At December 31, 2006, the Note was completely repaid.

On October 11, 2005, we issued a $30,000 non-interest bearing Convertible Promissory Note, due April 11, 2006 at a discount of $5,000, to Dutchess Private Equities Fund, LP. The Note has a 0% interest rate. During the year ended December 31, 2005, none of this Note was repaid, and the balance December 31, 2005 was $30,000. We issued 8,000 shares to Dutchess Private Equities Fund, LP as an inducement to provide financing. The shares were valued at $5,000. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on our Board of Directors. At December 31, 2006, the Note was completely repaid.

Effective November 1, 2005, we agreed to issue a convertible debenture to eFund Capital Partners, in the amount of $180,000, at a discount of $176,200. The debenture has a 10% interest rate and is due and payable November 1, 2009. The debentures are convertible into shares of our common stock at a price equal to the lesser of; (i) seventy-five percent of the average of the closing bid price of the stock for the five days prior to conversion or (ii) the average of the closing bid price of the stock on the five days immediately preceding the date of the of debenture agreement. At the time the Note was issued, Barrett Evans, the Managing Member of eFund Capital Partners, was on our Board of Directors. At December 31, 2006, the debenture was completely repaid.

Effective December 15, 2005, we entered into a Convertible Debenture Exchange Agreement with Dutchess Private Equities Fund, II, LP and eFund Capital Partners to exchange the unpaid balance of promissory notes issued in 2005 worth $1,784,239 into 10%, 4-year term, Convertible Debentures. The debentures are convertible at the lesser of (i) seventy-five percent of the average of the lowest closing bid price during fifteen immediately preceding the conversion date or (ii) 100% of the average of the closing bid price of the stock for the twenty days immediately preceding the closing date of the debenture agreement. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on our Board of Directors. At December 31, 2006, the debenture was completely repaid.

On October 3, 2006 we acquired the assets of Interaccurate, Inc. including software, intellectual properties, and a Web hosting facility. Total consideration of $235,000 consisting of $176,239 in cash 42,266 shares of common stock. Our executives Michael Hill, Charlie Gugliuzza, and Ethan Brooks were parties to the transaction.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Bid and ask quotations for our common shares are routinely submitted by registered broker dealers who are members of the National Association of Securities Dealers on the NASD Over-the-Counter Electronic Bulletin Board. These quotations reflect inner-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid information for our shares for each quarter for the last two years, so far as information is reported, through the quarter ended December 31, 2006, as reported by the Bloomberg Financial Network, are as follows:

	High	Low
2005 FISCAL YEAR *
First Quarter	$1.93	$1.29
Second Quarter	$1.78	$1.35
Third Quarter	$1.27	$0.75
Fourth Quarter	$0.90	$0.16

2006 FISCAL YEAR
First Quarter	$0.40	$0.16
Second Quarter	$0.61	$0.21
Third Quarter	$1.44	$0.43
Fourth Quarter	$1.80	$0.97

*Price adjusted for 1:3 split on February 18, 2005

SHAREHOLDERS

As of December 31, 2006, there were approximately 132 holders of record of our common stock.

DIVIDEND POLICY

We have never declared a cash dividend on our common stock and our Board of Directors does not anticipate that we will pay cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will depend upon our financial condition, operating results, capital requirements, restrictions contained in our agreements and other factors which our Board of Directors deems relevant.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes securities authorized for issuance under equity compensation plans:

	Equity Compensation Plan Information
Plan Category	Number of shares of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c )
Equity compensation plans approved by security holders	0	0	0
Equity compensation plans not approved by security holders	7,733,634	$ 0.10	1,225,639
Total	7,733,634	$ 0.10	1,225,639

PURCHASES OF EQUITY SECURITIES BY THE SMALL BUSINESS ISSUER AND AFFILIATED PURCHASERS

The table below details our repurchases of common stock under the stock buyback program we announced on November 28, 2006. The table shows the number of shares purchased as of December 31, 2006. The program is in effect through December 31, 2007. Under the program we may buy back up to $2,000,000 of our common stock.
SMALL BUSINESS ISSUER'S PURCHASES OF EQUITY SECURITIES
Period	(a) Total Numbers of Shares Purchased	(b) Average Price Paid per Share	(c) Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	(d) Maximum Number (or Approximate Dollar Value) of Shares (or Units) that May Yet Be Purchased Under the Plans or Programs
October 1, 2006 through October 31, 2006	0	0	0	0
November 1, 2006 through November 30, 2006	0	0	0	0
December 1, 2006 through December 31, 2006	226,500	$1.50	226,500	$1,660,726
Total	226,500	$1.50	226,500	$1,660,726

EXECUTIVE COMPENSATION

The following table presents a summary of the compensation paid to our Chief Executive Officer, our Chief Financial Officer and our President, during the fiscal year ended December 31, 2006. Except as listed below, there are no bonuses, other annual compensation, restricted stock awards or stock options/SARs or any other compensation paid to the named executive officers.

Summary Compensation Table

Name and Principal	Year Ended December	Base Salary	Bonus	Stock Awards	Option Awards	Non-equity plan compensation	Non-qualified Deferred compensation Earnings	All Other Compensation	Dollar Value of total compensation for the covered fiscal year
Position	31,	$	$	$	$	$	$	$	$
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael Hill	2006	305,408	224,458	0	480,422 (1)(2)	0	0	24,600 (4)	1,034,888
Chief Executive Officer, Director	2005	164,308	124,116	0	0	0	0	0	288,424
Charlie Gugliuzza	2006	109,038	224,446	0	480,422 (1)(2)	0	0	25,241 (4)	839,147
President, Director
David Foucar	2006	69,000	17,316	0	210,015(1)(3)	0	0	17,500 (4)	313,831
Chief Financial Officer, Director

(1) The members of our Board of Directors received a Series D Preferred Stock Purchase Warrant for 1 share of our Series D Convertible Preferred Stock as compensation for serving as director.

(2) Mr. Hill and Mr. Gugliuzza received 12 shares of our Series D Preferred Stock as compensation for serving as Chief Executive Officer and President, respectively.

(3) Mr. Foucar received a one time stock option grant of 0.25% of the total number of shares outstanding as of June 13, 2006. The options vest over 24 months on a pro-rata basis.

(4) Includes $15,000 paid to each of our directors for expenses they incurred in performing their duties for the Board.

EXECUTIVE COMPENSATION NARRATIVE

On September 7, 2006, we entered into an employment agreement with our Chief Executive Officer, Michael Hill, whereby he receives an annual salary of $350,000. In addition, Mr. Hill will receive an annual bonus equal to 5% of our adjusted net profits. In the third quarter of 2006, Mr. Hill received 12 shares of our Series D Preferred Stock as compensation for serving as our Chief Executive Officer.

On September 7, 2006, our Board of Directors appointed Charlie Gugliuzza as our President. On September 1, 2006, we also entered into an employment agreement with Mr. Gugliuzza whereby he receives an annual salary of $350,000. In addition, Mr. Gugliuzza will receive an annual bonus equal to 5% of our adjusted net profits. In the third quarter of 2006, Mr. Gugliuzza received 12 shares of our Series D Preferred Stock as compensation for serving as our President.

On June 13, 2006, our Board of Directors appointed David Foucar as Chief Financial Officer. Under Mr. Foucar’s employment agreement he receives an annual salary of $130,000. In addition, he is eligible to receive an annual bonus of up to 20% of his annual salary. Mr. Foucar also received a one time stock option grant of 0.25% of the total number of shares outstanding as of June 13, 2006. The options vest over 24 months on a pro-rata basis.

Outstanding Equity Awards at Fiscal Year-End Table
	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Michael Hill	1,179,846	0	0	0	Jan. 1, 2010	0	0	0	0
Charlie Gugliuzza	1,179,846	0	0	0	Jan. 1, 2010	0	0	0	0
David Foucar	31,270	81,734	0	0	Jun. 13, 2010	0	0	0	0

DIRECTOR COMPENSATION

The following table presents a summary of the compensation paid to the members of our Board of Directors during the fiscal year ended December 31, 2006. Except as listed below, no other compensation was paid to our Directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-equity plan compensation	Non-qualified Deferred compensation Earnings	All Other Compensation	Total
	$	$	$	$	$	$	$
(a)	(b)	(c)	(d)	(g)	(h)	(i)	(j)
Michael Hill	15,000	187,566	0	0	0	0	202,566
Charlie Gugliuzza	15,000	187,566	0	0	0	0	202,566
David Foucar	15,000	187,566	0	0	0	0	202,566

DIRECTOR COMPENSATION AGREEMENT

Starting in 2006, our Directors receive $3,000 for each month of service. In addition, our Directors received one share of Series D Convertible Preferred Stock as compensation during the third quarter of 2006.

FINANCIAL STATEMENTS

JASPERS + HALL, PC
CERTIFIED PUBLIC ACCOUNTANTS

9175 E. KENYON AVENUE, SUITE 100
DENVER, CO 80237
303-796-0099

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Commerce Planet, Inc.
Goleta, California

We have reviewed the accompanying consolidated balance sheet of Commerce Planet, Inc. as of March 31, 2007, and the related consolidated statement of operations, stockholders' equity and cash flows for the three-month period then ended. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States). The review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States.

Jaspers + Hall, PC
Denver, CO
May 11, 2007

COMMERCE PLANET, INC.

CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2007 AND DECEMBER 31, 2006
Unaudited
	March 31	December 31
ASSETS	2007	2006
Current Assets
Cash	$5,415,874	$3,659,316
Accounts Receivable, net of allowances	2,061,925	1,567,526
Other Receivables	3,537,368	1,901,470
Deferred Tax Asset	2,219,183	-
Prepaid Expenses	2,833,346	2,347,181

Total Current Assets	16,067,696	9,475,493

Fixed Assets
Equipment	915,506	792,564
Furniture & Fixtures	117,321	101,091
Computers & Software	696,215	789,628
Leasehold Improvements	121,168	121,168

Total Fixed Assets	1,850,210	1,804,451
Accumulated Depreciation	(575,273)	(498,659)

Net Fixed Assets	1,274,937	1,305,792

Other Assets
Deposits	22,856	19,154
Long Term Investment	100,000
Other Assets	4,664	-

Total Other Assets	127,520	19,154

TOTAL ASSETS	$17,470,153	$10,800,439

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable and Accrued Expenses	$2,654,505	$2,459,372
Note Payable	40,300	69,681
Deferred Revenue	1,343,852	1,017,360
Income Tax Payable	2,174,593	-
Deferred Tax Liability	489,964	-

Total Current Liabilities	6,703,214	3,546,413

Total Long Term Liabilities	-	-

Total Liabilities	6,703,214	3,546,413

Equity
Series D Preferred stock, 100 authorized
shares at $0.001 par value, 15 shares issued
and 14 shares outstanding at March 31, 2007

Common stock, 100,000,000 shares authorized
shares at $0.001 par value, 49,879,252 shares issued and
outstanding at March 31, 2007, and 47,193,839 shares
issued and outstanding at December 31, 2006	49,879	47,420

Additional Paid in Capital	9,164,040	9,327,597
Deferred Compensation	-	-
Shares to be issued	48	-
Shares to be returned	-	(227)
Stock subscription receivable	-	-
Retained Earnings/(Accumulated deficit)	1,552,972	(2,120,764)

Total Equity	10,766,939	7,254,026

TOTAL LIABILITIES & EQUITY	$17,470,153	$10,800,439

See Accountant’s Review Report

COMMERCE PLANET, INC.

CONSOLIDATED INCOME STATEMENT
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
Unaudited
	Three Months Ended March 31
Revenue	2007	2006
Membership Revenue	$11,520,366	$3,307,623
Upsell Revenue	984,357	210,521
Lead Revenue	649,492	388,827
Fulfillment/Other Revenue	81,491	25,372

Total Revenue	13,235,726	3,932,343

Cost of Goods Sold	2,556,490	687,575

Gross Profit	10,679,236	3,244,768

Expense
Salaries and Personnel Related	1,616,629	533,213
Stock Compensation	238,022	185,000
Advertising	3,466,046	1,106,616
Other Expenses	1,273,331	885,352

Total Operating Expense	6,574,028	2,710,181

Net Ordinary Income	4,105,209	534,587

Other (Income)/Expense	(16,499)	340,207

Income/(Loss) before Income taxes	4,121,708	194,380

Provision for Income Taxes	447,972	-

Net Income/(Loss)	$3,673,736	$194,380

Basic Net Income/(Loss) Per Common Share	$0.08	$0.00

Diluted Net Income/(Loss) Per Common Share	$0.07	$0.00

Basic Weighted Average
Number of Common Shares	48,618,228	39,445,891

Diluted Weighted Average
Number of Common Shares	56,349,450	43,474,641

See Accountant’s Review Report

COMMERCE PLANET, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
Unaudited
	Three Months Ended March 31
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income/(Loss)	3,673,736	194,380

Adjustment to reconcile net loss to net cash
(used in) operating activities:
Stock issued for services		104,668
Depreciation and amortization	78,755	44,733
Allowance for doubtful accounts	213,989	12,500
Stock Compensation	238,022	185,000
Amortization of debt interest	-	214,278
Debt conversion feature expense	-	37,411

CHANGES IN OPERATING ASSETS/LIABILITIES
Accounts receivable	(604,774)	(170,779)
Other receivables	(1,680,093)
Other assets	(534,754)	(912,627)
Deferred revenue	326,492	582,983
Deferred tax asset	(2,219,183)
Accounts payable and accruals	160,321	396,783
Income tax payable	2,174,593
Deferred tax liability	489,964	-

NET CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES	2,316,068	689,285

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Fixed Assets	(45,699)	(11,425)
Long term investments	(100,000)
Acquired Assets	14,415	-

NET CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES	(131,284)	(11,425)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	-	68,000
Payments on Notes payable	(29,380)	(335,248)
Payment on long-term debt	-	(166,000)
Payment to reacquire stock	(483,606)	-
Issuance of Common Stock	84,760	191,900

NET CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES	(428,226)	(241,348)

NET INCREASE (DECREASE) IN CASH	1,756,558	436,512

CASH AT BEGINNING OF PERIOD	3,659,316	253,856

CASH AT END OF PERIOD	5,415,874	690,368

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

Cash paid for interest	1,461	52,880

Cash paid for taxes	3,470	800

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS

Stock issued for services	-	104,668
Stock Compensation	238,022	185,000
	238,022	104,668

See Accountant’s Review Report

Commerce Planet
Consolidated Condensed Statement of Stockholders' Equity

	Preferred Stock		Common Stock
	Shares Issued	Par 0.001	Shares Issued	Par 0.001	Additional Paid in Capital	Shares to be Issued
BALANCE, December 31, 2005			39,094,633	$39,096	$8,230,224	$1,843
Beneficial Conversion					(799,780)
Exercise of Warrants			587,210	587	151,416

Conversion of convertible debentures			7,348,488	7,348	1,314,490
Shares returned to Company			(1,805,371)	(1,805)	-
Shares repurchased			(226,500)		(339,055)
Shares issued	15		78,750	78	36,280
Purchase Interaccurate			42,266	42	58,709
Issuance of stock for services			300,000	300	55,950
Employee stock, options, and warrants					619,363
Payment for stock subscription agreements						(1,843)
Stock Subscription agreements			1,774,363	1,774
Net Income
BALANCE, December 31, 2006	15	-	47,193,839	47,420	9,327,597	-

Exercise of Warrants			50000	50	59,662	48
Shares returned to Company				(227)
Shares repurchased			(294,500)	(294)	(483,311)
Employee stock, options, and warrants			2929913	2,930	260,091
Net Income
BALANCE, March 31, 2007	15	-	49,879,252	$49,879	$9,164,039	$48

See Accountant’s Review Report

Commerce Planet
Consolidated Condensed Statement of Stockholders' Equity

	Shares to be returned	Deferred Compensation	Stock Sub Receivable	Accumulated Deficit	Total S/E
BALANCE, December 31, 2005	$-1,805	$(71,853)	$(189,900)	$(10,861,869)	$(2,854,264)
Beneficial Conversion					(799,780)
Exercise of Warrants					152,003
Conversion of convertible debentures					1,321,838
Shares returned to Company	1,805				-
Shares repurchased	(227)				(339,282)
Shares issued					36,358
Purchase Interaccurate					58,751
Issuance of stock for services		71,853			128,103
Employee stock, options, and warrants					619,363
Payment for stock subscription agreements			189,900		188,057
Stock Subscription agreements					1,774
Net Income				8,741,105	8,741,105
BALANCE, December 31, 2006	(227)	-	-	(2,120,764)	7,254,026

Exercise of Warrants					59,760
Shares returned to Company	227				-
Shares repurchased					(483,605)
Employee stock, options, and warrants					263,002
Net Income				3,673,736	3,873,582
BALANCE, March 31, 2007	$-	$-	$-	$1,552,972	$10766938

See Accountant’s Review Report

COMMERCE PLANET, INC.
Notes to Financial Statements
March 31, 2007

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Utah Clay Technology, Inc. (the "Company"), a Utah corporation, was incorporated on March 1, 1994. On December 24, 2003, the Company entered into an Agreement and Plan of Reorganization with NeWave, Inc. a Nevada corporation, pursuant to which the Company agreed that NeWave, Inc. would become the wholly-owned subsidiary subject to the parties to the Agreement meeting certain conditions. The parties to the Agreement satisfied the required conditions to close on January 15, 2004, including transfer of all funds. On January 15, 2004, all outstanding shares of Utah Clay Technology, Inc. common stock were acquired by NeWave, Inc. The purchase price consisted of $150,000 and the assumption of $165,000 in convertible debt for 576,968 shares of NeWave, Inc. dba Onlinesupplier.com's common stock. Although from a legal perspective, NeWave, Inc. acquired NeWave dba Onlinesupplier.com, the transaction is viewed as a recapitalization of NeWave dba Onlinesupplier.com accompanied by an issuance of stock by NeWave dba Onlinesupplier.com for the net assets of NeWave, Inc. This is because NeWave, Inc. did not have operations immediately prior to the transaction, and following the reorganization, NeWave dba Onlinesupplier.com was the operating company. Effective February 11, 2004 the Company changed its name from Utah Clay Technology, Inc. to NeWave, Inc.

On June 1, 2006, the Company acquired all of the assets, both fixed and intangible, of Onesource Imaging, a California corporation. The assets were acquired in exchange for our assumption of certain liabilities totaling $52,747. On June 20, 2006, the Company established three wholly-owned subsidiaries, OS Imaging, Inc., Legacy Media, Inc., and Consumer Loyalty Group, Inc. to support its growth and develop new customer relationships. Effective June 22, 2006, the Company changed its name from NeWave, Inc. to Commerce Planet, Inc. On October 3, 2006, the Company acquired the assets of Interaccurate, Inc. including software, intellectual properties, and a web hosting facility for $176,239 in cash and 42,266 shares of common stock. On October 11, 2006 the Company’s subsidiary, Consumer Loyalty Group, executed an agreement with Datascension, Inc., an unrelated party, to establish a Costa Rican call center. The call center began operations on November 27, 2006.

Commerce Planet, through its wholly-owned subsidiaries, offers a comprehensive line of products and services at wholesale prices through its online club memberships as well as online tools and technology to create, manage, and maintain effective website solutions for eCommerce. Additionally, the Company provides businesses with lead generation and order acquisition services, graphic design, printing and fulfillment, as well as secure co-location and data hosting services.

Basis Of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

Reclassification Of Cost Of Sales And Operating Expenses

In the accompanying condensed statement of operations, all of the Company's operating expenses have been classified as cost of sales, salary expense, stock compensation, advertising expense, and other operating expense. This basis of presentation is different than in prior reports, and all prior period amounts have been changed to comply with the current period classification.

Consolidation of Financial Statements

The accompanying financial statements present results for Commerce Planet, Inc. and its wholly owned subsidiaries, Consumer Loyalty Group, Inc., Legacy Media, Inc., O S Imaging, Inc., and Intaccurate, Inc. on a consolidated basis. All inter-company sales and costs, and receivables and payables have been eliminated in the resulting financial statements.

Cash And Cash Equivalents

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Use Of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Company defers revenue based on its estimate of the timing of payments within a month, estimates the benefit period of memberships to defer direct-response advertising, identifies services prior to receipt of invoice for accrual purposes, and estimates the useful life of assets to calculate depreciation. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally three to seven years.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss).

Basic And Diluted Net Loss Per Share

Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock warrants and conversion of convertible shares of preferred stock . In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. At March 31, 2006, there were 4,028,750 warrants outstanding that were eligible for conversion into shares of the Company’s common stock. At March 31, 2007, the Company had 10,136,068 warrants and convertible preferred stock outstanding that were eligible for conversion into shares of the Company’s common stock.

Stock Based Compensation

The Company has adopted the use of Statement of financial accounting standards No. 123R , “Share-Based Payment”, (SFAS No. 123R)   This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost is recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.   This Statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and its related implementation guidance and eliminates the alternative to use Opinion 25’s intrinsic value method of accounting that was provided in Statement 123 as originally issued.  For public entities that file as small business issuers, implementation of these rules was required as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

During the three months ended March 31, 2007, the Company granted 437,102 options to purchase common stock under its employee stock option plan. The equivalent common share conversion for existing warrants to purchase convertible preferred shares and convertible preferred shares issued increased by 441,648 share equivalents based on conversion at 0.4167% of outstanding shares on the day of conversion. Additionally, 2,370,767 common shares were issued to the President of the Company to meet the requirements of his employment contract. The common shares issued to the President of the Company divest over twenty four months beginning on January 1, 2007, according to the terms of his contract, and must be returned or purchased should he terminate his employment during the divesting period. The strike prices on these issues range from $0.0 to $1.78 and each issue was accounted for in accordance with the provisions of SFAS No. 123R.

Fair Value Of Financial Instruments

Statement of financial accounting standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are considered a reasonable estimate of fair value.

Comprehensive Income

Statement of financial accounting standards No. 130, "Reporting Comprehensive Income", (SFAS No. 130), establishes standards for reporting and displaying comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity, except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company adopted this standard in 1998 and the implementation of this standard did not have a material impact on its financial statements.

Accounts Receivable

The Company maintains an allowance for doubtful accounts for estimated losses that may arise if any of its customers are unable to make required payments. Management specifically analyzes the age of customer balances, historical bad debt experience, customer credit-worthiness, and changes in customer payments terms when making estimates of the uncollectibility of the Company's trade accounts receivable balances. If the Company determines that the financial conditions of any of its customers deteriorated, whether due to customer specific or general economic issues, an increase in the allowance will be made. Accounts receivable are written off when all collection attempts have failed.

Inventory

The Company does not carry product inventories. Wholesale goods purchased for individual resale are drop shipped by third party suppliers. Marketing materials and other supplies which are kept on hand are generally expensed as purchased.

Revenue Recognition

The Company has eight revenue streams:

- Charging its members a monthly fee for the tools and services needed to create and run a successful Internet auction business.

- Offering its customers access to coaching services provided through a third party arrangement with 20-20 Advisors for a monthly fee. The Company began to offer this service in February 2005.

- Offering its customers access to discounted value-added services such as: prescription drug plans, roadside assistance, tax and legal services, real estate listing services, and discounted entertainment packages for a monthly fee. These services are currently offered to its customers through third party arrangements with suppliers such as My Computer Club, Inc., West, Inc. and InQ.

- Product sales via its website.

- Providing its customer information to third parties who compensate the Company with a fee for each customer’s contact information acquired, or by sharing the revenues generated from contacting the Company’s customer. Revenues generated by the sale of the Company’s customer information have been related to offers made to customers in a wide variety of industries. Revenues generated from sharing arrangements have primarily been related to the sale of extended business coaching products and services.

- Providing businesses with graphic design and printing services, data merge, mailing and finishing.

- Offering clients fulfillment services including: assembly, pick and pack, mailing, and warehousing and inventory management services.

- Design and implementation of cutting-edge technology for secure electronic payment modules, advanced content search tools, and secure data hosting.

The Company does not provide multiple deliverables to its customers as described in EITF 00-21. Instead, the Company generally uses one revenue stream to develop potential revenues from another source, not from the same source. As such, the Company does not anticipate that the adoption of EITF 00-21 has a material effect on the financial statements.

The Company's revenues earned from membership setup fees and monthly charges are recorded when the credit card transaction is processed and the Company has received confirmation that the credit card processing has been successful. The Company does not recognize the revenues earned related to membership fees charged to credit cards until the collection of the revenue is assured. This is due to the uncertainty surrounding the credit card transactions. Current terms of the onlinesupplier.com membership agreement stipulate that the customer pays a nonrefundable fee between $1.85 and $9.95 to set up an account. The customer then has a fourteen day period to review the Company's offerings. If the customer does not cancel the service within the fourteen day window, a charge of between $29.95 and $59.95 is billed to the customer's credit card on a monthly basis. The membership terms are agreed to under a negative option and the Company will continue to bill the customer on a monthly basis until they cancel their account.

The Company initiates the sale of products for its affiliates during the process of selling the Company's own products, normally when an individual accesses our internet home page or calls the Company's sales or customer service department. The Company's internal system maintains records of each sale of an affiliate's product. The affiliate completes the sales process by fulfilling the particular product. Payments are forwarded to the Company, plus or minus two percent of actual billings, when the affiliate has completed the fulfillment of their product and has approved the cross selling revenue due to the Company. On a historical basis, the Company’s affiliates have generally approved all sales initiated by the Company. The Company recognizes cross selling revenues once it has reconciled its internal records of cross selling sales with the affiliate's records. The Company has several contracts with affiliates. The terms of each contract are varied but in most cases, a minimum/flat amount of revenue is earned per sale based on a certain volume being reached.

The Company generates leads for Applied Merchant as potential customers of the Company contact the Company's customer service department. The Company can not reasonably determine the actual incremental cost incurred in the process of generating each telephone call from a potential customer. Therefore costs are expensed as incurred.

The Company recognizes income when the products are received by the customer. The Company applies the provisions of SEC Staff Accounting Bulletin ("SAB") No.104, "Revenue Recognition in Financial Statements" which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for the disclosure of revenue recognition policies. The Company's revenue recognition policy for sale of products is in compliance with SAB No. 104. Revenue from the sale of products is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed and collectibility is reasonably assured. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations. The Company accounts for sales returns related to product sales on an individual basis, as they occur. Sales returns related to product sales have not been significant in the past.

Advertising Costs

The Company expenses the media costs of advertising the first time the advertising takes place, except for direct-response advertising that is contracted with its advertising partners on a cost per customer acquired basis, which is capitalized and amortized over its expected period of future benefits. Direct-response advertising consists primarily of on line advertising that include reference codes that are used for purchasing the Company’s products and services. The capitalized costs of the advertising are amortized over the three-month period following the receipt of a trial order for the Company’s products and services. At March 31, 2007, and March 31, 2006, capitalized direct-response advertising costs of $2,387,623 and $890,806, respectively, were included in "Prepaid Expenses" in the accompanying Balance Sheets. Advertising expense was $3,466,046 for the three months ended March 31, 2007 and $1,106,616 for the same period in 2006.

Discontinued Operations

During 2005, the Company determined to cease operations at Auction Liquidator, Inc. and Discount Online Warehouse in order to focus its efforts and resources on Onlinesupplier.com. Discontinued operations did not have a material effect on the Company’s financial statements for the period ended March 31, 2007.

NOTE 2 - FEDERAL INCOME TAXES

The Financial Accounting Standards Board (“FASB”) has issued Statement of Financial Accounting Standards Number 109 ("SFAS 109"). "Accounting for Income Taxes", which requires a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

Mar 31, 2007
Deferred tax assets
Net operating loss carryforwards	$1,393,643
Depreciation	825,541
Total deferred tax assets	2,219,184

Deferred tax liabilities
Stock based compensation	$479,133
Meals	10,831
Total deferred tax liabilities	489,964

Net deferred tax	$1,729,220

At March 31, 2007, the Company had net deferred tax of $1,729,220 for federal income tax purposes. Of this total $1,393,643 are net operating loss carryforwards which, if not utilized to offset taxable income, will begin to expire in 2025.

NOTE 3 - ACCOUNTS RECEIVABLE

As of March 31, 2007, accounts receivable consists of the following:

Mar 31, 2007
Accounts Receivable
Impact Legal	$313,963
Merchant Cards	1,147,323
Other Trade	925,735
Allowance for Doubtful Accounts	(325,096)

Total	$2,061,925

Merchant cards include multiple merchant card membership and sign-up transactions ranging from $1.00 to $59.95 that were billed but not settled at the end of the period. Other Trade are business partner receivables for upsell and lead sale revenues, excluding Impact Legal, none of which are material.

NOTE 4 - OTHER RECEIVABLES

As of March 31, 2007, other receivables consists of the following:

Mar 31, 2007
Other Receivables
Merchant Card Reserve	$3,758,480
Return Provision	(264,319)
Other	43,207

Total	$3,537,368

NOTE 5 - PREPAID EXPENSES

As of March 31, 2007, prepaid expenses consists of the following:

Mar 31, 2007
Prepaid Expenses
Deferred Advertising	$2,387,623
Insurance	161,890
Advertising	95,473
Other	188,360

Total	$2,833,346

NOTE 6 - ACCOUNTS PAYABLE & ACCRUED EXPENSES

As of March 31, 2007, accounts payable and accrued expenses consists of the following:

Mar 31, 2007
Accounts Payable and Accrued Expenses	$2,077,368
Accrued Payroll and Payroll Taxes	$577,137
Accrued Interest	-

Total	$2,654,505

NOTE 7 - NOTES PAYABLE

The Company established a Note Payable for the financing of its Directors and Officers Liability Insurance on November 1, 2006. At March 31, 2007 the Notes Payable balance was $40,300 which represents the Company’s entire debt. The total premiums for the policy are $120,088 and $88,875 which were financed after a down payment of $31,212. The balance was financed for 9 months at an annual interest rate of 9.75%.

NOTE 7 - CAPITAL STOCK

Preferred Stock

On August 3, 2006, the Company authorized 100 shares of preferred series “D” stock at par value of $0.001. Shares of preferred stock convert at 0.4167% of outstanding shares of common stock on the day of conversion. As of March 31, 2006, 14 preferred shares were outstanding as follows:

Michael Hill	7 shares
Charlie Gugliuzza	7 Shares

Common Stock

In January 2004, the Company increased the number of authorized shares of common stock to 300,000,000. The Company effectuated a 3 for 1 forward stock split on February 18, 2005. All shares have been stated to retroactively affect this reverse stock split.

During the three month period ended March 31, 2007, the following shares of common stock were issued / repurchased by the Company:

Name	Transaction Type	Date	Issued / (Repurchased)
Outstanding at 12/31/06			47,193,839
Commerce Planet	Shares Repurchased	01/02/07	(2,000)
Commerce Planet	Shares Repurchased	01/03/07	(15,000)
Affiliate	Warrant Exercise	01/09/07	50,000
Affiliate	Stock Award	02/16/07	2,370,767
Affiliate	Conversion of preferred stock	02/16/07	209,146
Affiliate	Warrant Exercise	02/16/07	100,000
Affiliate	Warrant Exercise	02/16/07	250,000
Commerce Planet	Shares Repurchased	03/09/07	(30,500)
Commerce Planet	Shares Repurchased	03/12/07	(20,000)
Commerce Planet	Shares Repurchased	03/14/07	(22,000)
Commerce Planet	Shares Repurchased	03/19/07	(54,500)
Commerce Planet	Shares Repurchased	03/20/07	(52,500)
Commerce Planet	Shares Repurchased	03/21/07	(11,000)
Commerce Planet	Shares Repurchased	03/27/07	(12,000)
Commerce Planet	Shares Repurchased	03/28/07	(33,000)
Commerce Planet	Shares Repurchased	03/29/07	(18,500)
Commerce Planet	Shares Repurchased	03/30/07	(23,500)
Oustanding at 03/31/07			49,879,252

During the three month period ended March 31, 2007, the Board of Directors approved the issuance of warrants to purchase an aggregate of 878,750 shares of the Company's common stock. Such warrants are exercisable at prices ranging from $0.01 to $2.15 per share, vest over periods up to 24 months, and expire at various times through March 2012. During the three month period ended March 31, 2007, 609,146 warrants and preferred shares were exercised or converted. The average remaining contractual life of all outstanding warrants and convertible stock is 3.5 years.

A summary of warrant activity for the three month period ending March 31, 2007, including preferred share equivalents, is as follows:

	Weighted Average		Weighted Average
	Issued	Price	Exercisable	Price

Outstanding, December 31, 2006	11,633,634	$0.49	9,996,722	$0.47

Granted	878,750	$1.59	742,492	1.11
Exercised	(609,146)	0.08	(609,146)	0.08
Outstanding, March 31, 2007	11,903,238	$0.59	10,136,068	$0.54

NOTE 8 - OTHER INCOME AND EXPENSE

For the three month period ending March 31, 2007, other income and expenses consists of the following:

March 31, 2007
Other Income/Expense
Other Income	(2,142)
Interest Income	(16,621)
Interest Expense	1,461
Other Expense	803
Other (Income)/Expense	(16,499)

NOTE 9 - LONG TERM INVESTMENTS

During the three month period ending March 31, 2007, the Company made an equity investment in the amount of $100,000 to purchase 1,424,501 shares of Series C Convertible Preferred Stock issued by Content Directions, Inc., D.B.A.Linkstorm. The purchased shares represent 2.4% of the total shares issued and outstanding.

NOTE 10 - COMMITMENTS & CONTINGENCIES

Commitments

Minimum future rental payments under non-cancelable operating leases as of March 31, 2007, for each of the next five years and in the aggregate are as follows:

2007	$214,355
2008	$293,229
2009	$120,976

Total	$628,560

The Company entered a two year cost plus agreement on October 11, 2006, with Datascension, Inc., an unrelated party, that enables Consumer Loyalty Group to operate a state of the art call center. The call center became operational on November 27, 2006 and is utilized to support Consumer Loyalty Group customer service and sales efforts at dramatically lowered costs in comparison to their U.S. based counterparts.

The Company’s bank deposits at Bank of America, First Republic Bank, and First Regional Bank all exceed the federally insured limit of $100,000.

JASPERS + HALL, PC
CERTIFIED PUBLIC ACCOUNTANTS
9175 Kenyon Avenue, Suite 100
Denver, CO 80237
303-796-0099

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Commerce Planet, Inc.

We have audited the accompanying consolidated balance sheet of Commerce Planet, Inc. as of December 31, 2006, and the related consolidated income statements, and the consolidated statements of cash flows and changes in stockholders' equity (deficit) for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Commerce Planet, Inc. at December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Jaspers + Hall, PC
Jaspers + Hall PC
February 28, 2007

COMMERCE PLANET, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2006 AND DECEMBER 31, 2005

	Year Ended December 31
	2006	2005
ASSETS
Current Assets
Cash	$3,659,316	$253,856
Accounts Receivable, net of allowances	1,567,526	251,419
Other Receivables	1,901,470	76,906
Prepaid Expenses	2,347,181	278,343
Inventory	-	2,590

Total Current Assets	9,475,493	863,114

Fixed Assets
Equipment	792,564	578,493
Furniture & Fixtures	101,091	75,627
Computers & Software	789,628	240,677
Leasehold Improvements	121,168	103,124

Total Fixed Assets	1,804,451	997,921
Accumulated Depreciation	(498,659)	(292,311)

Net Fixed Assets	1,305,792	705,610

Other Assets
Deposits	19,154	16,392

Total Other Assets	19,154	16,392

TOTAL ASSETS	$10,800,439	$1,622,116

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable and Accrued Expenses	$2,459,372	$723,364
Notes Payable	69,681	295,998
Deferred Revenue	1,017,360	336,001

Total Current Liabilities	3,546,413	1,355,363

Long Term Liabilities
Bank Loans	-	-
Convertible Debentures	-	3,084,017

Total Long Term Liabilities	-	3,084,017

Total Liabilities	3,546,413	4,476,380

Equity

Preferred stock, 100 shares authorized shares at $.001 par value, 15 shares issued and outstanding at December 31, 2006
Common stock, 100,000,000 shares authorized shares at $0.001 par value, 47,193,839 shares issued and outstanding at December 31, 2006, 39,094,633 shares issued and outstanding at December 31, 2005	47,420	39,096
Additional Paid in Capital	9,327,597	8,230,224
Deferred Compensation	-	(71,853)
Shares to be issued	-	1,843
Shares to be returned	(227)	(1,805)
Deferred Compensation	-	-
Stock subscription receivable	-	(189,900)
Accumulated deficit	(2,120,764)	(10,861,869)

Total Equity	7,254,026	(2,854,264)

TOTAL LIABILITIES & EQUITY	$10,800,439	$1,622,116

See accompanying notes to financial statements

COMMERCE PLANET, INC.
CONSOLIDATED INCOME STATEMENT
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Year Ended December 31
	2006	2005
Revenue
Membership Revenue	$22,410,394	$5,493,609
Upsell Revenue	2,598,936	415,592
Lead Revenue	1,211,526	991,058
Fulfillment/Other Revenue	1,267,278	440,140

Total Revenue	27,488,134	7,340,399

Cost of Goods Sold	4,375,761	1,744,865

Gross Profit	23,112,373	5,595,534

Expense
Salaries	3,120,927	3,179,427
Stock Compensation	619,363	305,687
Advertising	6,055,104	3,098,204
Other Expenses	4,119,808	3,647,676

Total Operating Expense	13,915,202	10,230,994

Net Ordinary Income	9,197,171	(4,635,460)

Other Income/Expense	456,066	1,630,464

Income/(Loss) before Income taxes	$8,741,105	$(6,265,924)

Provision for Income Taxes	-	-

Net Income/(Loss)	8,741,105	(6,265,924)

Basic Net Income/(Loss) Per Common Share	$0.20	$(0.17)

Diluted Net Income/(Loss) Per Common Share	$0.17	$(0.17)

Basic Weighted Average
Number of Common Shares	44,211,254	36,644,281

Diluted Weighted Average
Number of Common Shares	50,688,288	36,644,281

See accompanying notes to financial statements

COMMERCE PLANET, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Year Ended December 31
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income/(Loss)	8,741,105	(6,265,924)

Adjustment to reconcile net loss to net cash
(used in) operating activities:
Stock issued for services	128,103	563,647
Write-off of Inventory	2,590
Depreciation and amortization	206,348	173,609
Allowance for Doubtful Accounts	96,675	50,000
Stock Compensation	619,363	341,238
Amortization of debt interest	1,014,353	630,865
Debt conversion feature expense	(837,191)	754,238
Debt inducement expense	37,411	322,535

CHANGES IN OPERATING ASSETS/LIABILITIES
Accounts receivable	(1,317,127)	(5,125)
Other receivables	(1,853,219)	724,865
Inventory		37,206
Other assets	(1,948,750)	(388,587)
Deposits	(2,763)	49,848
Deferred Revenue	681,360	265,438
Accounts payable and accruals	1,770,254	268,373

NET CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES	7,338,512	(2,477,774)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Fixed Assets	(563,586)	(456,399)
Acquired Assets	(159,446)

NET CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES	(723,032)	(456,399)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment for acquisition of Utah Clay Technology		-
Proceeds from line of credit	68,000	-
Payments on Notes payable	(292,655)	(115,356)
Payment on line of credit	(68,000)	-
Proceeds from notes payable - related parties		2,786,800
Conversions and refinancings on notes payable - related parties		(1,099,004)
Proceeds from notes payable & debentures
Payment on long-term debt	(2,901,595)
Payment to reacquire stock	(339,282)
Payments on bank borrowings	(54,748)
Issuance of Common Stock	378,260	1,405,228

NET CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES	(3,210,020)	2,977,668

NET INCREASE (DECREASE) IN CASH	3,405,460	43,495

CASH AT BEGINNING OF PERIOD	253,856	210,361

CASH AT END OF PERIOD	3,659,316	253,856

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

Cash paid for interest	1,318,076	92,636

Cash paid for taxes	800	800

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS

Stock issued for services	128,103	563,647
Stock Compensation	619,363	341,238
	747,466	904,885

See accompanying notes to financial statements

Commerce Planet
Consolidated Condensed Statement of Stockholders' Equity (Deficit) - Common Stock
For the years ended December 31, 2006 and 2005

	Preferred Stock		Common Stock		Additional
	Shares	Par	Shares	Par	Paid in	Shares to
	Issued	.001	Issued	.001	Capital	be Issued

BALANCE, December 31, 2004			$33,885,117	$33,891	$4,844,384	$1,473
Issuance of stock for equity line			1,550,000	1,544	(1,165)
Issuance of stock for inducement			808,500	810	322,135	(410)
Issuance of stock for cash			264,000	264		(264)
Beneficial Conversion					754,238
Exercise of Puts					1,348,696
Conversion on convertible debentures			66,516	67	56,472
Stock Issued for Services			1,100,000	1,100	436,000	(750)
Re-issuance of stock as registered			1,420,500	1,420
Issuance of stock warrants					341,238
Reduction in stock subscription receivable, pre merger					(59,880)
Issuance of Stock Subscription Agreements					188,106	1,794
Net Loss for Period
BALANCE, December 31, 2005	-	-	39,094,633	39,096	8,230,224	1,843

Beneficial Conversion					(799,780)
Exercise of Warrants			587,210	587	151,416
Conversion of convertible debentures			7,348,488	7,348	1,314,490
Shares returned to Company			(1,805,371)	(1,805)	-
Shares repurchased			(226,500)		(339,055)
Shares issued	15		78,750	78	36,280
Purchase Interaccurate			42,266	42	58,709
Issuance of stock for services			300,000	300	55,950
Employee stock, options, and warrants					619,363
Payment for stock subscription agreements						(1,843)
Stock Subscription agreements			1,774,363	1,774
Net Income
BALANCE, December 31, 2006	15	-	$47,193,839	$47,420	$9,327,597	$-

See accompanying notes to financial statements

Commerce Planet
Consolidated Condensed Statement of Stockholders' Equity (Deficit) - Common Stock
For the years ended December 31, 2006 and 2005

	Shares to be returned	Deferred Compensation	Stock Sub Receivable	Accumulated Deficit	Total S/E

BALANCE, December 31, 2004	$-	$(199,150)	$(59,880)	$(4,595,945)	$24,773
Issuance of stock for equity line	(385)				(6)
Issuance of stock for inducement					322,535
Issuance of stock for cash					-
Beneficial Conversion					754,238
Exercise of Puts					1,348,696
Conversion on convertible debentures					56,539
Stock Issued for Services		127,297			563,647
Re-issuance of stock as registered	(1,420)				-
Issuance of stock warrants					341,238
Reduction in stock subscription receivable, pre merger			59,880		-
Issuance of Stock Subscription Agreements			(189,900)		-
Net Loss for Period				(6,265,924)	(6,265,924)
BALANCE, December 31, 2005	(1,805)	(71,853)	(189,900)	(10,861,869)	(2,854,264)

Beneficial Conversion					(799,780)
Exercise of Warrants					152,003
Conversion of convertible debentures					1,321,838
Shares returned to Company	1,805				-
Shares repurchased	(227)				(339,282)
Shares issued					36,358
Purchase Interaccurate					58,751
Issuance of stock for services		71,853			128,103
Employee stock, options, and warrants					619,363
Payment for stock subscription agreements			189,900		188,057
Stock Subscription agreements					1,774
Net Income				8,741,105	8,741,105
BALANCE, December 31, 2006	$(227)	$-	$-	$(2,120,764)	$7,254,026

See accompanying notes to financial statements

COMMERCE PLANET, Inc.
Notes to Financial Statements
December 31, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Utah Clay Technology, Inc. (the "Company"), a Utah corporation, was incorporated on March 1, 1994. On December 24, 2003, the Company entered into an Agreement and Plan of Reorganization with NeWave, Inc. a Nevada corporation, pursuant to which the Company agreed that NeWave, Inc. would become the wholly-owned subsidiary subject to the parties to the Agreement meeting certain conditions. The parties to the Agreement satisfied the required conditions to close on January 15, 2004, including transfer of all funds. On January 15, 2004, all outstanding shares of Utah Clay Technology, Inc. common stock were acquired by NeWave, Inc. The purchase price consisted of $150,000 and the assumption of $165,000 in convertible debt for 576,968 shares of NeWave, Inc. dba Onlinesupplier.com's common stock. Although from a legal perspective, NeWave, Inc. acquired NeWave dba Onlinesupplier.com, the transaction is viewed as a recapitalization of NeWave dba Onlinesupplier.com accompanied by an issuance of stock by NeWave dba Onlinesupplier.com for the net assets of NeWave, Inc. This is because NeWave, Inc. did not have operations immediately prior to the transaction, and following the reorganization, NeWave dba Onlinesupplier.com was the operating company. Effective February 11, 2004 the Company changed its name from Utah Clay Technology, Inc. to NeWave, Inc.

On June 1, 2006, the Company acquired all of the assets, both fixed and intangible, of Onesource Imaging, a California corporation. The assets were acquired in exchange for our assumption of certain liabilities totaling $52,747. On June 20, 2006 the Company established three wholly- owned subsidiaries, OS Imaging, Inc., Legacy Media, Inc., and Consumer Loyalty Group, Inc. to support our growth and develop new customer relationships. Effective June 22, 2006, the Company changed its name from NeWave, Inc. to Commerce Planet, Inc. On October 3, 2006, the Company acquired the assets of Interaccurate, Inc. including software, intellectual properties, and a web hosting facility for $176,239 in cash 42,266 shares of common stock. On October 11, 2006 the Company’s subsidiary, Consumer Loyalty Group, executed an agreement with Datascension, Inc., an unrelated party, to establish a Costa Rican call center. The call center began operations on November 27, 2006.

Commerce Planet, through its wholly-owned subsidiaries, offers a comprehensive line of products and services at wholesale prices through its online club memberships as well as online tools and technology to create, manage, and maintain effective website solutions for eCommerce. Additionally, the Company provides businesses with lead generation and order acquisition services, graphic design, printing and fulfillment, as well as secure co-location and data hosting services.

Basis Of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

Reclassification Of Cost Of Sales And Operating Expenses

In the accompanying condensed statement of operations, all of the Company's operating expenses have been classified as cost of sales, salary expense, stock compensation, advertising expense, and other operating expense. This basis of presentation is different than in prior reports, and all prior period amounts have been changed to comply with the current period classification.

Cash And Cash Equivalents

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Use Of Estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Company defers revenue based on its estimate of the timing of payments within a month, estimate the benefit period of memberships to defer direct-response advertising, identify services prior to receipt of invoice for accrual purposes, and estimate the useful life of assets to calculate depreciation. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, generally three to seven years.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss).

Basic And Diluted Net Loss Per Share

Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock warrants and conversion of convertible debt. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. At December 31, 2005, the total amount of outstanding convertible debentures was $4,203,698 which might be converted into 35,030,817 shares of the Company’s common stock, based on the closing price of its common shares on December 31, 2005. At December 31, 2005, there were 4,148,750 warrants outstanding that were eligible for conversion into shares of the Company’s common stock. All convertible debentures have been retired as of December 31, 2006, and the Company had 9,996,722 warrants outstanding that were eligible for conversion into shares of our common stock.

Stock Based Compensation
The Company has adopted the use of Statement of financial accounting standards No. 123R , “Share-Based Payment”, (SFAS No. 123R)   This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost is recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.   This Statement supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and its related implementation guidance and eliminates the alternative to use Opinion 25’s intrinsic value method of accounting that was provided in Statement 123 as originally issued.  For public entities that file as small business issuers, implementation of these rules was required as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

During the three months ended March 31, 2007, the Company granted 437,102 options to purchase common stock under its employee stock option plan. The equivalent common share conversion for existing warrants to purchase convertible preferred shares and convertible preferred shares issued increased by 441,648 share equivalents based on conversion at 0.4167% of outstanding shares on the day of conversion. Additionally, 2,370,767 common shares were issued to the President of the Company to meet the requirements of his employment contract. The common shares issued to the President of the Company divest over twenty four months beginning on January 1, 2007, according to the terms of his contract, and must be returned or purchased should he terminate his employment during the divesting period. The strike prices on these issues range from $0.0 to $1.78 and each issue was accounted for in accordance with the provisions of SFAS No. 123R.

Fair Value Of Financial Instruments

Statement of financial accounting standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimated of fair value.

Comprehensive Income

Statement of financial accounting standards No. 130, "Reporting Comprehensive Income", (SFAS No. 130), establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity, except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statements that is displayed with the same prominence as other financial statements. The Company adopted this standard in 1998 and the implementation of this standard did not have a material impact on its financial statements.

Accounts Receivable

The Company maintains an allowance for doubtful accounts for estimated losses that may arise if any of its customers are unable to make required payments. Management specifically analyzes the age of customer balances, historical bad debt experience, customer credit-worthiness, and changes in customer payments terms when making estimates of the uncollectibility of the Company's trade accounts receivable balances. If the Company determines that the financial conditions of any of its customers deteriorated, whether due to customer specific or general economic issues, an increase in the allowance will be made. Accounts receivable are written off when all collection attempts have failed.

Inventory

The Company does not carry product inventories. Wholesale goods purchased for individual resale are drop shipped by third party suppliers. Marketing materials and other supplies which are kept on hand are generally expensed as purchased. The Company wrote-off minor amounts of inventory in conjunction with discontinued operations during the year ended December 31, 2006.

Revenue Recognition

The Company has eight revenue streams:

-	Charging our members a monthly fee for the tools and services needed to create and run a successful internet auction business.
-	Offering the Company’s customers access to coaching services provided through a third party arrangement with 20-20 Advisors for a monthly fee. The Company began to offer this service in February 2005.
-
Offering the Company’s customers access to discounted value-added services such as: prescription drug plans, roadside assistance, tax and legal services, real estate listing services, and discounted entertainment packages for a monthly fee. These services are currently offered to the Company’s customers through third party arrangements with suppliers such as My Computer Club, Inc., West, Inc. and InQ.

-	Product sales via our website.
-
Providing the Company’s information to third parties who compensate the Company with a fee for each customer contact information acquired, or by sharing the revenues generated from contacting our customer. Revenues generated by the sale of the Company’s customer information have been related to offers made to customers in a wide variety of industries. Revenues generated from sharing arrangements have primarily been related to the sale of extended business coaching products and services.

-	Providing businesses with graphic design and printing services, data merge, mailing and finishing.
-	Offering clients fulfillment services including: assembly; pick and pack; mailing; and warehousing and inventory management services.
-	Design and implementation of cutting-edge technology for secure electronic payment modules, advanced content search tools, and secure data hosting.

The Company does not provide multiple deliverables to its customers as described in EITF 00-21. Instead, the Company generally uses one revenue stream to develop potential revenues from another source, not from the same source. As such, the Company does not anticipate that the adoption of EITF 00-21 has a material effect on the financial statements.

The Company's revenues earned from membership setup fees and monthly charges are recorded when the credit card transaction is processed and the Company has received confirmation that the credit card processing has been successful. The Company does not recognize the revenues earned related to membership fees charged to credit cards until the collection of the revenue is assured. This is due to the uncertainty surrounding the credit card transactions. Current terms of the onlinesupplier.com membership agreement stipulate that the customer pays a nonrefundable fee between $1.85 and $9.95 fee to set up an account. The customer then has a fourteen day period to review the Company's offerings. If the customer does not cancel the service within the fourteen day window, a charge between $29.95 and $59.95 is billed to the customer's credit card on a monthly basis. The membership terms are agreed to under a negative option and we will continue to bill the customer on a monthly basis until they cancel their account. The Company initiates the sale of products for its affiliates during the process of selling the Company's own products, normally when an individual accesses our internet home page or calls the Company's sales or customer service department. The Company's internal system maintains records of each sale of an affiliate's product. The affiliate completes the sales process by fulfilling the particular product. Payments are forwarded to the Company, plus or minus two percent of actual billings, when the affiliate has completed the fulfillment of their product and has approved the cross selling revenue due to the Company. The Company notes that on a historical basis, its affiliates have generally approved all sales initiated by the Company. The Company recognizes cross selling revenues once it has reconciled its internal records of cross selling sales with the affiliate's records. The Company has several contracts with affiliates. The terms of each contract are varied but in most cases, a minimum/flat amount of revenue is earned per sale based on a certain volume being reached.

The Company generates leads for Applied Merchant as potential customers of the Company contact the Company's customer service department. The Company can not reasonably determine the actual incremental cost incurred in the process of generating each telephone call from a potential customer. Therefore costs are expensed as incurred.

The Company recognizes income when the products are received by the customer. The Company applies the provisions of SEC Staff Accounting Bulletin ("SAB") No.104, "Revenue Recognition in Financial Statements" which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for the disclosure of revenue recognition policies. The Company's revenue recognition policy for sale of products is in compliance with SAB No. 104. Revenue from the sale of products is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed and collectibility is reasonably assured. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations. The Company accounts for sales returns related to product sales on an individual basis, as they occur. Sales returns related to product sales have not been significant in the past.

Advertising Costs

The Company expenses the media costs of advertising the first time the advertising takes place, except for direct-response advertising that is contracted with its advertising partners on a cost per customer acquired basis, which is capitalized and amortized over its expected period of future benefits. Direct-response advertising consists primarily of on line advertising that include reference codes that are used for purchasing the Company’s products and services. The capitalized costs of the advertising are amortized over the three-month period following the receipt of a trial order for the Company’s products and services. At December 31, 2006, and December 31, 2005, capitalized direct-response advertising costs of $1,962,466 and $159,182, respectively, were included in "Prepaid Expenses" in the accompanying Balance Sheets. Advertising expense was $6,055,104 in 2006 and $3,098,204 in 2005.

Discontinued Operations

During 2005, the Company decided to cease operations at Auction Liquidator, Inc. and Discount Online Warehouse in order to focus its efforts and resources on Onlinesupplier.com. Discontinued operations did not have a material effect on the Company’s financial statements for the year ended December 31, 2006.

NOTE 2 - FEDERAL INCOME TAXES

The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards Number 109 ("SFAS 109"). "Accounting for Income Taxes", which requires a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

	Year Ended December 31
	2006	2005
Deferred tax assets
Net operating loss carryforwards	$2,920,118	$13,455,180
Valuation allowance	(2,920,118)	(13,455,180)

Net deferred tax assets	$-	$-

At December 31, 2006, the Company had net operating loss carryforwards of approximately $4,714,075 for federal income tax purposes. These carryforwards if not utilized to offset taxable income will begin to expire in 2025.

NOTE 3 - ACCOUNTS RECEIVABLE

As of December 31, 2006, and December 31, 2005 accounts receivable, consists of the following:

	Year Ended December 31
	2006	2005
Accounts Receivable
Impact Legal	$313,963	$284,482
Cutting Edge	343,221	-
Platinum Values	-	72,256
Misc	1,109,853	159,681
Allowance for Doubtful Accounts	(199,511)	(265,000)

Total	$1,567,526	$251,419

Miscellaneous receivables consist of multiple trade receivables, none of which are material.

NOTE 4 - OTHER RECEIVABLES

As of December 31, 2006, and December 31, 2005 other receivables, consists of the following

	Year Ended December 31
	2006	2005
Other Receivables
Merchant Card Reserve	$2,032,824	$110,244
Return Provision	(141,536)	(37,000)
Other	10,183	3,662

Total	$1,901,470	$76,906

NOTE 5 - PREPAID EXPENSES

As of December 31, 2006, and December 31, 2005 prepaid expenses, consists of the following:
	2006	2005
Prepaid Expenses
Deferred Advertising	$1,962,466	$159,182
Insurance	$189,138	$10,969
Other	195,577	108,192

Total	$2,347,181	$278,343

NOTE 6 - ACCOUNTS PAYABLE & ACCRUED EXPENSES

As of December 31, 2006, and December 31, 2005, accounts payable and accrued expenses, consists of the following:

	2006	2005
Accounts Payable and Accrued Expenses
Accounts Payable and Accrued Expenses	$1,804,979	$586,133
Accrued Payroll and Payroll Taxes	$654,393	$57,335
Accrued Interest	-	79,896

Total	$2,459,372	$723,364

NOTE 7 - NOTES PAYABLE - RELATED PARTIES AND OTHERS

Notes Payable

The Company established a Note Payable for the financing of its Directors and Officers Liability Insurance on November 1, 2006. At December 31, 2006, the Notes Payable balance was $69,681 which represents the company’s entire debt. The total premiums for the policy are $120,088 and $88,875 was finances after a down payment of $31,212. The balanced was financed for 9 months at an annual interest rate of 9.75%.

Notes Payable - Related Parties

At December 31, 2005, the Company had Notes Payable to two majority shareholders for $25,000 each for a total of $50,000. Each note is unsecured, due on demand, and bears interest at a rate of 6%. At December 31, 2006 the Notes Payable were completely repaid.

NOTE 8 - CONVERTIBLE DEBT

Convertible Debentures

On January 5, 2004, the Company issued $125,000 worth of 6%, 5-year Term, Convertible Debentures to a minority shareholder. At December 31, 2006 the debenture was completely repaid.

On January 5, 2004, the Company issued convertible debentures of $250,000 to Dutchess Private Equities Fund LP. The debentures convert on January 15, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of the Company’s common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 6% cumulative interest, payable in cash or stock at the Company’s option, at the time of conversion. At December 31, 2006, the debenture was completely repaid.

On January 19, 2004, the Company issued convertible debentures of $305,000 to eFund Capital Partners, LLC. The debentures convert on January 19, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of the Company’s common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 6% cumulative interest, payable in cash or stock at the Company’s option, at the time of conversion. At December 31, 2006, the debenture was completely repaid.

On January 25, 2004, the Company issued convertible debentures of $50,000 to Dutchess Private Equities Fund LP. The debentures convert on January 25, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of the Company’s common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 6% cumulative interest, payable in cash or stock at the Company’s option, at the time of conversion. At December 31, 2006, the debenture was completely repaid.

On January 25, 2004, the Company issued convertible debentures of $50,000 to eFund Capital Partners, LLC. The debentures convert on January 25, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of the Company’s common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 6% cumulative interest, payable in cash or stock at the Company’s option, at the time of conversion. At December 31, 2006, the debenture was completely repaid.

On March 3, 2004, the Company issued convertible debentures of $28,000 to Preston Capital Partners, LLC. The debentures convert on March 3, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of the Company’s common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 6% cumulative interest, payable in cash or stock at the Company’s option, at the time of conversion. At December 31, 2006, the debenture was completely repaid.

On April 1, 2004, the Company issued convertible debentures of $90,000 to Dutchess Private Equities Fund, II. The debentures convert on April 1, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of the Company’s common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at the Company’s option, at the time of conversion. The debenture was issued at a discount of $15,000. On July 9, 2004, the Company issued a warrant to Dutchess Private Equities Fund, II, to purchase 225,000 of the Company’s common shares at an exercise price at $1.42 per share. These warrants were valued at $49,612. At December 31, 2006, the debenture was completely repaid.

On April 1, 2004, the Company issued convertible debentures of $90,000 to eFund Capital Partners, LLC. The debentures convert on April 1, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of the Company’s common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at the Company’s option, at the time of conversion. The debenture was issued at a discount of $15,000. On April 2, 2004, the Company issued a warrant to eFund Capital Partners, LLC, to purchase 225,000 of the Company’s common shares at an exercise price at $1.42 per share. These warrants were valued at $49,612. At December 31, 2006, the debenture was completely repaid.

On May 5, 2004, the Company issued convertible debentures of $90,000 to Dutchess Private Equities Fund, II. The debentures convert on May 5, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of the Company’s common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at the Company’s option, at the time of conversion. The debenture was issued at a discount of $15,000. On July 9, 2004, the Company issued a warrant to Dutchess Private Equities Fund, II, to purchase 225,000 of the Company’s common shares at an exercise price at $1.42 per share. These warrants were valued at $65,098. At December 31, 2006, the debenture was completely repaid.

On May 5, 2004, the Company issued convertible debentures of $90,000 to eFund Capital Partners, LLC. The debentures convert on May 5, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of the Company’s common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at the Company’s option, at the time of conversion. The debenture was issued at a discount of $15,000. On April 2, 2004, the Company issued a warrant to eFund Capital Partners, LLC, to purchase 225,000 of the Company’s common shares at an exercise price at $1.42 per share. These warrants were valued at $65,098. At December 31, 2006, the debenture was completely repaid.

On July 9, 2004, the Company issued convertible debentures of $180,000 to Dutchess Private Equities Fund, II. The debentures convert on July 9, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of the Company’s common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at the Company’s option, at the time of conversion. The debenture was issued at a discount of $30,000. On July 9, 2004, the Company issued a warrant to Dutchess Private Equities Fund, II, to purchase 450,000 of the Company’s common shares at an exercise price at $1.17 per share. These warrants were valued at $127,126. At December 31, 2006, the debenture was completely repaid.

On August 15, 2004, the Company issued convertible debentures of $144,000 to Dutchess Private Equities Fund, II. The debentures convert on August 15, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of our common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at our option, at the time of conversion. This debenture was issued at a discount of $24,000. On August 18, 2004, we issued a warrant to Dutchess Private Equities Fund, II, to purchase 360,000 of our common shares at an exercise price at $1.03 per share. These warrants were valued at $74,843. At December 31, 2006 the debenture was completely repaid.

On August 15, 2004, the Company issued convertible debentures of $60,000 to eFund Small Cap Fund, LP. The debentures convert on August 15, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of the Company’s common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at the Company’s option, at the time of conversion. This debenture was issued at a discount of $10,000. On August 18, 2004, the Company issued a warrant to eFund Capital Partners, to purchase 150,000 of the Company’s common shares at an exercise price at $1.03 per share. These warrants were valued at $31,185. At December 31, 2006, the debenture was completely repaid.

On September 25, 2004, the Company issued convertible debentures of $222,000 to Dutchess Private Equities Fund. The debentures convert on September 25, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of the Company’s common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at the Company’s option, at the time of conversion. This debenture was issued at a discount of $37,000. On September 25, 2004, the Company issued a warrant to Dutchess Private Equities Fund, to purchase 540,000 of our common shares at an exercise price at $1.25 per share. These warrants were valued at $140,130. At December 31, 2006, the debenture was completely repaid.

On September 25, 2004, the Company issued convertible debentures of $60,000 to eFund Small Cap Fund, LP. The debentures convert on September 24, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of the Company’s common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at the Company’s option, at the time of conversion. This debenture was issued at a discount of $10,000. On September 25, 2004, the Company issued a warrant to eFund Capital Partners, to purchase 150,000 of the Company’s common shares at an exercise price at $1.25 per share. These warrants were valued at $37,873. At December 31, 2006, the debenture was completely repaid.

On October 25, 2004, the Company issued convertible debentures of $60,000 to Dutchess Private Equities Fund, II, LP. The debentures convert on October 25, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of the Company’s common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at the Company’s option, at the time of conversion. This debenture was issued at a discount of $10,000. On October 25, 2004, the Company issued a warrant to Dutchess Private Equities Fund, II, to purchase 150,000 of the Company’s common shares at an exercise price at $1.53 per share. These warrants were valued at $37,840. At December 31, 2006, the debenture was completely repaid.

On November 11, 2004, the Company issued convertible debentures of $162,000 to Dutchess Private Equities Fund, II, LP. The debentures convert on November 11, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of the Company’s common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at the Company’s option, at the time of conversion. This debenture was issued at a discount of $27,000. On November 11, 2004, the Company issued a warrant to Dutchess Private Equities Fund, II, to purchase 480,000 of the Company’s common shares at an exercise price at $1.25 per share. These warrants were valued at $168,254. At December 31, 2006, the debenture was completely repaid.

On December 28, 2004, the Company issued convertible debentures of $240,000 to Dutchess Private Equities Fund, II, LP. The debentures convert on December 28, 2009. The holder of the debentures can convert the face value of the debenture plus accrued interest into shares of the Company’s common stock at the lesser of (i) 75% of the lowest closing bid price during the 15 full trading days prior to the conversion date or (ii) 100% of the average of the five lowest closing bid prices for the 30 trading days immediately following the first reverse split in stock price. The convertible debentures shall pay 8% cumulative interest, payable in cash or stock at the Company’s option, at the time of conversion. This debenture was issued at a discount of $40,000. On December 28, 2004, the Company issued a warrant to Dutchess Private Equities Fund, II, to purchase 720,000 of the Company’s common shares at an exercise price at $1.25 per share. These warrants were valued at $200,010 At December 31, 2006, the debenture was completely repaid.

The Debentures pay six percent (6%) or eight percent (8%) cumulative interest, in cash or in shares of common stock, par value $0.001 per share, of the Company, at the Company's option, at the time of each conversion. The Company shall pay interest on the unpaid principal amount of this Debenture at the time of each conversion until the principal amount hereof is paid in full or has been converted. If the interest is to be paid in cash, the Company shall make such payment within five (5) business days of the date of conversion. If the interest is to be paid in Common Stock, said Common Stock shall be delivered to the Holder, or per Holder's instructions, within five (5) business days of the date of conversion. The Debentures are subject to automatic conversion at the end of five (5) years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in the agreement The principal amount of the Debentures are secured by shares pledged as collateral pursuant to the terms of a Security Agreement. These Debentures are full recourse loans being made by the Holder and the Company is liable for any deficiency. At December 31, 200,6 the debenture was completely repaid.

Effective November 1, 2005, the Company entered into a Convertible Debenture agreement with a majority shareholder to issue $180,000 worth of non-interest bearing, 5-year Term, Convertible Debentures at a discount of $178,200. The debentures are convertible into shares of the Company's common stock at a price equal to the lesser of; (i) 75% of the average of the closing bid price of the stock for the five days prior to conversion or (ii) the average of the closing bid price of the stock on the five (5) days immediately preceding the date of the of debenture agreement. At December 31, 2006, the debenture was completely repaid.

Effective December 18, 2005, the Company entered into a Convertible Debenture Exchange Agreement with majority shareholders to exchange the unpaid balance of promissory notes issued in 2005 worth $1,784,239 into 10%, 4-year term, Convertible Debentures. The debentures are convertible at the lesser of (i) 75% of the average of the lowest closing bid price during fifteen (15) immediately preceding the conversion date or (ii) 100% of the average of the closing bid price of the stock for the twenty (20) days immediately preceding the closing date of the debenture agreement. At December 31, 2006, the debenture was completely repaid.

Convertible Promissory Notes

On February 11, 2005, the Company issued a Note to Dutchess Private Equities Fund, II, in the amount of $360,000, at a discount of $60,000. The Note had a 0% interest rate. At December 31, 2006, Note was completely repaid.

On April 18, 2005, the Company issued a Note to Dutchess Private Equities Fund, II, in the amount of $132,000, at a discount of $22.000. The Note had a 0% interest rate. At December 31, 2006, the Note was completely repaid.

On April 18, 2005, the Company issued a Note to eFund Capital Partners, in the amount of $132,000, at a discount of $22,000. The Note had a 0% interest rate. At December 31, 2006, the Note was completely repaid.

On May 20, 2005, the Company issued a Note to Dutchess Private Equities Fund, II, in the amount of $402,750, at a discount of $52,750. The Note had a 0% interest rate and $112,500 was repaid prior to December 18, 2005. The remaining amount was exchanged into a four year, convertible debenture bearing interest of 10% effective December 18, 2005. At December 31, 2006, the Note was completely repaid.

On June 2, 2005, the Company issued a Note to Dutchess Private Equities Fund, II, in the amount of $540,000, at a discount of $80,000. The Note had a 0% interest rate and was exchanged into a four year, convertible debenture bearing interest of 10% effective December 18, 2005. At December 31, 2006, the Note was completely repaid.

On July 22, 2005, the Company issued a Note to Dutchess Private Equities Fund, II, in the amount of $258,000, at a discount of $33,000. The Note had a 0% interest rate and was exchanged into a four year, convertible debenture bearing interest of 10% effective December 18, 2005. At December 31, 2006, the Note was completely repaid.

On August 4, 2005, the Company issued a Note to Dutchess Private Equities Fund, II, in the amount of $162,000, at a discount of $17,000. The Note had a 0% interest rate and was exchanged into a four year, convertible debenture bearing interest of 10% effective December 18, 2005. At December 31, 2006, the Note was completely repaid.

On August 17, 2005, the Company issued a Note to Dutchess Private Equities Fund, II, in the amount of $247,200, at a discount of $41,200. The Note had a 0% interest rate and was exchanged into a four year, convertible debenture bearing interest of 10% effective December 18, 2005. At December 31, 2006, the Note was completely repaid.

On August 18, 2005, the Company issued Notes to eFund, in the amount of $221,000, at a total discount of $37,000. The Notes had a 0% interest rate and $18,211 was repaid prior to December 18, 2005. The remaining outstanding amount was exchanged into a four year, convertible debenture bearing interest of 10% effective December 18, 2005. At December 31, 2006, the Note was completely repaid.

On August 18, 2005, the Company issued a Note to a majority shareholder, in the amount of $84,000, at a total discount of $14,000. The notes had a 0% interest rate and were exchanged into a four year, convertible debenture bearing interest of 10% effective December 18, 2005. At December 31, 2006, the promissory note was completely repaid.

On September 16, 2005, the Company issued a Note to Dutchess Private Equities Fund, L.P., in the amount of $192,000, at a discount of $32,000. The Note has a 0% interest rate and $162,752 was repaid during 2005, and the remaining $29,248 was outstanding at December 31, 2005. At December 31, 2006, the Note was completely repaid.

On September 30, 2005, the Company issued a Note to Dutchess Private Equities Fund, LP, in the amount of $276,000, at a discount of $46,000. The Note has a 0% interest rate and is due and payable on March 30, 2006. At December 31, 2006, the Note was completely repaid.

On October 11, 2005, the Company issued a Note to Dutchess Private Equities Fund, LP, in the amount of $30,000, at a discount of $5,000. The Note has a 0% interest rate. At December 31, 2006, the Note was completely repaid.

Effective December 18, 2005, the Company entered into a Convertible Debenture Exchange Agreement with majority shareholders to exchange the unpaid balance of Notes issued in 2005 worth $1,784,239 into 10%, 4-year term, Convertible Debentures.

Each of the Convertible Promissory Notes shall be paid in cash or in shares of common stock, par value $0.001 per share, of the Company, at the Company's option, at the time of each conversion. The Company shall pay interest on the unpaid principal amount of this Promissory Note at the time of each conversion until the principal amount hereof is paid in full or has been converted. If the interest is to be paid in cash, the Company shall make such payment within five (5) business days of the date of conversion. If the interest is to be paid in Common Stock, said Common Stock shall be delivered to the Holder, or per Holder's instructions, within five (5) business days of the date of conversion. The Promissory Notes are subject to automatic conversion at the maturity date at which time all Promissory Notes outstanding will be automatically converted based upon the formula set forth in the agreement. At December 31, 2006 the Note was completely repaid.

NOTE 9 - CAPITAL STOCK

Preferred Stock

On August 3, 2006, the Company authorized 100 shares of preferred series “D” stock at par value of $0.001. Shares of preferred stock convert at 0.4167% of outstanding shares of common stock on the day of conversion. As of December 31, 2006, 15 preferred shares were issued as follows:

Michael Hill	7 shares
Charlie Gugliuzza	7 Shares
David Foucar	1 Share

Common Stock

In January 2004, the Company increased the number of authorized shares of common stock to 300,000,000. The Company effectuated a 3 for 1 forward stock split on February 18, 2005. All shares have been stated to retroactively affect this reverse stock split.

During the year ended December 31, 2006, the following shares of common stock were issued by the Company:
Name	Transaction Type	Date	Issued
Oustanding at 12/31/05			39,094,633
Minority Shareholder	Stock Rescission	01/05/06	(340,500)
Preston Capital	Stock Rescission	01/05/06	(384,871)
Efund Capital Partners	Conversion of convertible debentures	01/13/06	100,000
Dutchess Equities Fund LP	Conversion of convertible debentures	01/13/06	300,000
Minority Shareholder	Conversion of convertible debentures	01/13/06	10,000

Minority Shareholder	Conversion of convertible debentures	01/19/06	10,000
Efund Capital Partners	Conversion of convertible debentures	01/19/06	150,000
Dutchess Equities Fund LP	Conversion of convertible debentures	01/19/06	287,801
Dutchess Equities Fund LP II	Conversion of convertible debentures	02/03/06	30,000
Efund Capital Partners	Conversion of convertible debentures	02/03/06	100,000
Minority Shareholder	Conversion of convertible debentures	02/03/06	9,000
Dutchess Equities Fund LP	Conversion of convertible debentures	02/22/06	37,800
Efund Capital Partners	Conversion of convertible debentures	03/07/06	500,000
Dutchess Equities Fund LP	Conversion of convertible debentures	03/10/06	84,750
Minority Shareholder	Conversion of convertible debentures	03/10/06	5,000
Dutchess Equities Fund LP	Conversion of convertible debentures	03/16/06	150,000
Minority Shareholder	Conversion of convertible debentures	03/16/06	10,000
Minority Shareholder	Warrant Exercise	03/16/06	120,000
Minority Shareholder	Conversion of convertible debentures	03/24/06	5,000
Dutchess Equities Fund LP	Conversion of convertible debentures	03/24/06	83,400
Minority Shareholders	Subscription Agreement 12/28/05	04/03/06	1,736,363
Dutchess	Subscription Agreement 12/28/05	04/03/06	8,000
Efund	Subscription Agreement 12/28/05	04/03/06	30,000
EFund Capital Partners	Conversion of convertible debentures	04/13/06	619,118
Efund Small Cap Fund	Conversion of convertible debentures	04/13/06	467,654
Minority Shareholder	Conversion of convertible debentures	04/25/06	171,500
Affiliate	Stock Rescission	05/04/06	(375,000)
Marketbyte LLC	Stock Rescission	05/04/06	(375,000)

Name	Transaction Type	Date	Issued
Luminary Ventures	Stock Rescission	05/04/06	(150,000)
Minority Shareholder	Stock Rescission	05/04/06	(75,000)
Pacific Shores	Stock Rescission	05/04/06	(75,000)
Minority Shareholder	Stock Rescission	05/04/06	(30,000)
Preston Capital Partners	Excecise Put	05/17/06	287,439
Minority Shareholder	Conversion of convertible debentures	05/17/06	449,500
Preston Capital Partners	Excecise Put	05/22/06	105,559
Preston Capital Partners	Excecise Put	05/31/06	74,212
Dutchess Private Equities II	Conversion of convertible debentures	06/01/06	150,000
Dutchess Private Equities II	Conversion of convertible debentures	06/02/06	300,000
Dutchess Private Equities II	Conversion of convertible debentures	06/06/06	257,915
Dutchess Private Equities	Conversion of convertible debentures	06/07/06	347,621
Dutchess Private Equities II	Conversion of convertible debentures	06/07/06	250,000
EFund Capital Partners	Conversion of convertible debentures	06/08/06	439,794
Dutchess Private Equities II	Conversion of convertible debentures	06/13/06	225,000
Dutchess Private Equities II	Conversion of convertible debentures	06/19/06	375,127
Dutchess Private Equities II	Conversion of convertible debentures	07/12/06	241,127
Dutchess Private Equities II	Conversion of convertible debentures	08/03/06	501,381
Ronald Feldman	Conversion of convertible debentures	08/10/06	480,000
Minority Shareholder	Conversion of convertible debentures	08/10/06	200,000

Seacoast Financial	Shares Issued for services	09/26/06	300,000
Interaccurate acquisition	Issued for Payment	10/31/06	42,266
Affiliate	Warrant Exercise	11/13/06	30,000
Commerce Planet	Shares Repurchased	12/01/06	(34,500)
Commerce Planet	Shares Repurchased	12/04/06	(15,000)
Commerce Planet	Shares Repurchased	12/05/06	(34,000)
Commerce Planet	Shares Repurchased	12/07/06	(15,000)
Commerce Planet	Shares Repurchased	12/08/06	(20,000)
Commerce Planet	Shares Repurchased	12/11/06	(13,000)
Commerce Planet	Shares Repurchased	12/12/06	(7,000)
Affiliate	Warrant Exercise	12/15/06	48,750
Commerce Planet	Shares Repurchased	12/19/06	(20,000)
Commerce Planet	Shares Repurchased	12/20/06	(32,500)
Commerce Planet	Shares Repurchased	12/28/06	(31,000)
Commerce Planet	Shares Repurchased	12/29/06	(4,500)
Oustanding at 12/31/06			47,193,839

During the years ended December 31, 2006, and December 31, 2005, the Board of Directors approved the issuance of warrants to purchase an aggregate of 3,274,327 shares of the Company's common stock. Such warrants are exercisable at prices ranging from $0.01 to $1.74 per share, vest over periods up to 24 months, and expire at various times through December 2010. 750,000 of the total warrants outstanding were cancelled and 198,750 were exercised. The average remaining contractual life of all outstanding warrants is 2.7 years.

A summary of warrant activity for 2006 and 2005, including preferred share equivalents, is as follows:

	Weighted Average
	Issued	Price	Exercisable	Price

Outstanding, December 31, 2004	4,020,000	$1.23	4,020,000	$1.23

Granted	878,750	$0.67
Exercised
Outstanding, December 31, 2005	4,898,750	$1.13	4,020,000	$1.23

Granted	7,733,634	$0.31	6,225,472	$0.03
Cancelled	(750,000)	$0.67
Exercised	(715,960)	$0.77	(715,960)	$0.77
Outstanding, December 31, 2004	11,166,424	$0.49	9,529,512	$0.47

NOTE 10 - OTHER INCOME AND EXPENSE

As of December 31, 2006, and December 31, 2005, other income and expenses, consists of the following:
	2006	2005
Other Income/Expense
Other Income	(30,080)	-
Beneficial Conversion Recovery	(837,191)	-
Interest Income	(50,331)	-
Interest Expense	1,373,668	1,630,464
Other Income/Expense	456,066	1,630,464

During the years ended December 31, 2005, and 2004, we incurred beneficial conversion expenses of $754,238 and $655,516, which are included in interest expense in the consolidated financial statements. During the year ended December 31, 2006, we retired all of our debt allowing us to recover $837,191 of the beneficial conversion expense taken in 2004 and 2005, which was included in other income.

NOTE 11 - FINANCIAL ACCOUNTING DEVELOPMENTS

Recently issued Accounting Pronouncements

In February 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This statement establishes new standards of how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 requires that an issuer classify a financial instrument that is within the scope of this statement as a liability because the financial instrument embodies an obligation of the issuer. This statement applies to certain forms of mandatory redeemable financial instruments including certain types of preferred stock, written put options and forward contracts. SFAS 150 did not materially effect the Company’s financial statements.

In December 2003, the FASB issued FASB Interpretation No. 146, (revised December 2003) "Consolidation of Variable Interest Entities" (FIN 146) which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN No. 146R replaces FASB Interpretation No. 146, "Consolidation of Variable Interest Entities", which was issued in January 2003. Companies are required to apply FIN No. 146R to variable interests in variable interest entities ("VIEs") created after December 31, 2003. For variable interest in VIEs created before January 1, 2004, the Interpretation is applied beginning January 1, 2005. For any VIEs that must be consolidated under FIN No. 146R that were created before January 1, 2004,the assets, liabilities and non-controlling interests of the VIE initially are measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change.

If determining the carrying amounts is not practicable, fair value at the date FIN No. 146R first applies may be used to measure the assets, liabilities and non-controlling interest of the VIE. The Company doe not have any interest in any VIE.

In March 2003, the FAS issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS 149 is effective for contracts entered into or modified after June 30, 2003. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 149 did not materially effect the Company’s financial statements.

In December 2004, the FASB issued SFAS No. 123(R)(revised 2004), "Share Based Payment" which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods after January 15, 2005. The new standard will require entities to expense employee stock options and other share-based payments. The new standard may be adopted in one of three ways - the modified prospective transition method, a variation of the modified prospective transition method or the modified retrospective transition method. The Company is to evaluate how it will adopt the standard and evaluate the effect that the adoption of SFAS 123(R) will have on our financial position and results of operations.

In November 2004, the FASB issued SFAS NO. 151, "Inventory Costs, an amendment of ARB No 43, Chapter 4". This statement amends the guidance in ARB No. 43, Chapter 4 Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling cost, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that, "under some circumstances, items such as idle facility expense, excessive spoilage, double freight and rehandling costs may be so abnormal as to require treatment as current period charges." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal". In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the prospectively and are effective for inventory costs incurred during fiscal years beginning after June 5, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The adoption of SFAS No. 151 is not expected to have a material impact on the Company's financial position and results of operations.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29. The guidance in APB Opinion 29, Accounting for Non-monetary Transactions, is based on the principle that exchange of non-monetary assets should be measured based on the fair value of assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for non-monetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on the Company's financial position and results of operations.

In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). FIN 47 provides guidance relating to the identification of and financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The Company will adopt FIN 47 beginning the first quarter of fiscal year 2006 and does not believe the adoption will have a material impact on its consolidated financial position or results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154") which replaces Accounting Principles Board Opinions No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements-An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and a correction of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by the Company in the first quarter of 2006. The Company is currently evaluating the effect that the adoption of SFAS 154 will have on its results of operations and financial condition but does not expect it to have a material impact.

In June 2005, the Emerging Issues Task Force, or EITF, reached a consensus on Issue 05-6, Determining the Amortization Period for Leasehold Improvements, which requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. EITF 05-6 is effective for periods beginning after July 1, 2005. We do not expect the provisions of this consensus to have a material impact on the financial position, results of operations or cash flows.

In February 2006, the amendment to FASB Statement No 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities was issued as SFAS 155, Accounting for Certain Hybrid Financial Instruments.

This Statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.

The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis. The Company is currently reviewing the effects of adoption of this Statement but it is not expected to have a material impact on our financial statements.

In March 2006 the amendment to FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities was issued as SFAS 156, Accounting for Servicing of Financial Assets.

This Statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations, requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits and entity to choose either the amortization method or the fair value measurement method for each class of separately recognized servicing assets and servicing liabilities. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. Adoption of this Statement is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material impact on our financial statements.

NOTE 12 - COMMITMENTS & CONTINGENCIES

Commitments

Minimum future rental payments under non-cancelable operating leases as of December 31, 2006, for each of the next five years and in the aggregate are as follows:

2007	$285,807
2008	$293,229
2009	$120,976

Total	$700,012

The Company entered a two year cost plus agreement on October 11, 2006, with Datascension, Inc., an unrelated party, that enables Consumer Loyalty Group to operate a state of the art call center. The call center became operational on November 27, 2006 and is utilized to support Consumer Loyalty Group customer service and sales efforts at dramatically lowered costs in comparison to their U.S. based counterparts.

The Company’s bank deposits at Bank of America, First Republic Bank, and First Regional Bank all exceed the federally insured limit of $100,000.

NOTE 13 - RELATED PARTY TRANSACTIONS

On February 11, 2005, the Company issued a Note to Dutchess Private Equities Fund, II, in the amount of $360,000, at a discount of $60,000. The Note has a 0% interest rate. During the year ended December 31, 2005, this Note was repaid, and the balance at December 31, 2005 was zero. We issued 37,500 shares to the Holder as an inducement to provide financing. The shares were valued at $40,219. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on the Company’s Board of Directors. At December 31, 2006 the Note was completely repaid.

In February 2005, the Company entered into a software agreement with Discount Solutions, Inc. to purchase certain software license rights to software that is used to provide web based stores to the Company’s customers. The Company agreed to purchase a perpetual license for use of the software of $52,500, and to compensate Discount Solutions $24,000 monthly for the full service hosting and maintenance of the Company’s customers' web stores. The Company’s Chief Executive Officer is a majority owner of Discount Solutions. This agreement automatically renews monthly unless notice is provided be either party. We intend to renegotiate and extend the terms of this agreement.

On April 18, 2005, the Company issued $132,000 of non-interest bearing Convertible Promissory Notes, due August 18, 2005 at a discount of $44,000, to eFund Capital Partners, LLC and Dutchess Private Equities Fund, II, LP. The Notes have a 0% interest rate. During the year ended December 31, 2005, this Note was repaid, and the balance at December 31, 2005 was zero. The Company issued 13,750 shares to eFund Capital Partners and Dutchess Private Equities Fund, II, LP as an inducement to provide financing. The shares were valued at $31,968. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on the Company’s Board of Directors. At the time the Note was issued, Barrett Evans, the Managing Member of eFund Capital Partners was on the Company’s Board of Directors. At December 31, 2006, the Note was completely repaid.

On May 20, 2005, the Company issued a $402,750 non-interest bearing Convertible Promissory Note, due December 20, 2005 at a discount of $52,750, to Dutchess Private Equities Fund, II, LP. The Note has a 0% interest rate. During the year ended December 31, 2005, $112,500 of this Note was repaid, and the balance was exchanged into a Convertible Debenture effective December 18, 2005. The balance at December 31, 2005 was zero. The Company issued 40,000 shares to Dutchess Private Equities Fund, II, LP as an inducement to provide financing. The shares were valued at $46,500. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on the Company’s Board of Directors. At December 31, 2006, the Note was completely repaid.

On June 2, 2005, the Company issued a $540,000 non-interest bearing Convertible Promissory Note, due December 20, 2005 at a discount of $80,000, to Dutchess Private Equities Fund, II, LP. The Note has a 0% interest rate. During the year ended December 31, 2005, none of this Note was repaid, and the balance was exchanged into a Convertible Debenture effective December 18, 2005. The balance at December 31, 2005, was zero. The Company issued 54,000 shares to Dutchess Private Equities Fund, II, LP as an inducement to provide financing. The shares were valued at $50,700. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on the Company’s Board of Directors. At December 31, 2006, the Note was completely repaid.

On July 22, 2005, the Company issued a $258,000 non-interest bearing Convertible Promissory Note, due December 22, 2005 at a discount of $33,000, to Dutchess Private Equities Fund, II, LP. The Note has a 0% interest rate. During the year ended December 31, 2005, none of this Note was repaid, and the balance was exchanged into a Convertible Debenture effective December 18, 2005. The balance at December 31, 2005 was zero. The Company issued 10,000 shares to Dutchess Private Equities Fund, II, LP as an inducement to provide financing. The shares were valued at $8,925. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on the Company’s Board of Directors. At December 31, 2006, the Note was completely repaid.

The Company awarded 750,000 warrants to its Chief Financial Officer upon his hiring during July 2005. 500,000 of the warrants vest one year after his date of hire, and 250,000 vest two years after his date of hire. 500,000 of the warrants are priced at $1.12 per share, and 250,000 are priced at $0.10 per share. The warrants have been cancelled.

On August 4, 2005, the Company issued a $162,000 non-interest bearing Convertible Promissory Note, due January 4, 2006 at a discount of $17,000, to Dutchess Private Equities Fund, II, LP. The Note has a 0% interest rate. During the year ended December 31, 2005, none of this Note was repaid, and the balance was exchanged into a Convertible Debenture effective December 18, 2005. The balance at December 31, 2005 was zero. The Company issued 25,000 shares to Dutchess Private Equities Fund, II, LP as an inducement to provide financing. The shares were valued at $15,937. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on the Company’s Board of Directors. At December 31, 2006, the Note was completely repaid.

On August 17, 2005, the Company issued a $247,200 non-interest bearing Convertible Promissory Note, due January 17, 2006 at a discount of $40,200, to Dutchess Private Equities Fund, II, LP. The Note has a 0% interest rate. During the year ended December 31, 2005, none of this Note was repaid, and the balance was exchanged into a Convertible Debenture effective December 18, 2005. The balance at December 31, 2005 was zero. The Company issued 37,000 shares to Dutchess Private Equities Fund, II, LP as an inducement to provide financing. The shares were valued at $24,975. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on the Company’s Board of Directors. At December 31, 2006, the Note was completely repaid.

On August 18 2005, the Company issued a $221,000 non-interest bearing Convertible Promissory Note, due December 18, 2005 at a discount of $37,000, to eFund Capital Partners. The Note has a 0% interest rate. During the year ended December 31, 2005, $18,211 of this Note was repaid, and the balance was exchanged into a Convertible Debenture effective December 18, 2005. The balance at December 31, 2005 was zero. The Company issued 30,000 shares to eFund Capital Partners as an inducement to provide financing. The shares were valued at $19,125. At the time the Note was issued, Barrett Evans, the Managing Member of eFund Capital Partners was on the Company’s Board of Directors. At December 31, 2006, the Note was completely repaid.

On August 18 2005, the Company issued a $84,000 non-interest bearing Convertible Promissory Note, due December 18, 2005 at a discount of $14,000, to Barrett Evans. The Note has a 0% interest rate. During the year ended December 31, 2005, none of this Note was repaid, and the balance was exchanged into a Convertible Debenture effective December 18, 2005. The balance at December 31, 2005 was zero. We issued 10,000 shares to Barrett Evans as an inducement to provide financing. The shares were valued at $6,375. At the time the Note was issued, Barrett Evans was on the Company’s Board of Directors. At December 31, 2006, the Note was completely repaid.

On September 16, 2005, the Company issued a $192,000 non-interest bearing Convertible Promissory Note, due March 15, 2006 at a discount of $32,000, to Dutchess Private Equities Fund, II, LP. The Note has a 0% interest rate. During the year ended December 31, 2005, $162,752 of this Note was repaid, and the balance at December 31, 2005 was $29,248. The Company issued 50,000 shares to Dutchess Private Equities Fund, II, LP as an inducement to provide financing. The shares were valued at $31,500. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on the Company’s Board of Directors. At December 31, 2006, the Note was completely repaid.

On September 30, 2005, the Company issued a $276,000 non-interest bearing Convertible Promissory Note, due March 30, 2006 at a discount of $46,000, to Dutchess Private Equities Fund, LP. The Note has a 0% interest rate. During the year ended December 31, 2005, none of this Note was repaid, and the balance at December 31, 2005 was $276,000. The Company issued 70,000 shares to Dutchess Private Equities Fund, LP as an inducement to provide financing. The shares were valued at $42,000. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on the Company’s Board of Directors. At December 31, 2006, the Note was completely repaid.

On October 11, 2005, the Company issued a $30,000 non-interest bearing Convertible Promissory Note, due April 11, 2006 at a discount of $5,000, to Dutchess Private Equities Fund, LP. The Note has a 0% interest rate. During the year ended December 31, 2005, none of this Note was repaid, and the balance December 31, 2005 was $30,000. The Company issued 8,000 shares to Dutchess Private Equities Fund, LP as an inducement to provide financing. The shares were valued at $5,000. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on the Company’s Board of Directors. At December 31, 2006, the Note was completely repaid.

Effective November 1, 2005, the Company agreed to issue a convertible debenture to eFund Capital Partners, in the amount of $180,000, at a discount of $176,200. The debenture has a 10% interest rate and is due and payable November 1, 2009. The debentures are convertible into shares of the Company’s common stock at a price equal to the lesser of; (i) 75% of the average of the closing bid price of the stock for the five days prior to conversion or (ii) the average of the closing bid price of the stock on the five days immediately preceding the date of the of debenture agreement. At the time the Note was issued, Barrett Evans, the Managing Member of eFund Capital Partners was on the Company’s Board of Directors. At December 31, 2006, the debenture was completely repaid.

Effective December 15, 2005, the Company entered into a Convertible Debenture Exchange Agreement with Dutchess Private Equities Fund, II, LP and eFund Capital Partners to exchange the unpaid balance of promissory notes issued in 2005 worth $1,784,239 into 10%, 4-year term, Convertible Debentures. The debentures are convertible at the lesser of (i) 75% of the average of the lowest closing bid price during fifteen immediately preceding the conversion date or (ii) 100% of the average of the closing bid price of the stock for the twenty days immediately preceding the closing date of the debenture agreement. At the time the Note was issued, Michael Novielli and Douglas Leighton, the Managing Members of Dutchess Capital Management, LLC and Theodore Smith, the Executive Vice President of Dutchess Capital Management were on the Company’s Board of Directors. At the time the Note was issued, Barrett Evans was on the Company’s Board of Directors. At December 31, 2006, the debentures were completely repaid.

The Convertible Promissory Notes shall be paid in cash or in shares of common stock, par value $0.001 per share, of the Company, at the Company's option, at the time of each conversion. The Company shall pay interest on the unpaid principal amount of this Promissory Note at the time of each conversion until the principal amount hereof is paid in full or has been converted. If the interest is to be paid in cash, the Company shall make such payment within five (5) business days of the date of conversion. If the interest is to be paid in Common Stock, said Common Stock shall be delivered to the Holder, or per Holder's instructions, within five (5) business days of the date of conversion. The Promissory Notes are subject to automatic conversion at the maturity date at which time all Promissory Notes outstanding will be automatically converted based upon the formula set forth in the agreement. At December 31, 2006 the debenture was completely repaid.

On October 3, 2006, the Company acquired the assets of Interaccurate, Inc. including software, intellectual properties, and a web hosting facility. Total consideration of $235,000 consisted of $176,239 in cash 42,266 shares of common stock. The Company’s executives Michael Hill, Charlie Gugliuzza, and Ethan Brooks were parties to the transaction.

NOTE 14 - SUBSEQUENT EVENTS

On November 27, 2006, the Board of Directors authorized the repurchase of its outstanding common stock through December 31, 2007 in the open market or in any private transaction, from time-to-time and in accordance with applicable laws, rules and regulations, subject to an aggregate purchase limit of $2,000 000.

On February 26, 2007, the Company filed Articles of Correction with the Utah Department of Commerce’s Division of Corporations which corrected an incorrect statement in the Articles of Incorporation relating to the conversion rate of the Company's Series D Convertible Preferred Stock.

On February 16, 2007, 3,037,500 shares of the Company’s common stock, par value $0.001 per share were sold to JLF Partners I, L.P., JLF Partners II, L.P. and JLF Offshore Fund, Ltd. The sale of the shares was made pursuant to a Securities Purchase Agreement, dated February 7, 2006. Shares held by Michael Hill, Charles Gugliuzza, David Foucar, Aaron Gravitz, Ethan Brooks and Miguel Angel Vazquez were sold for a purchase price of $1.90 per share, which represented a 10% discount to the average trailing 20 day closing bid price for the shares of the Common Stock.

In a separate transaction, on February 16, 2007, 1,800,000 shares of the Company’s Common Stock were sold to selected institutional investors. The sale of the shares was made pursuant to a Securities Purchase Agreement, dated February 12, 2006. Shares held by eFund Capital Partners were sold to institutional investors and were sold for a purchase price of $1.90 per share. Subsequent to this transaction, eFund will remain a major shareholder of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement.  For further information we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement.

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.